UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No.     )

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☐	Preliminary Proxy Statement

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☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to § 240.14a-12
AT&T Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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AT&T

2023

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS AND PROXY STATEMENT

To Our Stockholders

IT’S A PLEASURE TO INVITE YOU TO OUR 2023 ANNUAL MEETING OF STOCKHOLDERS. I HOPE YOU CAN JOIN US VIRTUALLY ON THURSDAY, MAY 18, 2023, AT 3:30 P.M. CENTRAL TIME.

Dear Stockholders:

It’s an honor to serve as chairman of AT&T’s Board of Directors and uphold our Company’s tradition of strong, efficient governance.

The Board is committed to representing your interests and ensuring AT&T invests in long-term growth initiatives that deliver the returns you expect. And the diversity of our experience and expertise enables us to achieve that as we help steer AT&T’s strategy and operations to create value for you.

Keeping you informed of our progress is incredibly important to us, and I hope you’ll join us for AT&T’s virtual Annual Meeting of Stockholders on Thursday, May 18. Thank you for continued confidence in AT&T.

Sincerely,

Bill Kennard

William E. Kennard INDEPENDENT CHAIRMAN OF THE BOARD

Dear Stockholders:

I look forward to discussing AT&T’s business momentum and outlook at our virtual 2023 Annual Meeting of Stockholders. Please join us at meetnow.global/ATT2023 on Thursday, May 18, starting at 3:30 p.m. Central time.

At the meeting, we’ll update you on our plans to continue connecting people to greater possibility through 5G and Fiber as we build on the strong results we delivered in 2022 against our business priorities.

We are laser-focused on delivering sustainable growth in 2023 and beyond to generate long-term value for our stockholders. On behalf of the Board and management team, thank you for your trust and support.

Sincerely,

John Stankey

April 3, 2023

John T. Stankey CHIEF EXECUTIVE OFFICER AND PRESIDENT

AT&T Inc. One AT&T Plaza Whitacre Tower 208 S. Akard Street Dallas, TX 75202

NOTICE OF 2023 ANNUAL MEETING OF STOCKHOLDERS

To the Holders of Common Stock of AT&T Inc.:

The 2023 Annual Meeting of Stockholders of AT&T Inc. will be conducted virtually on the Internet. There will be no in-person meeting.

When:	3:30 p.m. Central time Thursday, May 18, 2023

Web Address:	meetnow.global/ATT2023

The purpose of the annual meeting is to consider and act on the following:

1.	Election of Directors
2.	Ratification of Ernst & Young LLP as independent auditors
3.	Advisory approval of executive compensation
4.	Advisory approval of frequency of vote on executive compensation
5.	Any other business that may properly come before the meeting, including stockholder proposals

Holders of AT&T Inc. common stock of record at the close of business on March 20, 2023, are entitled to vote at the meeting and at any adjournment of the meeting.

By Order of the Board of Directors.

Stacey Maris

Senior Vice President - Deputy General Counsel

and Secretary

April 3, 2023

YOUR VOTE IS IMPORTANT

Please promptly sign, date and return your proxy card or voting instruction form, or submit your proxy and/or voting instructions by telephone or through the Internet so that a quorum may be represented at the meeting. Any person giving a proxy has the power to revoke it at any time, and stockholders who virtually attend the meeting may withdraw their proxies and vote electronically at the meeting.

ATTENDING THE MEETING

A Stockholder of Record or a Beneficial Stockholder may access the meeting at meetnow.global/ATT2023 by following the prompts, which will ask for the Stockholder’s control number, which is shown in a box on the Proxy Card or Notice of Internet Availability of Proxy Materials.

More information about accessing the meeting is provided on the next page.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE STOCKHOLDER MEETING TO BE HELD ON MAY 18, 2023:

The Proxy Statement and Annual Report to Stockholders are available at www.edocumentview.com/att

Attending the Meeting

The Record Date for AT&T’s 2023 Annual Meeting of Stockholders is March 20, 2023.

Stockholders of Record (shares are registered in your name)

If you were a Stockholder of Record of AT&T common stock at the close of business on the Record Date, you are eligible to attend the meeting, vote, change a prior vote, and submit questions. To access the meeting, visit meetnow.global/ATT2023 and follow the prompts, which will ask you to enter your control number. The control number is on your Proxy Card or, if applicable, shown in the Notice of Internet Availability of Proxy Materials.

Beneficial Stockholders (shares are held in the name of a bank, broker, or other institution)

If you were a beneficial stockholder of AT&T common stock as of the Record Date (i.e., you hold your shares through a broker or other intermediary), you may submit your voting instructions through your broker or other intermediary. To access the meeting, visit meetnow.global/ATT2023 and use your control number. You may vote your shares at the meeting or change a prior vote and submit questions. If you are a beneficial stockholder but do not have a control number, you may gain access to the meeting by contacting your broker or by following the instructions included with your proxy materials.

401(k) Plan Participants

If you are a participant in the AT&T Retirement Savings Plan, the AT&T Savings and Security Plan, the AT&T Puerto Rico Retirement Savings Plan, or the BellSouth Savings and Security Plan, and if you participated in the AT&T shares fund on the record date, you are eligible to listen to the meeting via the webcast and submit questions at the meeting. You may access the meeting and submit questions in the same manner as Stockholders of Record. Because plan participants may submit voting instructions only through the plan trustee or administrator, voting instructions must be submitted on or before May 15, 2023.

Guests

The meeting will also be available to the general public at the following link: meetnow.global/ATT2023. Please note that guests will not have the ability to ask questions or vote.

Asking Questions

If you are a Stockholder of Record, a Beneficial Stockholder, or 401(k) Plan Participant, you may submit questions in writing during the meeting through the meeting portal at meetnow.global/ATT2023 using your control number. In addition, you may submit questions beginning three days before the day of the meeting by going to meetnow.global/ATT2023. We will attempt to answer as many questions as we can during the meeting. Similar questions on the same topic will be answered as a group. Questions related to individual stockholders will be answered separately by our stockholder relations team. Our replies to questions of general interest, including those we are unable to address during the meeting, will be published on our Investor Relations website after the meeting.

Stockholder Proponents

Only stockholders who have submitted proposals pursuant to AT&T’s Bylaws may have a proposal submitted at the meeting. Unless otherwise determined by the Chairman of the meeting, each proponent will be permitted to pre-record the introduction of their proposal. The introduction must be relevant to the proposal and, of course, may not otherwise be inappropriate.

Control Number

Your control number appears on your Proxy Card, in our Notice of Internet Availability of Proxy Materials, or in the instructions that accompanied your proxy materials. If you do not have a control number, you may gain access to the meeting by contacting your broker or by following the instructions included with your proxy materials.

Technical Support

If you encounter any difficulties accessing the virtual meeting during the check-in or meeting time, please call the phone number displayed on the virtual meeting website on the meeting date.

Voting Results

The voting results of the Annual Meeting will be published no later than four business days after the Annual Meeting on a Form 8-K filed with the Securities and Exchange Commission, which will be available in the investor relations area of our website at investors.att.com.

Proxy Statement Summary This summary highlights information contained elsewhere in this Proxy Statement. Please read the entire Proxy Statement carefully before voting.

2023 ANNUAL MEETING INFORMATION

Time 3:30 p.m. Central time	Date Thursday May 18, 2023	Place meetnow.global/ATT2023

ATTENDING THE MEETING

You may access the meeting by going to meetnow.global/ATT2023 and following the prompts, which will ask you for your control number, on your Proxy Card or your Notice of

Internet Availability. If you do not have a control number, contact your broker for access or follow the instructions sent with your proxy materials.

AGENDA AND VOTING RECOMMENDATIONS

Management Proposals:	Board Recommendation	Page

1 - Election of Directors	FOR each nominee	3

2 - Ratification of Ernst & Young LLP as auditors for 2023	FOR	9

3 - Advisory Approval of Executive Compensation	FOR	9

4 - Advisory Approval of Frequency of Vote on Executive Compensation	FOR Every 1 Year	10

Stockholder Proposals:

5 - Independent Board Chairman	AGAINST	11

6 - Racial Equity Audit	AGAINST	13

CORPORATE GOVERNANCE HIGHLIGHTS

We are committed to strong corporate governance policies that promote the long-term interests of stockholders, strengthen Board and management accountability, and build on our environmental, social and governance leadership. The Corporate Governance section beginning on page 16 describes our governance framework, which includes the following highlights:

Independent Chairman

Nine Independent Director Nominees

Demonstrated Board refreshment and diversity

Independent Audit, Human Resources, and Governance and Policy Committees

Regular sessions of non-management Directors

Annual election of Directors by majority vote

Long-standing commitment to sustainability

Stockholder right to call special meetings

Clawback policy

Proxy Access

2023 PROXY	SUM1	AT&T INC.

2023 Proxy Statement Summary

DIRECTOR TENURE AND DIVERSITY

We are committed to strong corporate governance that directly aligns with our long-term strategy. Since 2012, the Board has undergone a meaningful, deliberate shift, adding eleven new independent directors with significant experience in key areas that align to the evolution of the strategy. The ongoing refreshment of the Board promotes the long-term interests of stockholders, strengthens Board and management accountability, and builds on our environmental, social and governance leadership.

DIRECTORS AND NOMINEES*

TENURE	GENDER	RACE / ETHNICITY

Name	Gender	Race/ Ethnicity	Director Since

SCOTT T. FORD	M	W	2012

GLENN H. HUTCHINS	M	W	2014

WILLIAM E. KENNARD	M	B	2014

STEPHEN J. LUCZO	M	W	2019

MICHAEL B. MCCALLISTER	M	W	2013

Name	Gender	Race/ Ethnicity	Director Since

BETH E. MOONEY	F	W	2013

MATTHEW K. ROSE	M	W	2010

JOHN T. STANKEY	M	W	2020

CYNTHIA B. TAYLOR	F	W	2013

LUIS A. UBIÑAS	M	H	2021

*All Directors are nominated for re-election. All Director nominees are independent, except for Mr. Stankey.

Key: F – Female; M – Male; B – Black or African American; H – Hispanic; W – White

STOCKHOLDER ENGAGEMENT

AT&T has a long history of engaging with our stockholders, reaching out to our investors each spring and fall to discuss an array of topics. We believe it is important for our governance process to have meaningful engagement with our stockholders and understand their perspectives on corporate governance, executive compensation, and other issues that are important to them. These engagements help to inform our Board’s approach to governance, compensation, and oversight of ESG initiatives. The Company also provides online reports designed to increase transparency on issues of importance to our investors, including sustainability, diversity, political contributions and privacy, as well as the Proxy Statement and Annual Report.

In both the spring and fall of 2022, AT&T reached out to stockholders representing more than 30% of shares outstanding, or more than 55% of shares held by institutional investors, and stockholders representing more than 40% of institutional investors accepted our request for a meeting in each instance. In addition, we engaged with various investor groups, the proxy advisory firms and other stakeholders. Human Resources Committee Chair Beth Mooney and Board Chairman William Kennard led dialogue with several large stockholders over the course of the year. In these engagements, stockholders expressed continued support for our compensation program and the changes implemented for 2022, which were responsive to stockholder feedback. We also discussed that no further changes are anticipated for our 2023 executive compensation programs.

AT&T INC.	SUM2	2023 PROXY

2023 Proxy Statement Summary

ENVIRONMENTAL, SOCIAL AND GOVERNANCE (ESG) HIGHLIGHTS

ESG issues represent risks, opportunities and important external impacts we consider in our strategy and operations. Our approach to ESG is integrated into our business through Board of Directors oversight, officer-level leadership of ESG initiatives across relevant departments, and collaboration among dedicated teams of corporate responsibility professionals and subject-matter experts throughout the Company. Pages 27-33 detail how our integrated ESG approach delivers long-term value for AT&T and positive social and environmental impact for our stakeholders.

A sample of independent assessment organizations recognizing our ESG approach and performance is provided on the inside back cover.

SELECT ESG HIGHLIGHTS:

GOVERNANCE

Enhanced board oversight (page 27)

•  AT&T established the Governance and Policy Committee (GPC), strengthening oversight of ESG by bringing together key elements of ESG from two committees within the remit of a single committee, with supplemental oversight as needed from the Audit and Human Resources Committees. The number of committee meetings was increased from three to four per year for this new combined committee.

Political engagement transparency (page 28)

•  In 2022, our leadership in political engagement transparency was again recognized via independent third-party analysis. Additionally, enhancements were made to our public reporting that detail how political priorities are determined and the process by which they are managed.

ENVIRONMENTAL

Net zero emissions by 2035 (page 30)

•  Through 2022, our progress has us on track toward our science-based target to reduce Scope 1 and 2 emissions 63% by the end of 2030, and our goal for net zero Scope 1 and 2 emissions by year-end 2035.

Supplier and customer emissions reductions (page 31)

•  Through 2022, we continued toward our Gigaton Goal to equip business customers with connectivity solutions that cumulatively save a gigaton of GHG emissions by the end of 2035.

•  More than 50% of suppliers (by spend) have set their own science-based targets – achieving our supplier climate engagement target.

Community resilience (page 30)	• In 2022, we launched the Climate Risk and Resilience Portal to provide emergency managers and community leaders across the nation with access to localized data about future climate risks.

SOCIAL IMPACT

$2B commitment to address the digital divide (page 31)

•  In 2022, we expanded our Access from AT&T program to enable more low-income households to access low-cost broadband service offerings.

•  We are on track with our $2B commitment to help close the digital divide, as well as our commitment toward our 2025 goal to reach 1 million people through AT&T Connected LearningSM. Through the end of 2022 we launched 20 AT&T Connected Learning CentersSM in neighborhoods facing barriers to connectivity. We anticipate launching more than 50 AT&T Connected Learning Centers by the end of 2024.

A diverse, equitable and inclusive workforce (page 32)

•  In 2022, more than 75% of open positions and 69% of internal promotions were filled by women and/or people of color.[1]

•  AT&T’s Diversity, Equity & Inclusion team provides diverse talent with tools, opportunities and resources focused on exposure to senior leaders. To create an ecosystem in which this talent can thrive, enrichment-focused development is also provided to all supervisors, building inclusive leadership practices that lead to a greater sense of belonging for all employees.

1 Represents AT&T’s U.S.-based workforce

2023 PROXY	SUM3	AT&T INC.

Proxy Statement

GENERAL

This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of AT&T Inc. (AT&T, the Company, or we) for use at the 2023 Annual Meeting of Stockholders of AT&T. The meeting will be conducted virtually over the Internet at 3:30 p.m. Central time on Thursday, May 18, 2023.

The purpose of the meeting is set forth in the Notice of Annual Meeting of Stockholders. This Proxy Statement and form of proxy are being sent or made available beginning April 3, 2023, to stockholders who were record holders of AT&T’s common stock, $1.00 par value per share, at the close of business on March 20, 2023. These materials are also available at www.envisionreports.com/att. Each share entitles the registered holder to one vote. As of March 20, 2023, there were 7,153,516,430 shares of AT&T common stock entitled to vote at the meeting.

To constitute a quorum to conduct business at the meeting, stockholders representing at least 40% of the shares of common stock entitled to vote at the meeting must be present or represented by proxy.

Each share of AT&T common stock represented at the Annual Meeting is entitled to one vote on each matter properly brought before the meeting. All matters, except as provided below, are determined by a majority of the votes cast, unless a greater number is required by law or our Certificate of Incorporation for the action proposed. A majority of votes cast means the number of votes cast “for” a matter exceeds the number of votes cast “against” such matter.

If the proxy is submitted and no voting instructions are provided, the person or persons designated on the card will vote the shares for the election of the Board of Directors’ nominees and in accordance with the recommendations of the Board of Directors on the other subjects listed on the proxy card and at their discretion on any other matter that may properly come before the meeting.

The Board of Directors is not aware of any matters that will be presented at the meeting for action on the part of stockholders other than those described in this Proxy Statement.

Election of Directors

In the election of Directors, each Director is elected by the vote of the majority of the votes cast with respect to that Director’s election. Under our Bylaws, if a nominee for Director is not elected and the nominee is an existing Director standing for re-election (or incumbent Director), the Director must promptly tender his or her resignation to the Board, subject to the Board’s acceptance. The Governance and Policy Committee will make a recommendation to the Board as to whether to accept or reject the tendered resignation or whether other action should be taken. The Board will act on the tendered resignation, taking into account the Governance and Policy Committee’s recommendation, and publicly disclose (by a press release, a filing with the SEC, or other broadly disseminated means of communication) its decision regarding the tendered resignation and the rationale behind the decision within 90 days from the date of the certification of the election results. The Governance and Policy Committee in making its recommendation and the Board of Directors in making its decision may each consider any factors or other information that they consider appropriate and relevant. Any Director who tenders his or her resignation as described above will not participate in the recommendation of the Governance and Policy Committee or the decision of the Board of Directors with respect to his or her resignation.

If the number of persons nominated for election as Directors as of ten days before the record date for determining stockholders entitled to notice of or to vote at such meeting shall exceed the number of Directors to be elected, then the Directors shall be elected by a plurality of the votes cast. Because no persons other than the incumbent Directors have been nominated for election at the 2023 Annual Meeting, the majority vote provisions will apply.

Advisory Votes on Executive Compensation and Frequency of the Vote on Executive Compensation

The advisory votes on executive compensation and frequency of the vote on executive compensation are non-binding, and in each case the preference of the stockholders will be determined by the choice receiving the greatest number of votes.

All Other Matters to be Voted Upon

All other matters at the 2023 Annual Meeting will be determined by a majority of the votes cast.

Abstentions

Except as noted above, shares represented by proxies marked “abstain” with respect to the proposals described on the proxy card and by proxies marked to deny discretionary authority on other matters will not be counted in determining the vote obtained on such matters.

2023 PROXY	1	AT&T INC.

GENERAL

Broker Non-Votes

Under the rules of the New York Stock Exchange (“NYSE”), on certain routine matters, brokers may, at their discretion, vote shares they hold in “street name” on behalf of beneficial owners who have not returned voting instructions to the brokers. On all other matters, brokers are prohibited from voting uninstructed shares. In instances where brokers are prohibited from exercising discretionary authority

(so-called broker non-votes), the shares they hold are not included in the vote totals.

At the 2023 Annual Meeting, brokers will be prohibited from exercising discretionary authority with respect to each of the matters submitted other than the ratification of the auditors. As a result, for each of the matters upon which the brokers are prohibited from voting, the broker non-votes will have no effect on the results.

VOTING

Stockholders of Record

Stockholders whose shares are registered in their name on the Company records (also known as “stockholders of record”) will receive either a proxy card by which they may indicate their voting instructions or a notice on how they may obtain a proxy. Instead of submitting a signed proxy card, stockholders may submit their proxies by telephone or through the Internet. Telephone and Internet proxies must be used in conjunction with, and will be subject to, the information and terms contained on the form of proxy. Similar procedures may also be available to stockholders who hold their shares through a broker, nominee, fiduciary or other custodian.

All shares represented by proxies will be voted by one or more of the persons designated on the form of proxy in accordance with the stockholders’ directions. If the proxy card is signed and returned or the proxy is submitted by telephone or through the Internet without specific directions with respect to the matters to be acted upon, it will be treated as an instruction to vote such shares in accordance with the recommendations of the Board of Directors. Any stockholder giving a proxy may revoke it at any time before the proxy is voted at the meeting by giving written notice of revocation to the Secretary of AT&T, by submitting a later-dated proxy, or by virtually attending the meeting and voting electronically. The Chairman of the Board will announce the closing of the polls during the Annual Meeting. Proxies must be received before the closing of the polls in order to be counted.

Shares Held Through a Broker, Nominee, Fiduciary, or Other Custodian

Where the stockholder is not the record holder (“Beneficial Stockholder”), such as where the shares are held through a broker, nominee, fiduciary or other custodian, the stockholder must provide voting instructions to the record holder of the shares in accordance with the record holder’s requirements in order to ensure the shares are properly voted. Beneficial Stockholders that attend the virtual meeting will be able to vote, change a prior vote, or ask questions.

Shares Held on Your Behalf under Company Benefit Plans or under The DirectSERVICE Investment Program

The proxy card, or a proxy submitted by telephone or through the Internet, will also serve as voting instructions to the plan administrator or trustee for any shares held on behalf of a participant under any of the following employee benefit plans: the AT&T Retirement Savings Plan; the AT&T Savings and Security Plan; the AT&T Puerto Rico Retirement Savings Plan; and the BellSouth Savings and Security Plan. Subject to the trustee’s fiduciary obligations, shares in each of the above employee benefit plans for which instructions are not received will not be voted. To allow sufficient time for voting by the trustees and/or administrators of the plans, your voting instructions must be received by May 15, 2023.

In addition, the proxy card or a proxy submitted by telephone or through the Internet will constitute voting instructions to the plan administrator under The DirectSERVICE Investment Program sponsored and administered by Computershare Trust Company, N.A. (AT&T’s transfer agent) for shares held on behalf of plan participants.

If a stockholder participates in the plans listed above and/or maintains stockholder accounts under more than one name (including minor differences in registration, such as with or without a middle initial), the stockholder may receive more than one set of proxy materials. To ensure that all shares are voted, please submit proxies for all of the shares you own.

AT&T INC.	2	2023 PROXY

VOTING ITEMS - MANAGEMENT PROPOSALS

ITEM NO. 1 - ELECTION OF DIRECTORS

Under our Bylaws, the Board of Directors has the authority to determine the size of the Board and to fill vacancies. Currently, the Board is comprised of ten Directors, one of whom is an Executive Officer of AT&T. There are no vacancies on the Board. Under AT&T’s Corporate Governance Guidelines, a Director will not be nominated by the Board for re-election if the Director would be 75 or older at the time of the election.

The Board of Directors has nominated the ten persons listed below for election as Directors to one-year terms of office that would expire at the 2024 Annual Meeting. Each of the nominees is an incumbent Director of AT&T recommended for re-election by the Governance and Policy Committee. In making these nominations, the Board reviewed the background of the nominees (each nominee’s biography can be found beginning on the next page) and determined to nominate each of the current Directors for re-election.

The Board believes that each nominee has valuable individual skills, attributes, and experiences that, taken together, provide us with the variety and depth of knowledge, judgment and vision necessary to provide effective oversight of a large and varied enterprise like AT&T. As indicated in the table below and in the following biographies, the nominees have exhibited significant leadership skills and extensive experience in a variety of fields, each of which the Board believes provides valuable knowledge about important elements of AT&T’s business.

If one or more of the nominees should at the time of the meeting be unavailable or unable to serve as a Director, the shares represented by the proxies will be voted to elect the remaining nominees and any substitute nominee or nominees designated by the Board. The Board knows of no reason why any of the nominees would be unavailable or unable to serve.

The Board recommends you vote FOR each of the following candidates

All Director nominees are independent, except for Mr. Stankey.

2023 PROXY	3	AT&T INC.

VOTING ITEMS - MANAGEMENT PROPOSALS

— WILLIAM E. KENNARD Age: 66 Director since 2014 Independent Chairman of the Board Former United States Ambassador to the European Union and former Chairman of the Federal Communications Commission

Mr. Kennard is Chairman of the Board of Directors of AT&T Inc. and has served in this capacity since January 2021. Mr. Kennard served as the United States Ambassador to the European Union from 2009 to 2013. From 2001 to 2009, Mr. Kennard was Managing Director of The Carlyle Group (a global asset management firm) where he led investments in the telecommunications and media sectors. Mr. Kennard served as Chairman of the U.S. Federal Communications Commission from 1997 to 2001. Before his appointment as FCC Chairman, he served as the FCC’s General Counsel from 1993 until 1997. Mr. Kennard joined the FCC from the law firm of Verner, Liipfert, Bernhard, McPherson and Hand (now DLA Piper) where he was a partner and member of the firm’s board of directors. Mr. Kennard is a co-founder of Astra Capital Management (a private equity firm) and has served on the board of trustees of Yale University since 2014. Mr. Kennard received his B.A. in communications from Stanford University and earned his law degree from Yale Law School.

Skills and Qualifications

Mr. Kennard brings expertise in the global telecommunications industry including knowledge of the complex regulatory and policy landscape for communications, consumer perspective, and an understanding of the technological and strategic shifts in the industries. He also has experience in international trade and global investment.

Senior Leadership	Investment/ Finance	Global Perspective

Government/ Regulatory	Telecom

Other Public Company Directorships • Ford Motor Company • MetLife, Inc. Past Public Company Directorships • Duke Energy Corporation (2014-2021) Committees • Executive (Chair) • Governance and Policy

— SCOTT T. FORD Age: 60 Director since 2012 Chief Executive Officer of Westrock Coffee Company

Mr. Ford currently serves as a director and Chief Executive Officer of Westrock Coffee Company (a fully integrated manufacturer of coffee, tea and coffee-related products), which he co-founded in 2009 and where he has served as Chief Executive Officer since 2009. Mr. Ford also founded Westrock Group, LLC (a private investment firm in Little Rock, Arkansas) in 2013, where he has served as Member and Chief Executive Officer since its inception. Westrock Group operates Westrock Asset Management, LLC (a global alternative investment firm), which Mr. Ford founded in 2014 and where he has served as Chief Executive Officer and Chief Investment Officer since 2014. Mr. Ford previously served as President and Chief Executive Officer of Alltel Corporation (a provider of wireless voice and data communications services) from 2002 to 2009 and served as an executive member of Alltel Corporation’s board of directors from 1996 to 2009. He also served as Alltel Corporation’s President and Chief Operating Officer from 1998 to 2002. Mr. Ford led Alltel through several major business transformations, culminating with the sale of the company to Verizon Wireless in 2009. Mr. Ford received his B.S. in finance from the University of Arkansas, Fayetteville.

Skills and Qualifications

Mr. Ford brings extensive experience in the telecommunications industry through his leadership of a large, publicly traded wireless and wireline communications company. He has experience managing complex business operations in various regulatory environments internationally and has led several major business transformations, including the spin-off of Windstream and Alltel.

Senior Leadership	Investment/ Finance	Global Perspective

Government/Regulatory	Strategic Planning/M&A	Human Capital Management

Consumer Focus	Telecom

Other Public Company Directorships

•  Westrock Coffee Company

Past Public Company Directorships

•  Bear State Financial, Inc. (2011-2018)

Committees

•  Corporate Development and Finance (Chair)

•  Executive

•  Human Resources

AT&T INC.	4	2023 PROXY

VOTING ITEMS - MANAGEMENT PROPOSALS

— GLENN H. HUTCHINS Age: 67 Director since 2014 Chairman of North Island and North Island Ventures and Co-Founder of Silver Lake

Mr. Hutchins is Chairman of North Island Management, LLC (a family investment office, aka Tide Mill, LLC, based in New York, New York) and has served in this capacity since 2013. Since 2020, Mr. Hutchins has also been Chairman of North Island Ventures (an investment firm in New York, New York). He has been co-owner of Ordinal Ventures, LLC and Ordinal Holdings ManageCo, LP (investment advisory firms in New York, New York) since 2017. Mr. Hutchins is a member of the Investment Board and the International Advisory Board of GIC Private Limited, the sovereign wealth fund of Singapore, which he joined in 2020. He is a co-founder of Silver Lake (a technology investment firm based in New York, New York and Menlo Park, California), which was founded in 1999 and where Mr. Hutchins served as co-CEO until 2011 and as Managing Director from 1999 until 2011. Prior to that, Mr. Hutchins was Senior Managing Director at The Blackstone Group (a global investment firm) from 1994 to 1999. Mr. Hutchins served as Chairman of the Board of SunGard Data Systems Inc. (a software and technology services company) from 2005 until 2015, and a director of Nasdaq, Inc. and Virtu Financial (2017-2021). Previously, Mr. Hutchins served as a Special Advisor in the White House on economic and health-care policy from 1993 to 1994 and as Senior Advisor on the transition of the Administration from 1992 to 1993. He is co-Chairman of the Brookings Institution. Mr. Hutchins served as a director of the Federal Reserve Bank of New York from 2011 until 2020. He holds an A.B. from Harvard College, an M.B.A. from Harvard Business School, and a J.D. from Harvard Law School.

Skills and Qualifications

Mr. Hutchins brings extensive experience in areas that intersect technology, innovation and investment, along with financial, public policy and strategic planning experience. As the co-founder and co-CEO of a global investment firm, he brings significant leadership, business planning and human capital management expertise.

Senior Leadership	Investment/ Finance	Government/ Regulatory

Strategic Planning/M&A	Human Capital Management	Technology/ Innovation

Other Public Company Directorships

•  Banco Santander

Past Public Company Directorships

•  Virtu Financial, Inc. (2017-2021)

Committees

•  Corporate Development and Finance

•  Executive

•  Governance and Policy (Chair)

— STEPHEN J. LUCZO Age: 66 Director since 2019 Managing Partner of Crosspoint Capital Partners, L.P.

Mr. Luczo is a Managing Partner of Crosspoint Capital Partners, L.P. (a private equity investment firm focused on the cybersecurity and privacy sectors located in Menlo Park, California) and has served in this capacity since February 2020. Mr. Luczo served as Chairman of the Board of Seagate Technology plc (a global provider of data storage technology and solutions in Fremont, California) from 2002 until July 2020 and as a member of Seagate’s board of directors until October 2021. Mr. Luczo joined Seagate’s predecessor company in 1993 as Senior Vice President of Corporate Development, joined its board of directors in 1998, and served as its Chief Executive Officer from 1998 to 2004 and from 2009 to 2017. Prior to joining Seagate, Mr. Luczo held various roles in investment banking. He holds an A.B. in economics from Stanford University and earned an M.B.A. from Stanford Graduate School of Business.

Skills and Qualifications

Mr. Luczo brings deep experience in technology, business development, strategic planning, and operations through his leadership at Seagate. He has significant experience in financial matters and executing strategic cost initiatives and transactions.

Senior Leadership	Investment/ Finance	Global Perspective

Strategic Planning/M&A	Human Capital Management	Technology/ Innovation

Other Public Company Directorships • Morgan Stanley Past Public Company Directorships • Seagate Technology plc (2002-2021) Committees • Audit • Corporate Development and Finance

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VOTING ITEMS - MANAGEMENT PROPOSALS

— MICHAEL B. McCALLISTER Age: 70 Director since 2013 Retired Chairman of the Board and Chief Executive Officer of Humana Inc.

Mr. McCallister served as Chairman of Humana Inc. (a health care company in Louisville, Kentucky) from 2010 to 2013 and as a member of Humana’s board of directors beginning in 2000. He also served as Humana’s Chief Executive Officer from 2000 until his retirement in 2012. During Mr. McCallister’s tenure, he led Humana through significant expansion and growth, nearly quadrupling its annual revenues between 2000 and 2012, and led the company to become a FORTUNE 100 company. Mr. McCallister received his B.S. in accounting from Louisiana Tech University and earned his M.B.A. from Pepperdine University.

Skills and Qualifications

Mr. McCallister has extensive leadership experience in the oversight of a large, publicly traded company with a focus on strategic planning and organic growth in the evolving health care sector. He also has deep experience in the development of customer-focused solutions.

Senior Leadership	Government/ Regulatory	Strategic Planning/M&A

Human Capital Management	Consumer Focus

Other Public Company Directorships • Fifth Third Bancorp • Zoetis Inc. Committees • Audit • Human Resources

— BETH E. MOONEY Age: 68 Director since 2013 Retired Chairman and Chief Executive Officer of KeyCorp

Ms. Mooney served as Chairman and Chief Executive Officer of KeyCorp (a bank holding company in Cleveland, Ohio) from 2011 until her retirement in May 2020. She previously served as KeyCorp’s President and Chief Operating Officer from 2010 to 2011. Ms. Mooney joined KeyCorp in 2006 as a Vice Chair and head of Key Community Bank. Prior to joining KeyCorp, beginning in 2000 she served as Senior Executive Vice President at AmSouth Bancorporation (now Regions Financial Corporation), where she also became Chief Financial Officer in 2004. Ms. Mooney served as a director of the Federal Reserve Bank of Cleveland in 2016 and served three one-year terms representing the Fourth Federal Reserve District on the Federal Advisory Council from 2017 to 2019. She received her B.A. in history from the University of Texas at Austin and earned her M.B.A. from Southern Methodist University.

Skills and Qualifications

Ms. Mooney brings executive leadership skills through the management of a large, publicly traded and highly-regulated company, knowledge of business strategy, and more than 30 years of experience in the customer-focused financial services industry.

Senior Leadership	Investment/ Finance	Government/ Regulatory

Strategic Planning/M&A	Human Capital Management	Consumer Focus

Other Public Company Directorships • Accenture plc • Ford Motor Company Past Public Company Directorships • KeyCorp (2011-2020) Committees • Executive • Governance and Policy • Human Resources (Chair)

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VOTING ITEMS - MANAGEMENT PROPOSALS

— MATTHEW K. ROSE Age: 64 Director since 2010 Retired Chairman and Chief Executive Officer of Burlington Northern Santa Fe, LLC

Mr. Rose served as Chairman of the Board and Chief Executive Officer of Burlington Northern Santa Fe, LLC (a freight rail system based in Fort Worth, Texas and a subsidiary of Berkshire Hathaway Inc., formerly known as Burlington Northern Santa Fe Corporation) from 2002 until his retirement in April 2019, having also served as BNSF’s President until 2010. Mr. Rose began his 26-year career with BNSF (then Burlington Northern Railroad Company) in 1993. During his tenure as CEO, Mr. Rose helped guide the acquisition of BNSF by Berkshire Hathaway in 2009. Before serving as Chairman, Mr. Rose held several leadership positions there and at its predecessors, including President and Chief Executive Officer from 2000 to 2002, President and Chief Operating Officer from 1999 to 2000, and Senior Vice President and Chief Operations Officer from 1997 to 1999. Mr. Rose also served as Executive Chairman of BNSF Railway Company (a subsidiary of Burlington Northern Santa Fe, LLC) until his retirement in 2019, having served as Chairman and Chief Executive Officer from 2002 to 2013. He earned his B.S. in marketing from the University of Missouri.

Skills and Qualifications

Mr. Rose has extensive experience in the executive oversight of a large, complex and highly-regulated organization with considerable knowledge of operations management and logistics. He brings experience overseeing long-term strategic planning and a unionized workforce.

Senior Leadership	Government/ Regulatory	Global Perspective

Strategic Planning/M&A	Human Capital Management

Other Public Company Directorships

•  Fluor Corporation

Past Public Company Directorships

•  BNSF Railway Company (2002-2019)

•  Burlington Northern Santa Fe, LLC (2000-2019)

Committees

•  Corporate Development and Finance

•  Human Resources

— JOHN T. STANKEY Age: 60 Director since 2020 Chief Executive Officer and President of AT&T Inc.

Mr. Stankey is Chief Executive Officer and President of AT&T Inc. and has served in this capacity since July 2020. Prior to that, he served as President and Chief Operating Officer from October 2019 through June 2020. From June 2018 through April 2020, Mr. Stankey also served as CEO of Warner Media, LLC. During his tenure with the Company, Mr. Stankey has held a variety of other leadership positions, including serving as CEO-AT&T Entertainment Group (2015-2017); Chief Strategy Officer (2012-2015); President and CEO of AT&T Business Solutions (2010-2011); President and CEO of AT&T Operations, Inc. (2008-2010); Group President-Telecom Operations (2007-2008); Chief Technology Officer (2004-2006); and Chief Information Officer (2003-2004). Mr. Stankey began his career with the Company in 1985. He holds a bachelor’s degree in finance from Loyola Marymount University and an M.B.A. from the University of California, Los Angeles.

Skills and Qualifications

Mr. Stankey has more than 35 years of experience spanning nearly every area of AT&T’s business, which has provided him with intimate knowledge of our Company, values and culture. He has served in a variety of roles including CEO of WarnerMedia; CEO of AT&T Entertainment Group; Chief Strategy Officer; Chief Technology Officer; CEO of AT&T Operations; and CEO of AT&T Business Solutions.

Senior Leadership	Investment/ Finance	Global Perspective

Government/ Regulatory	Technology/ Innovation	Strategic Planning/M&A

Human Capital Management	Consumer Focus	Telecom

Past Public Company Directorships • United Parcel Service, Inc. (2014-2020)

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VOTING ITEMS - MANAGEMENT PROPOSALS

— CYNTHIA B. TAYLOR Age: 61 Director since 2013 President and Chief Executive Officer of Oil States International, Inc.

Ms. Taylor is President, Chief Executive Officer and a director of Oil States International, Inc. (a globally diversified manufacturing and energy services provider based in Houston, Texas) and has served in this capacity since 2007. She previously served as Oil States International, Inc.’s President and Chief Operating Officer from 2006 to 2007 and as its Senior Vice President-Chief Financial Officer from 2000 to 2006. Ms. Taylor was Chief Financial Officer of L.E. Simmons & Associates, Inc. from 1999 to 2000 and Vice President-Controller of Cliffs Drilling Company from 1992 to 1999, and prior to that, held various management positions with Ernst & Young LLP, a public accounting firm. She has been a director of the Federal Reserve Bank of Dallas since January 2020 and previously served as a director of the Federal Reserve Bank’s Houston Branch from 2018 to 2019. She received her B.B.A. in accounting from Texas A&M University and is a Certified Public Accountant.

Skills and Qualifications

Ms. Taylor brings executive leadership skills in the oversight of a large, publicly traded company, vast experience in finance and public accounting, and her experience in international business and affairs.

Senior Leadership	Investment/ Finance	Global Perspective

Strategic Planning/M&A	Human Capital Management

Other Public Company Directorships • Oil States International, Inc. Committees • Audit (Chair) • Executive

— LUIS A. UBIÑAS Age: 60 Director since 2021 Chairman of the Statute of Liberty - Ellis Island Foundation

Mr. Ubiñas is Chairman of the Statue of Liberty - Ellis Island Foundation (a nonprofit organization that works to preserve the Statue of Liberty and Ellis Island) and has served in this capacity since January 2021; he previously served as Vice Chair from 2018 until 2021 and has served as a member of its board of directors since 2014. Mr. Ubiñas served as President of the Ford Foundation (an independent, global nonprofit grant-making organization based in New York, New York) from 2008 to 2013. From 2000 to 2007, he was Senior Partner with McKinsey & Company (a global management consulting firm based in New York, New York), where he led the firm’s west coast media practice working with companies in the technology, telecommunications, and media sectors. Mr. Ubiñas joined McKinsey & Company in 1989, holding various leadership positions prior to being named Senior Partner. From 2013 to 2017, he served on the Advisory Committee on U.S. Competitiveness of the Export-Import Bank, and from 2010 to 2014, he served on the Advisory Committee for Trade Policy and Negotiations. He holds an A.B. in government from Harvard College and an M.B.A. from Harvard Business School.

Skills and Qualifications

Mr. Ubiñas has extensive leadership experience and expertise across the broadband and wireless industries, government, and the nonprofit sector, all of which align with AT&T’s priorities to serve customers, investors, and our communities.

Senior Leadership	Government/ Regulatory	Global Perspective

Telecom	Technology/ Innovation

Other Public Company Directorships

•  Electronic Arts Inc.

•  Tanger Factory Outlet Centers, Inc.

Past Public Company Directorships

•  Boston Private Financial Holdings, Inc. (2017-2021)

•  CommerceHub, Inc. (2016-2018)

•  FirstMark Horizon Acquisition Corp. (2020-2022)

Committees

•  Audit

•  Governance and Policy

AT&T INC.	8	2023 PROXY

VOTING ITEMS - MANAGEMENT PROPOSALS

ITEM NO. 2 - RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP AS INDEPENDENT AUDITORS

This proposal would ratify the Audit Committee’s appointment of Ernst & Young LLP (EY) to serve as independent auditors of AT&T for the fiscal year ending December 31, 2023. The Audit Committee’s decision to re-appoint our independent auditor was based on the following considerations:

•	quality and performance of the lead audit partner and the overall engagement team,
•	knowledge of the telecommunications industry and company operations,
•	global capabilities and technical expertise,
•	auditor independence and objectivity, and
•	the potential impact of rotating to another independent audit firm.

The Audit Committee’s oversight of EY includes regular private sessions with EY, discussions about audit scope and business imperatives, and - as described above - a comprehensive annual evaluation to determine whether to re-engage EY. Considerations concerning auditor independence include:

•	Limits on non-audit services: The Audit Committee preapproves audit and permissible non-audit services provided by EY in accordance with AT&T’s pre-approval policy.

•

Audit partner rotation: EY rotates the lead audit partner and other partners on the engagement consistent with independence requirements. The Audit Committee oversees the selection of each new lead audit partner.

•	EY’s internal independence process: EY conducts periodic internal reviews of its audit and other work and assesses the adequacy of partners and other personnel working on the Company’s account.

•	Strong regulatory framework: EY, as an independent registered public accounting firm, is subject to PCAOB inspections, “Big 4” peer reviews and PCAOB and SEC oversight.

Based on these considerations, the Audit Committee believes that the selection of Ernst & Young LLP is in the best interest of the Company and its stockholders. Therefore, the Audit Committee recommends that stockholders ratify the appointment of Ernst & Young LLP. If stockholders do not ratify the appointment, the Committee will reconsider its decision. One or more members of Ernst & Young LLP are expected to be present at the Annual Meeting, will be able to make a statement if they so desire, and will be available to respond to appropriate questions.

The Board recommends you vote FOR this proposal

ITEM NO. 3 - ADVISORY APPROVAL OF EXECUTIVE COMPENSATION

This proposal would approve the compensation of Executive Officers as disclosed in the Compensation Discussion and Analysis, the compensation tables, and the accompanying narrative disclosures (see pages 36 through 72). These sections describe our executive compensation program.

The Human Resources Committee is responsible for executive compensation and works to structure a balanced program that addresses the dynamic, global marketplace in which AT&T competes for talent. The compensation structure includes pay-for-performance and equity-based incentive programs and seeks to reward executives for attaining performance goals.

AT&T submits this proposal to stockholders on an annual basis. While this is a non-binding, advisory vote, the Committee intends to take into account the outcome of the vote when considering future executive compensation arrangements. AT&T is providing this vote as required pursuant to Section 14A of the Securities Exchange Act.

GUIDING PAY PRINCIPLES

Alignment with Stockholders

Utilize compensation elements and set performance targets that closely align executives’ interests with

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those of stockholders. For example, approximately 67% of annual target pay for active NEOs is tied to stock price performance. In addition, we have executive stock ownership guidelines and stock holding requirements, as described on page 58. Each NEO is in compliance with AT&T’s common stock ownership guidelines.

Competitive and Market Based

Evaluate all components of our compensation and benefits program compared to appropriate peer company practices to ensure we are able to attract and retain world-class talent with the leadership abilities and experience necessary to develop and execute business strategies, obtain superior results, and build long-term stockholder value in an organization as large and complex as AT&T.

Pay for Performance

Tie a significant portion of compensation to stock price and/or the achievement of predetermined goals and recognize individual accomplishments that contribute to our success. For example, in 2022, 89% of the CEO’s target compensation (and an average, 90% for other active NEOs) was at risk and tied to short- and long-term performance incentives, including stock price performance.

Balanced Short- and Long-Term Focus

Ensure that the compensation program to provide an appropriate balance between the achievement of short- and long-term performance objectives, with a clear emphasis on managing the sustainability of the business and mitigating risk.

Principled Program

Structure our program so that it aligns with both corporate governance best practices and our strategic objectives, while remaining easy to explain and communicate.

The Board recommends you vote FOR this proposal

ITEM NO. 4 - ADVISORY APPROVAL OF FREQUENCY OF VOTE ON EXECUTIVE COMPENSATION

This proposal will allow stockholders to indicate their preference for whether the vote on executive compensation (see Item 3, above) should be held every three years, every two years, or every year, or to abstain from the vote.

The Board recommends a vote once every year. Because the Company is required by SEC rules to report on compensation annually, it is appropriate that stockholders be given the opportunity to share their views with the same frequency.

The option that receives the highest number of votes cast by stockholders will be considered the preferred frequency. While this is a non-binding, advisory vote, the Committee will take into account the outcome of this vote when considering how often it will recommend submitting the advisory vote on executive compensation to stockholders. AT&T is providing this vote as required pursuant to section 14A of the Securities Exchange Act.

The Board recommends you vote for EVERY 1 YEAR on this proposal

AT&T INC.	10	2023 PROXY

VOTING ITEMS - STOCKHOLDER PROPOSALS

STOCKHOLDER PROPOSALS

Certain stockholders, as noted below, have advised the Company that they intend to introduce at the 2023 Annual Meeting the proposals set forth below. The addresses of, and the number of shares owned by, each such stockholder will be provided upon request to the Secretary of AT&T at 208 S. Akard Street, Suite 2951, Dallas, Texas 75202.

ITEM NO. 5 -	Stockholder Proposal - Independent Board Chairman

Kenneth Steiner proposes the following:

Proposal 5 – Independent Board Chairman

Shareholders request that the Board of Directors adopt an enduring policy, and amend the governing documents as necessary in order that 2 separate people hold the office of the Chairman and the office of the CEO.

Whenever possible, the Chairman of the Board shall be an Independent Director.

The Board has the discretion to select a Temporary Chairman of the Board who is not an Independent Director to serve while the Board is seeking an Independent Chairman of the Board.

Although it is a best practice to adopt this policy soon this policy could be phased in when there is a contract renewal for our current CEO or for the next CEO transition.

The roles of Chairman and CEO are fundamentally different and should be held by 2 directors, a CEO and a Chairman who is completely independent of the CEO and our company.

This proposal topic won 40% support at the 2020 AT&T annual meeting. The 40% support likely means a majority vote from the shares that have access to independent proxy voting advice to make a more informed voting decision. The Board of Directors should respect this majority vote.

A Lead Director is no substitute for an independent Board Chairman. According to the 2022 AT&T annual meeting proxy the AT&T Lead Director has 4 primary duties some of which are shared with others:

•	Presides over executive sessions of non-management Directors.
•	Only approves the agenda of Board meetings, but does not initiate the agenda and does not collaborate on the agenda.
•	Presides at Board meetings at which the Chair is absent. (Absence may be unlikely especially with the use of Zoom meetings.)
•	Acts as the principal liaison between management and non-management Directors but is not the only liaison.

When the Lead Director shares roles with others it means that the Lead Director may need to do little or nothing in those roles in a given year.

Plus management fails to give shareholders enough information on this topic to make an informed decision. There is no comparison of the exclusive powers of the Office of the Chairman and the exclusive powers of the Lead Director.

The ascending complexities of a company with $120 Billion in market capitalization, like AT&T, increasingly demand that 2 persons fill the 2 most important jobs at AT&T on an enduring basis - Chairman and CEO. It is time for a change since AT&T stock is down significantly from its $29 price in 2007.

Please vote yes:

Independent Board Chairman—Proposal 5

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BOARD RESPONSE:

The Board recommends that stockholders vote AGAINST this proposal for the following reasons:

•	The Board is committed to independent Board leadership and has elected Bill Kennard as Independent Chair.

•

On this important issue, the Board does not believe in an inflexible, one-size-fits-all policy. Implementation of this policy could restrict the Board from acting in the best interests of the Company and its stockholders, in alignment with its fiduciary duty, in the event it determines the appointment of a Chair who is not independent is warranted.

•

In situations where the Chair of the Board is not independent, AT&T Company policies already require the appointment of an independent Lead Director with clearly defined responsibilities to ensure strong independent governance functions and effective oversight of management.

The AT&T Board currently has an Independent Chairman and has since 2021 when the Board appointed Bill Kennard to this role. While the Board’s current practice is to elect an Independent Chair, its directors have a fiduciary duty to regularly evaluate and determine the most appropriate Board leadership structure for AT&T and our stockholders, considering the Company’s needs, circumstances, and opportunities. Moreover, in situations where the Chairman of the Board is not independent, our Company policies require the appointment of an independent Lead Director, with robust and clearly defined responsibilities as detailed below.

The Board believes continued flexibility to appoint the necessary Board leadership is in the best interests of the Company and opposes a policy that would unnecessarily restrict the ability of directors in structuring AT&T’s Board leadership when faced with new or different circumstances. This proposal, if implemented, would never permit the CEO (or other management position) and Chairman roles to be held by the same person—regardless of the person’s qualifications or if such a structure would be in the best interests of the Company and its stockholders. Thus, the rigid standard imposed by this proposal does not allow the Board flexibility to select the leadership structure best suited to meet the needs of the Company and prioritize the interests of its stockholders based on the particular environment, circumstances, and challenges confronting the Board and the Company at any given time.

Should the best interests of the Company and its stockholders warrant the appointment of a Chair who is not independent, in compliance with existing policies, the Board would simultaneously appoint an independent Lead Director whose responsibilities would include – among others – presiding at Board meetings at which the Chair is not present, acting as the principal liaison between management and non-management Directors, and acting as a contact for major stockholders and other interested persons. The full list of Lead Director responsibilities is detailed on page four of the AT&T Corporate Governance Guidelines at investors.att.com.

We regularly discuss our leadership structure with stockholders as part of our annual engagement program; stockholders continue to express support for our approach to Board leadership. The Board believes that its current structure with an Independent Chair, and its system of appointing an independent Lead Director in the event the Chair is not independent, provides effective oversight of management. The Board maintains strong, independent oversight on behalf of stockholders by consistently ensuring that each Board committee is led by and composed entirely of independent Directors, and AT&T utilizes robust corporate governance practices, as described in more detail beginning on page 17 of this proxy.

The Board recommends you vote AGAINST this proposal.

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VOTING ITEMS - STOCKHOLDER PROPOSALS

ITEM NO. 6 -	Stockholder Proposal - Racial Equity Audit

The Nathan Cummings Foundation proposes the following:

RESOLVED: Shareholders urge the Board of Directors to commission a third-party, independent racial equity audit analyzing AT&T Inc.’s impacts on Black, Indigenous and People of Color (BIPOC) communities. Input from racial justice and civil rights organizations and employees, temporary vendors, and contractors should be considered in determining specific matters to be analyzed. A report on the audit, prepared at reasonable cost and omitting confidential and proprietary information, should be published on AT&T’s website.

WHEREAS: The harmful and often deadly impacts of systemic racism on BIPOC communities are a major focus of policymakers, media, and the public. AT&T has made investments in and statements of solidarity with communities of color. However, some of AT&T’s business practices suggest a racial equity audit could help mitigate reputational, regulatory, legal, and human capital risk.

AT&T’s commitment to racial justice has been called into question because of some of its practices. For instance, Salon noted that, “Corporations like AT&T, Target and Starbucks have embraced racial-justice rhetoric, while funneling money to police.” Salon cited AT&T’s support for police foundations and the National Sheriff’s Association as examples of this disconnect given growing evidence that many police departments demonstrate not only implicit bias but outright racism.1

AT&T also faced scrutiny over its support for candidates promoting voter suppression efforts, which disproportionately impact BIPOC populations.2 In addition, the Company also experienced negative coverage of its connections to One America News (OAN), a network that AT&T played a pivotal role in creating according to Reuters.3 OAN’s news anchors have been tied to white supremacist movements4 and have actively supported claims that the 2020 presidential election was stolen.5

Concerns have been raised about the delivery of AT&T’s internet services to communities of color. Research by The Markup found that AT&T frequently provides a significantly lower quality of service in predominantly BIPOC communities for the same cost as the much better service provided in predominantly white communities.6 Lack of access to reliable internet services can impact mobility related to education, employment, and banking. As the ACLU has observed, “Adults living without broadband face significant barriers in accessing employment, education, and other necessities.”7

AT&T has faced other controversies because of practices that disproportionately impact BIPOC communities, including a pending race discrimination lawsuit over retransmission practices,8 and a work stoppage related to its treatment of Black workers.9 Furthermore, AT&T has allegedly retaliated against employees who flagged issues of discrimination.10

Executives at peer companies have affirmed the usefulness of racial equity audits, as have civil rights organizations. A number of leading companies are committed to conducting civil rights and racial equity audits, including JPMorgan Chase, Wells Fargo, and Apple. We urge AT&T to join them

[1]	https://www.salon.com/2021/04/27/as-big-corporations-strike-a-pose-for-racial-justice-they-keep-on-funding-the-police/
[2]	https://www.brennancenter.org/our-work/research-reports/impact-voter-suppression-communities-color
[3]	https://www.reuters.com/business/media-telecom/att-one-america-news-keep-ad-deal-even-after-directv-drops-network-2022-03-14/
[4]	https://www.splcenter.org/splc-investigation-far-right-oann-anchor-jack-posobiecs-rise-tied-white-supremacist-movement
[5]	https://www.reuters.com/investigates/special-report/usa-oneamerica-att/
[6]	https://themarkup.org/still-loading/2022/10/19/dollars-to-megabits-you-may-be-paying-400-times-as-much-as-your-neighbor-for-intemet-service
[7]	https://www.aclu.org/news/privacy-technology/how-broadband-access-hinders-systemic-equality-and-deepens-the-digital-divide
[8]	https://www.wishtv.com/news/local-news/circle-city-broadcasting-files-racial-discrimination-suit-against-att/
[9]	https://cwa-union.org/news/releases/cwa-members-spotlight-atts-pattem-of-discriminatory-behavior-in-memphis-protest
[10]	https://www.commercialappeal.com/story/news/local/2019/12/17/at-t-noose-black-manager-discrimination-lawsuit/2667388001/

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BOARD RESPONSE:

The Board recommends that stockholders vote AGAINST this proposal for the following reasons:

•

AT&T has a demonstrated track record of fostering a diverse workplace, an inclusive company culture, and a community to underrepresented communities. AT&T’s Purpose, culture and Code of Conduct guide our actions and goals with respect to equity, which include leveraging our network for positive social impact and empowering our people while fostering a diverse, equitable and inclusive workforce. While we share the proponent’s pursuit of a more equitable world, we do not believe the open-ended process the proposal suggests would be in the best interest of shareholders; the proposal’s broad and undefined focus would require significant resources and incur unreasonable expense to implement.

•

A report on this topic would be duplicative of various efforts and disclosures already in place. AT&T already has commissioned a third-party audit to determine the impact of our community programs aimed at helping to close the digital divide for underserved and underrepresented communities, an initiative that represents the number one priority of our community work and the vast majority of our philanthropy. The commissioned audit is being designed to specifically determine the efficacy and impact of our work on these communities. AT&T already partners with and gathers input from relevant external and internal stakeholder groups to ensure the company has a positive impact on its communities, in particular underrepresented communities, which is why we are working to achieve our goals through ongoing initiatives and investments to close the digital divide and foster economic empowerment.

•

Additionally, with the Board’s oversight, we routinely review our initiatives and progress toward racial equity, including with annual executive level reviews with leaders in underrepresented communities. We value transparency and regularly report data to various external entities and were among the early group of companies to disclose our EEO-1 data. We regularly disclose our progress through multiple channels including topic-specific Issue Briefs, our ESG Summaries, and our DE&I Annual Report, which is publicly available on our Social Responsibility webpage at (https://about.att.com/csr/home.html).

AT&T is committed to investing our company’s resources and knowledge to advance equitable access to education and training, improve lives, and strengthen communities in which we live and work. We also know that seeking talented people who represent a mix of backgrounds, identities, abilities, and experiences is critical to ensure that the services we offer reflect the diversity and interests of society and of the world around us.

Our efforts to identify and address the impacts of our services on underrepresented communities, as well as to foster a diverse workforce and inclusive culture, are already the result of broad stakeholder engagement and third-party assessors. In addition, we regularly track and report on progress against our stated commitments, and have multiple checks and balances with third party organizations – both in the investment community, as well as the DEI community, such as Diversity Inc., with whom we provide data and receive guidance. We have a team dedicated to third party engagement, and our head of Government Relations and our Chief Executive Officer meet regularly with the national leaders of key segments of society to gain feedback on our progress and gain insight into areas of opportunity in our joint quest to support a more equitable world. Every two to three years, AT&T, through a third party, systematically engages a broad sampling of internal and external stakeholders – including employees, customers, suppliers, and NGOs – to identify and prioritize the most significant ESG impacts, risks and opportunities our company should address to help ensure long-term business success. The most recent assessment was completed in the fourth quarter of 2021, the results of which help guide our corporate responsibility strategy, improve our business operations and policies, ensure transparent reporting, and prioritize programmatic investments and collaboration across the business. The digital divide, as well as employee diversity, equality & inclusion, ranked as top priorities to both our business and our stakeholders in this most recent materiality assessment. Through these regular materiality assessments, we have identified opportunities for further progress on these issues and are already working to address them through various initiatives.

As a connectivity provider, we understand that while new technologies can create growth and opportunity, they also have the potential to heighten economic inequalities and sharpen social divisions. AT&T is committed to do its part in closing the digital divide by expanding access to our networks, providing low-cost solutions to make our services available, and providing platforms and training to help people and communities develop digital literacy skills to thrive in our modern world. In 2021, we announced a 3-year expanded commitment to invest $2 billion to help bridge the digital divide for unconnected Americans, including residents of underserved

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communities. This effort includes our low-cost broadband offerings and ongoing charitable community investments to help the nation’s most vulnerable communities. Through 2022, we engaged more than 267,000 individuals through community-based digital inclusion initiatives to provide refurbished devices to low-income students and families, resources to support digital learning and literacy, and investments in programs that boost employment opportunities for people in low-income neighborhoods. A third-party audit to measure the effectiveness, impact and the social return on investment of these initiatives has been commissioned and will provide data later this year. AT&T also maintains and reports KPIs to guide and measure progress on our community engagement initiatives, including education programs, disaster relief and resilience, and employee volunteerism. We regularly report on our actions and progress to bridge the digital divide and invest in communities through our Issue Briefs on these topics, and in our ESG summaries, which are available on our Social Responsibility webpage at (https://about.att.com/csr/home.html).

In addition to our community initiatives aimed at narrowing the digital divide, we also have a range of initiatives designed to create a workplace where diversity is respected, valued and celebrated. Overall, women make up 31% of our global workforce and people of color represent 49% of our U.S. workforce, both of which are above the average compared to other companies in our industry. To build a diverse and inclusive workforce, we prioritize recruiting and hiring talented people who reflect the world in which we live and work with heightened focus on growing our senior leadership pipeline of diverse talent. In 2022, more than 75% of open positions and 69% of internal promotions at AT&T were filled by women and/or people of color, thereby increasing our diverse workforce. We also are working to increase self-identification of LGBTQ+, Veterans and People with Disabilities and to strengthen our culture of inclusive leadership. Additionally, we have enhanced the transparency of our workforce diversity data by publicly releasing EEO-1 data, and this is supplemented by disclosure of our five-year progress in increasing diversity in leadership positions and across our workforce in an Issue Brief on the topic found at (https://about.att.com/csr/home/reporting/issue-brief/workforce.html).

Our commitment to diversity extends to our supply chain. We are proud to be one of the first U.S. corporations to have a Supplier Diversity program, started in 1968, and over the years our goal has remained simple: connect diverse businesses with opportunities to provide products and services to AT&T globally, and we regularly disclose our efforts, progress and impact to build a more diverse supply chain in our Responsible Supply Chain Issue Brief. In 2022, we met our annual goal to exceed 21.5% of supplier spend and $10 billion in total procurement expenditures with diverse suppliers, reaching $16 billion. As we adopt new and emerging technologies critical to our business initiatives, we’re focused on ensuring diverse businesses are part of our transformation. Beyond the companies we do business with, AT&T’s Supplier Diversity program seeks to make meaningful and measurable contributions to the economic growth of diverse companies and communities. In 2021, our supplier program contributed directly to supporting over 400,000 diverse jobs with our suppliers and their subcontractors – 190,000 jobs for people of color and 220,000 jobs for women. With $230 billion spent with diverse suppliers over the past 54 years, we remain committed to creating a diverse, equitable and inclusive supply chain because we know it makes us a stronger company.

We believe the proposal’s broad and unfocused nature would not have a constructive result, not provide substantially new information to stockholders, nor enhance our commitment to being a truly diverse, equitable, and inclusive company guided by our Company Purpose to connect people to greater possibility. The Company already has processes in place with stakeholders to identify and assess the impact of initiatives with underrepresented and underserved communities, our investments to close the digital divide, increase representation at AT&T and beyond, and to foster economic empowerment. Therefore, the Board believes that the additional and unreasonable costs and resources associated with conducting such a broad, unfocused and open-ended audit would not be in the best interest of stockholders and would not serve to achieve our social impact goals.

The Board recommends you vote AGAINST this proposal.

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CORPORATE GOVERNANCE

CORPORATE GOVERNANCE

AT&T is committed to strong corporate governance principles. Effective governance protects the long-term interests of our stockholders, promotes public trust in AT&T, and strengthens management accountability. AT&T regularly reviews and updates its corporate governance practices to reflect evolving corporate governance principles and concerns identified by stockholders and other stakeholders.

The Role of the Board

The Board of Directors is responsible for oversight of management and strategic direction and for establishing broad corporate policies. In addition, the Board of Directors and various committees of the Board regularly meet to review and discuss operational and financial reports presented by the Chief Executive Officer and other members of management as well as reports by experts and other advisors. Corporate review sessions are also offered to Directors to give them more detailed views of our businesses, such as corporate opportunities, technology, and operations.

The Board oversees succession planning and talent development for senior executive positions. The

Human Resources Committee has primary responsibility for developing succession plans for the CEO position.

Members of the Board are expected to attend Board meetings in person unless the meeting is held by means of remote communication. The Board held six meetings in 2022. Directors are also expected to attend the Annual Meeting of Stockholders. All Directors attended the 2022 Annual Meeting. In 2022, all Directors attended at least 75% of the total number of meetings of the Board and of the Committees on which each served.

Board’s Role in Risk Oversight

The Board is responsible for overseeing our policies and procedures for assessing and managing risk over the short-, medium - and long-term. Management is responsible for assessing and managing our exposures to risk on a day-to-day basis, including the creation of appropriate risk management policies and procedures. Management also is responsible for informing the Board of our most significant risks and our plans for managing those risks, as well as for disclosing our material risks in our periodic reports. Annually, the Board reviews the Company’s strategic business plans, which includes evaluating the competitive, technological, economic, environmental and other risks associated with these plans.

In addition, under its charter, the Audit Committee reviews and discusses with management the Company’s significant financial, compliance, ethics, and operational risk exposures and the steps management has taken to detect, monitor and control such exposures, including the Company’s risk assessment and risk management policies. This includes, among other matters, evaluating risk in the context of financial policies, counterparty and credit risk, and the appropriate mitigation of risk, including through the use of insurance where appropriate. The Audit Committee also oversees our compliance program and our compliance with legal and regulatory requirements. The internal audit organization provides the Committee with an assessment of the Company’s risks and conducts assurance reviews of the Company’s internal controls. The finance, compliance and internal audit organizations each provide regular updates to the Audit Committee.

The Company’s senior internal auditing executive and Chief Compliance Officer each meet annually in executive session with the Audit Committee. The senior internal auditing executive and Chief Compliance Officer review with the Audit Committee each year’s annual internal audit and compliance risk assessment, which is focused on significant financial, operating, regulatory and legal matters. The Audit Committee also receives regular reports on completed internal audits of these significant risk areas. In accordance with its charter, the Audit Committee provides the senior internal auditing executive with access to communicate personally and directly with the members of the Committee at any time on any auditing or internal control matter, and it provides the Chief Compliance Officer with such access on any matter of compliance and ethics. The Chief Compliance Officer reports to the Chief Executive Officer.

The Audit Committee also reviews and discusses with management the Company’s privacy and data security,

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including cybersecurity, risk exposures, policies, and practices, including the steps management has taken to detect, monitor and control such risks and the potential impact of those exposures on the Company’s business, financial results, operations and reputation. In addition, the Audit Committee, as well as the Board of Directors, receive reports from officers with responsibilities for cybersecurity. The AT&T Chief Security Office establishes policy and requirements for the security of AT&T’s computing and networking environments.

Ethics and Compliance Program

The Board has adopted a written Code of Ethics applicable to Directors, officers, and employees that outlines our corporate values and standards of integrity and behavior and is designed to foster a culture of integrity, drive compliance with legal and regulatory requirements and protect and promote the reputation of our Company. The full text of the Code of Ethics is posted on our website at investors.att.com.

Our Chief Compliance Officer has responsibility to implement and maintain an effective ethics and compliance program. He also has responsibility to provide updates on our ethics and compliance programs to the Audit Committee.

Board Leadership Structure

William E. Kennard, an independent Director, has served as Chairman of the Board, since 2021 and has served as a Director of AT&T since 2014. In addition, Mr. Kennard presides over meetings of the independent members of the Board, who meet in executive session (without management Directors or management personnel present) at least four times per year.

While the Board’s current practice is to elect an independent Chairman, our Directors have a fiduciary duty to regularly evaluate and determine the most appropriate Board leadership structure for AT&T and our stockholders, considering the Company’s needs, circumstances, and opportunities. The Board believes continued flexibility is in the best interest of the Company. In situations where the Chairman of the Board is not independent, our Company policies require the appointment of an independent Lead Director, with robust and clearly defined responsibilities. We regularly discuss our leadership structure with stockholders as part of our annual engagement program, and stockholders continue to express support for our approach to Board leadership.

Each of the Audit, Human Resources, Governance and Policy, Corporate Development and Finance, and Executive Committees is composed entirely of independent Directors

Duties and Responsibilities

Chairman of the Board

•	Presides over meetings of the Board
•	Presides over meetings of stockholders
•	Approves the agenda for each Board meeting
•	Approves the agenda for each stockholder meeting
•	Represents the Board in communications with stockholders and other stakeholders

Chief Executive Officer

•	In charge of the affairs of the Company, subject to the overall direction and supervision of the Board and its committees
•	Consults and advises the Board and its committees on the business and affairs of the Company
•	Performs such other duties as may be assigned by the Board

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CORPORATE GOVERNANCE

Director Nomination Process

The Board of Directors believes that the Company benefits from having experienced Directors who bring a wide range of skills and backgrounds to the Boardroom. The Governance and Policy Committee is responsible for identifying eligible candidates based on our Corporate Governance Guidelines, which includes the consideration of a candidate’s:

•	general understanding of elements relevant to the success of a large publicly traded company in the current business environment;
•	understanding of our business;
•	educational and professional background;
•	judgment, competence, anticipated participation in Board activities; and
•	experience, geographic location, and special talents or personal attributes

In addition, the Committee believes that diversity is an important factor in determining the composition of the Board, and the Committee considers it in making nominee recommendations.

Stockholders who wish to suggest qualified candidates should write to the Secretary, AT&T Inc., 208 S. Akard Street, Suite 2951, Dallas, Texas 75202, stating in detail the qualifications of the persons proposed for consideration by the Committee.

Director Independence

Our Corporate Governance Guidelines require that a substantial majority of our Board of Directors consist of independent Directors. In addition, the NYSE Listing Standards require a majority of the Board and every member of the Audit Committee, Human Resources Committee, and Governance and Policy Committee to be independent. For a Director to be “independent” under the NYSE standards, the Board must affirmatively determine that the Director has no material relationship with AT&T, either directly or as a partner, stockholder or officer of an organization that has a relationship with AT&T, other than in his or her capacity as a Director of AT&T. In addition, the Director must meet certain independence standards specified by the NYSE as well as the additional standards referenced in our Corporate Governance Guidelines (found at investors.att.com).

Using these standards for determining the independence of its members, the Board has determined that the following Directors are independent:

Scott T. Ford	Beth E. Mooney
Glenn H. Hutchins	Matthew K. Rose
William E. Kennard	Cynthia B. Taylor
Stephen J. Luczo	Luis A. Ubiñas
Michael B. McCallister

In addition, each member of the Audit Committee, the Governance and Policy Committee, and the Human Resources Committee is independent.

In determining the independence of the Directors, the Board considered the following commercial relationships between AT&T and companies at which our Directors serve as Executive Officers or employees or in which they have direct or indirect ownership interests. Each of the entities where Mr. Ford and Ms. Taylor serve as executive officers and an entity in which Mr. Hutchins holds an indirect ownership interest purchased communications services from subsidiaries of AT&T. In each case for the year 2022:

•	The relevant products and services were provided by AT&T on terms determined on an arm’s length basis that were comparable to the terms provided to similarly situated customers;
•	The transactions were made in the ordinary course of business of each company; and
•

The total payments to AT&T by the other company (for communications services) were each less than 1% of the consolidated gross revenues of each of AT&T and the other company. This level is significantly below the maximum amount permitted under the NYSE Listing Standards for director independence (i.e., 2% of consolidated gross revenues).

In addition, Mr. Kennard, through a private equity investment management company in which he has a less than 5% equity interest, invests in certain companies that engage in commercial transactions with AT&T. Noting Mr. Kennard’s limited ownership interest in this management company and that he is not an employee or Executive Officer of this management company or of any of these investee companies, together with the fact that AT&T’s revenues from and spending with each of these investee companies are not material to AT&T, the Board determined that Mr. Kennard is independent.

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In addition, Mr. Rose, through a limited liability company of which he is the majority equity owner as well as the manager, is developing a residential real estate community in Texas, which purchased communications products and services from AT&T in 2022. Noting that this transaction was made in the ordinary course of business for AT&T and on terms determined on an arm’s length basis that were comparable to the terms provided to similarly situated customers, together with the fact that AT&T’s revenues from this transaction are not material to AT&T, the Board determined that Mr. Rose is independent.

BOARD COMMITTEES

From time to time the Board establishes standing committees and temporary special committees to assist the Board in carrying out its responsibilities. The Board has established five standing committees of Directors, the principal responsibilities of which are described below. The charters for each of these committees may be found on our website at investors.att.com.

AUDIT COMMITTEE

Meetings in 2022: 12 Cynthia B. Taylor, Chair ∎ Stephen J. Luczo Michael B. McCallister Luis A. Ubiñas ∎ – Financial Expert Consists of four independent Directors.

•  Oversees:

- the integrity of our financial statements

- the independent auditor’s qualifications and independence

- the performance of the internal audit function and independent auditors

- our compliance with legal and regulatory matters

- enterprise risk management, including privacy and data security

•  Responsible for the appointment, compensation, retention and oversight of the work of the independent auditor.

•  The independent auditor audits the financial statements of AT&T and its subsidiaries.

GOVERNANCE AND POLICY COMMITTEE

Meetings in 2022:  3

Glenn H. Hutchins, Chair

William E. Kennard

Beth E. Mooney

Luis A. Ubiñas

Consists of four independent Directors.

The Public Policy and Corporate Reputation Committee (PPCR) was combined with the Corporate Governance and Nominating Committee (CGNC) in April 2022. The name of this Committee also changed at that time to the Governance and Policy Committee. The PPCR met one time and the CGNC met two times prior to this transition.

•  Responsible for recommending candidates to be nominated by the Board for election by the stockholders, or to be appointed by the Board of Directors to fill vacancies, consistent with the criteria approved by the Board, and recommending committee assignments.

•  Periodically assesses AT&T’s Corporate Governance Guidelines and makes recommendations to the Board for amendments and also recommends to the Board the compensation of Directors.

•  Takes a leadership role in shaping corporate governance and oversees an annual evaluation of the Board.

•  Assists the Board in its oversight of policies related to corporate social responsibility, including public policy issues affecting AT&T, its stockholders, employees, customers, and the communities in which it operates.

•  Oversees the Company’s management of its brands and reputation.

•  Recommends to the Board the aggregate amount of contributions or expenditures for political purposes, and the aggregate amount of charitable contributions to be made to the AT&T Foundation.

•  Consults with the AT&T Foundation regarding significant grants proposed to be made by the Foundation.

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CORPORATE GOVERNANCE

HUMAN RESOURCES COMMITTEE

Meetings in 2022: 6 Beth E. Mooney, Chair Scott T. Ford Michael B. McCallister Matthew K. Rose Consists of four independent Directors.

•  Oversees the compensation practices of AT&T, including the design and administration of employee benefit plans.

•  Responsible for:

- establishing the compensation of the Chief Executive Officer and the other Executive Officers

- establishing common stock ownership guidelines for officers and developing a management succession plan

CORPORATE DEVELOPMENT AND FINANCE COMMITTEE

Meetings in 2022: 5 Scott T. Ford, Chair Glenn H. Hutchins Stephen J. Luczo Matthew K. Rose Consists of four independent Directors.

•  Assists the Board in its oversight of our finances, including recommending the payment of dividends and reviewing the management of our debt and investment of our cash reserves.

•  Reviews mergers, acquisitions, dispositions and similar transactions; reviews corporate strategy and recommends or approves transactions and investments.

•  Reviews and makes recommendations about the capital structure of the Company, and the evaluation, development and implementation of key technology decisions.

EXECUTIVE COMMITTEE

William E. Kennard, Chair

Scott T. Ford

Glenn H. Hutchins

Beth E. Mooney

Cynthia B. Taylor

Consists of the Chairman of the Board and the Chairpersons of our four other standing committees, each of whom is an independent Director.

•  Established to assist the Board by acting upon urgent matters when the Board is not available to meet. No meetings were held in 2022.

•  Has full power and authority of the Board to the extent permitted by law, including the power and authority to declare a dividend or to authorize the issuance of common stock.

Communicating with Your Board

Interested persons may contact the Board of Directors, the non-management directors, the chairman or a specific individual director by sending written comments through the Office of the Secretary of AT&T Inc., 208 S. Akard Street, Suite 2951, Dallas, Texas 75202. The Office will either forward the original materials as addressed or provide Directors with summaries of the submissions, with the originals available for review at the Directors’ request. The Office does not forward or summarize advertisements, solicitations or other inappropriate materials.

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Annual Multi-Step Board Evaluations

Each year, the Governance and Policy Committee and the Chairman of the Board lead the Board through three evaluations: a Board self-evaluation, Committee self-evaluations, and peer evaluations. Through this process, Directors provide feedback, assess performance, and identify areas where improvement can be made. We believe this approach supports the Board’s effectiveness and continuous improvement.

ONE-ON-ONE DIRECTOR PEER EVALUATIONS

Members discuss the performance of other members of the Board including their:

•  Understanding of the business

•  Meeting attendance

•  Preparation and participation in Board activities

•  Applicable skill set to current needs of the business

Responses are discussed with the individual Director if applicable.

ONGOING FEEDBACK

•  Directors provide ongoing, real-time feedback outside of the evaluation process

•  Lines of communication between our Directors and management are always open

•  The Chairman and Committee Chair both have individual conversations with each member of the Board – providing further opportunity for dialogue and improvement

•  Follow up – Results or feedback requiring additional consideration are addressed, where appropriate

COMMITTEE SELF-EVALUATIONS

Candid open discussion to review the following:

•  Committee process and substance

•  Committee effectiveness, structure, composition, and culture

•  Overall Committee dynamics

•  Committee Charter

BOARD SELF-EVALUATION SURVEY

The self-evaluation survey (reviewed annually by the Governance and Policy Committee) addresses key topics such as those below, among other things:

•  Process and substance

•  Effectiveness, structure, composition, culture, and overall Board dynamics

•  Performance in key areas

•  Specific issues which should be discussed in the future

Responses are discussed and changes and improvements are implemented, if applicable.

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CORPORATE GOVERNANCE

Related Person Transactions

Under the rules of the SEC, public issuers, such as AT&T, must disclose certain “Related Person Transactions.” These are transactions in which the Company is a participant, the amount involved exceeds $120,000, and a Director, Executive Officer, or holder of more than 5% of our common stock has a direct or indirect material interest.

AT&T has adopted a written policy requiring that each Director or Executive Officer involved in such a transaction notify the Governance and Policy Committee and that each such transaction be approved by the Committee.

In determining whether to approve a Related Person Transaction, the Committee will consider the following factors, among others, to the extent relevant to the Related Person Transaction:

•	whether the terms of the Related Person Transaction are fair to the Company and on the same basis as would apply if the transaction did not involve a related person,

•	whether there are business reasons for the Company to enter into the Related Person Transaction,

•	whether the Related Person Transaction would impair the independence of an outside director, and

•

whether the Related Person Transaction would present an improper conflict of interest for any of our Directors or Executive Officers, taking into account the size of the transaction, the overall financial position of the Director, Executive Officer or other related person, the direct or indirect nature of the Director’s, Executive Officer’s or other related person’s interest in the transaction and the ongoing nature of any proposed relationship, and any other factors the Committee deems relevant.

The Committee will prohibit a Related Party Transaction if it determines such transaction to be inconsistent with the interests of the Company and its stockholders.

The employment of the following persons was approved by the Governance and Policy Committee under the Company’s Related Party Transactions Policy. The rates of pay for these employees are similar to those paid for comparable positions at the Company.

During 2022, the daughter and the sister-in-law of John Stankey, Chief Executive Officer and President, were employed by AT&T subsidiaries with approximate rates of pay, including commissions, of $142,702 and $150,912, respectively.

Director Compensation

The compensation of Directors is determined by the Board with the advice of the Governance and Policy Committee. The Governance and Policy Committee is composed entirely of independent Directors. None of our employees serve on this Committee. The Committee’s current members are Glenn H. Hutchins (Chair), William E. Kennard, Beth E. Mooney and Luis A. Ubiñas. Under its charter, the Committee annually reviews the compensation and benefits provided to Directors for their service and makes recommendations to the Board for changes. This includes not only Director retainers, but also Director compensation and benefit plans.

The Committee’s charter authorizes the Committee to employ independent compensation and other consultants to assist in fulfilling its duties. From time to time, the Committee engages a compensation consultant to advise the Committee and to provide information regarding director compensation paid by other public companies, which may be used by the Committee to make compensation recommendations to the Board. In addition, the Chief Executive Officer may make recommendations to the Committee or the Board about types and amounts of appropriate compensation and benefits for Directors. Directors who are employed by us or one of our subsidiaries receive no separate compensation for serving as directors or as members of Board committees.

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The Company offers Directors both cash and equity compensation as set out in the table below. Directors have the ability to defer their annual retainers and earn interest or may defer their cash compensation through deferred stock units (See Director Plans).

2022 Compensation	Amount ($)
Annual Retainer	140,000
Chairman of the Board	300,000
Committee Chair Retainer
Audit Committee	30,000
Human Resources Committee	25,000
Corporate Development and Finance Committee	20,000
Governance and Policy Committee*	20,000
Public Policy and Corporate Reputation Committee	15,000
Annual Award of Deferred Stock Units	220,000
Communications Equipment and Services	up to 25,000
*

The Public Policy and Corporate Reputation Committee (PPCR) was combined with the Corporate Governance and Nominating Committee (CGNC) in April 2022. The name of the CGNC also changed at that time to the Governance and Policy Committee.

Director Plans

Under the Non-Employee Director Stock and Deferral Plan (the Director Plan) each non-employee Director annually receives a grant of $220,000 in deferred stock units. The number of units granted is determined by dividing $220,000 by the closing price of AT&T common stock on the last trading day of the month in which the grant is made. A non-employee Director who is first elected to the Board on a day other than the day of the Annual Meeting receives a prorated grant based on the number of days served prior to the next Annual Meeting (using an assumed next Annual Meeting date one year following the last Annual Meeting). Each deferred stock unit is equivalent to a share of AT&T common stock and earns dividend equivalents in the form of additional deferred stock units. The annual grants are fully earned and vested at issuance and are distributed beginning in the calendar year after the Director leaves the Board. At distribution, the deferred stock units are converted to cash based on the then price of AT&T common stock and are paid either in a lump sum or in up to three annual installments, as elected by the Director.

Additionally, Directors may annually elect to defer the receipt of their retainers into either additional deferred stock units or into a cash deferral account under the Director Plan. Directors purchase the deferred stock units at the fair market value of AT&T common stock. Deferrals into the cash deferral account under the plan earn interest during the calendar year at a rate equal to the Moody’s Long-Term Corporate Bond Yield Average for September of the preceding year (Moody’s Rate). Directors may annually choose to convert their cash deferral accounts into deferred stock units at the fair market value of our stock at the time of the conversion. Directors may also use all or part of their retainers to purchase AT&T common stock at fair market value under the Non-Employee Director Stock Purchase Plan.

To the extent earnings on cash deferrals under the Director Plan exceed the interest rate specified by the SEC for disclosure purposes, they are included in the “Director Compensation” table on page 24 under the heading “Nonqualified Deferred Compensation Earnings.”

Non-employee Directors may receive communications equipment and services pursuant to the AT&T Board of Directors Communications Concession Program. Under the program, equipment and services that may be provided to a Director, other than equipment at his or her primary residence, may not exceed $25,000 per year. All concession services must be provided by AT&T affiliates, except that the Director may use another provider for the Director’s primary residence if it is not served by an AT&T affiliate.

Effective January 1, 2023, the Board amended the AT&T Board of Directors Communications Concession Program as follows: Each Director is entitled to receive installation of equipment for the provision of Internet service at the Director’s primary residence, provided the residence is served by an AT&T affiliate. Monthly billing for such service is to be paid by the Director. Each Director within AT&T’s service area receives an annual stipend of $4,000, and each Director outside of AT&T’s service area receives an annual stipend of $6,000. In addition, each Director is entitled to receive one phone and one tablet every two years. Monthly billing for service for such devices is to be paid by the Director.

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CORPORATE GOVERNANCE

2022 DIRECTOR COMPENSATION TABLE

The following table contains information regarding compensation provided to each person who served as a Director during 2022 (excluding Mr. Stankey, whose compensation is included in the Summary Compensation Table and related tables and disclosure).

Name	Fees Earned or Paid in Cash ($)(a)	Stock Awards ($)(b)	Nonqualified Deferred Compensation Earnings ($)(c)	All Other Compensation ($)(d)	Total ($)

SAMUEL A. DI PIAZZA, JR.*	$56,667	$0	$0	$279,630	$336,297

SCOTT T. FORD	$160,000	$220,000	$0	$10,583	$390,583

GLENN H. HUTCHINS	$158,750	$220,000	$0	$18,135	$396,885

WILLIAM E. KENNARD	$440,000	$220,000	$0	$28,161	$688,161

DEBRA L. LEE*	$46,667	$0	$0	$293,884	$340,551

STEPHEN J. LUCZO	$140,000	$220,000	$0	$0	$360,000

MICHAEL B. MCCALLISTER	$140,000	$220,000	$0	$18,486	$378,486

BETH E. MOONEY	$165,000	$220,000	$0	$30,000	$415,000

MATTHEW K. ROSE	$146,667	$220,000	$0	$35,142	$401,809

CYNTHIA B. TAYLOR	$162,500	$220,000	$0	$33,444	$415,944

LUIS A. UBIÑAS	$140,000	$220,000	$0	$15,000	$375,000

GEOFFREY Y. YANG*	$46,667	$0	$0	$264,964	$311,631

*	Mr. Di Piazza, Ms. Lee and Mr. Yang resigned in April 2022 in connection with being designated by AT&T to serve on the Warner Bros. Discovery board of directors.

NOTE (a). Fees Earned or Paid in Cash The table below shows the number of deferred stock units or shares of common stock purchased in 2022 by each Director with their retainers. The deferred stock units were purchased under the Non-Employee Director Stock and Deferral Plan, and the shares of common stock were purchased under the Non-Employee Director Stock Purchase Plan.

Director	Deferred Stock Units Purchased in 2022

SAMUEL A. DI PIAZZA, JR.	1,667

SCOTT T. FORD	8,014

GLENN H. HUTCHINS	7,965

STEPHEN J. LUCZO	7,012

MATTHEW K. ROSE	7,296

CYNTHIA B. TAYLOR	8,220

Director	Shares of Common Stock Purchased in 2022

MICHAEL B. MCCALLISTER	3,503

GEOFFREY Y. YANG	1,990

NOTE (b). Stock Awards Amounts in this column represent the annual grant of deferred stock units that are immediately vested but are not distributed until after the retirement of the Director. The deferred stock units will be paid out in cash in the calendar year after the Director ceases his or her service with the Board, at the times elected by the Director. The aggregate number of stock awards outstanding at December 31, 2022, for each Director can be found in the “Common Stock Ownership” section beginning on page 26.

NOTE (c). Nonqualified Deferred Compensation Earnings Amounts shown represent the excess earnings, if any, based on the actual rates used to determine earnings on deferred compensation over the market interest rates determined pursuant to SEC rules.

NOTE (d). All Other Compensation Amounts in this column include personal benefits for Directors that in the aggregate equal or exceed $10,000, which for 2022 consisted of communications equipment and services provided under the AT&T Board of Directors Communications Concession Program (described on page 23) and miscellaneous items, as follows: Mr. Di Piazza ($12,235 and $2,395, respectively), Mr. Ford

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($10,173 and $410, respectively), Mr. Hutchins ($17,680 and $455, respectively), Mr. Kennard ($12,706 and $455, respectively), Ms. Lee ($7,454 and $6,430, respectively), Mr. McCallister ($18,031 and $455, respectively), Mr. Rose ($19,687 and $455, respectively), Ms. Taylor ($33,087 and $357, respectively) and Mr. Yang ($11,832 and $3,132, respectively).

NOTE (d). All Other Compensation (Cont.) All Other Compensation also includes charitable matching contributions of up to $15,000 per year made by the AT&T Foundation on behalf of Directors under the AT&T Higher Education/Cultural Matching Gift Program. In 2022, charitable contributions were made on the Directors’ behalf under this program as follows:

Name	Matching Gifts

SAMUEL A. DI PIAZZA, JR.	$15,000

WILLIAM E. KENNARD	$15,000

DEBRA L. LEE	$30,000*

BETH E. MOONEY	$30,000*

MATTHEW K. ROSE	$15,000

LUIS A. UBIÑAS	$15,000

*	These amounts relate to contributions made in 2021 and 2022.

In addition, a charitable contribution of $250,000 was made on behalf of each of Mr. Di Piazza, Ms. Lee, and Mr. Yang to the charity of their choice in connection with their departure from the Board in April 2022.

COMMON STOCK OWNERSHIP

Certain Beneficial Owners

The following table lists the beneficial ownership of each person holding more than 5% of AT&T’s outstanding common stock as of December 31, 2022 (based on a review of filings made with the Securities and Exchange Commission on Schedules 13D and 13G).

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership		Percent of Class

BLACKROCK, INC. 55 East 52nd St., New York, NY 10055	521,131,890	(1)	7.3%

THE VANGUARD GROUP 100 Vanguard Blvd., Malvern, PA 19355	606,925,483	(2)	8.52%

1.

Based on a Schedule 13G/A filed by BlackRock, Inc. with the SEC on February 7, 2023, which reported the following: sole voting power of 465,770,702 shares; shared voting power of 0 shares; sole dispositive power of 521,131,890 shares, and shared dispositive power of 0 shares.

2.

Based on a Schedule 13G/A filed by The Vanguard Group with the SEC on February 9, 2023, which reported the following: sole voting power of 0 shares; shared voting power of 10,162,002 shares; sole dispositive power of 576,431,930 shares, and shared dispositive power of 30,493,553 shares.

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COMMON STOCK OWNERSHIP

Directors and Officers

The following table lists the beneficial ownership of AT&T common stock and non-voting stock units as of December 31, 2022, held by each Director, nominee, and officer named in the Summary Compensation Table on page 60. As of that date, each Director and officer listed below, and all Directors and Executive Officers as a group, owned less than 1% of our outstanding common stock. Except as noted below, the persons listed in the table have sole voting and investment power with respect to the securities indicated.

Beneficial Owner	Total AT&T Beneficial Ownership (1)	Restricted Stock Units (2)	Number of Shared Voting and Investment Power Shares	Non-Voting Vested Stock Units (3)

SCOTT T. FORD	81,319			105,562

GLENN H. HUTCHINS (4)	167,651		167,651	90,446

WILLIAM E. KENNARD	0			53,944

STEPHEN J. LUCZO	500,000			25,475

MICHAEL B. MCCALLISTER	59,594		50,364	67,052

BETH E. MOONEY	28,700			85,598

MATTHEW K. ROSE	208,050		208,050	158,913

CYNTHIA B. TAYLOR	5,718		196	70,499

LUIS A. UBIÑAS	0			8,157

JOHN T. STANKEY	676,451	116,195	441,867	548,021

PASCAL DESROCHES	337,220	96,780		16,920

LORI LEE	260,273	70,058		180,820

DAVID R. MCATEE II	427,034	98,515	322,476	67,690

JEFFERY S. MCELFRESH	298,582	101,786		0

All Executive Officers and Directors as a group (consisting of 20 persons, including those named above)	3,992,331	802,311	1,305,248	2,505,566

NOTE (1). Includes restricted stock units distributable within 60 days of the date of this table. See Note (2).

NOTE (2). Restricted stock units distributable within 60 days of the date of this table.

NOTE (3). Represents number of vested stock units held by the Director or Executive Officer, where each stock unit is equal in value to one share of AT&T common stock. The stock units are paid in common stock or cash depending upon the plan and the election of the participant at times specified by the relevant plan. None of the stock units listed may be converted into common stock within 60 days of the date of this table. As noted under “Compensation of Directors,” AT&T’s plans permit non-employee Directors to acquire stock units (also referred to as deferred stock units) by deferring the receipt of retainers into stock units and through a yearly grant of stock units. Officers may acquire stock units by participating in stock-based compensation deferral plans or through vested stock awards. Stock units carry no voting rights.

NOTE (4). Mr. Hutchins disclaims beneficial ownership of 3,322 shares held in trust for his siblings.

AT&T INC.	26	2023 PROXY

Environmental, Social and Governance (ESG)

ESG INTEGRATION ACROSS AT&T OPERATIONS

AT&T’s commitment to managing ESG issues includes Board of Directors oversight, executive leadership across multiple Officers and business units, and dedicated teams of subject-matter experts throughout the company.

Board of Directors Oversight

The AT&T Board of Directors’ Governance and Policy Committee has direct oversight of ESG strategy, related policies, programs and ESG reporting. It also oversees our policies for political and philanthropic giving, which include political contributions, corporate contributions approved by the AT&T Contributions Council and grants approved by the AT&T Foundation.

In April 2022, the Board enhanced its oversight of ESG by combining the Public Policy and Corporate Reputation (PPCR) Committee with the Corporate Governance and Nominating Committee to form the Governance and Policy Committee (GPC) (page 19). The new committee strengthens oversight by bringing together key ESG elements within the remit of a single committee. The number of regular committee meetings also was increased from three (which was the practice for the PPCR) to four per year.

Our Senior Vice President (SVP) – Corporate Social Responsibility (CSR) and ESG, who is also Chief Sustainability Officer (CSO), presents at the GPC meetings, and holds discussions with individual Committee members as needed throughout the year. From its formation in April 2022 through the end of the year, the Governance and Policy Committee held three regularly scheduled meetings, which included ESG topics such as: diversity, equity and inclusion (DE&I); digital divide; social innovation; responsible supply chain; business-affecting climate transition; ESG reporting; and political and charitable contributions.

The Audit Committee oversees AT&T’s compliance with legal and regulatory requirements, as well as internal enterprise risk assessment activities which include privacy and data security. The Audit Committee also oversees audit functions which incorporate ESG risks and disclosures. The Chief Compliance Officer and the SVP – Audit Services each meet with the Audit Committee four times per year.

The Human Resources Committee oversees remuneration, succession planning, and other aspects of human capital management at AT&T, including ESG factors such as employee benefit plans, employee safety, professional development and related executive compensation.

Executive Oversight

Our CSO oversees internal management of AT&T’s ESG strategy, risks and opportunities. Our SVP – Audit Services oversees internal enterprise risk assessment activities and audit functions, including analysis of ESG risks and disclosures, and associated processes, controls and assurance.

Our CSR Governance Council is led by our CSO and is comprised of more than a dozen Officers who lead the business operations aligned to our most important ESG focus areas. The CSR Governance Council held three meetings in 2022 and covered ESG topics such as digital divide, business-affecting climate transition, political contributions, ESG reporting, DE&I, long-range goal setting and social issue engagement.

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ENVIRONMENTAL, SOCIAL AND GOVERNANCE (ESG)

In addition to the CSR Governance Council, we convene core issue committees focused on community; employee activation; environment; human rights and online safety. These committees are led by senior CSR leaders who work closely with subject matter experts throughout our business to implement and enhance programs and policies that address ESG issues across AT&T.

Compliance, Anti-Bribery and Anti-Corruption

The Chief Compliance Office (CCO) is responsible for compliance oversight of legal and regulatory requirements of the countries and jurisdictions where AT&T operates. The CCO is also responsible for promoting an ethical culture, developing policies to safeguard the privacy of customer and employee information, ensuring adherence to internal compliance requirements, investigating violations of the code of conduct, protecting AT&T’s assets, and fulfilling legal demands for records. The Chief Compliance Officer reports directly to the CEO and also interacts with the Audit Committee to discuss compliance and ethics-related trends, risks and action plans. The Chief Compliance Officer and Chief Privacy Officer also engage with and inform the Governance and Policy Committee.

AT&T strictly prohibits giving, offering, authorizing, or taking bribes or engaging in corruption in any circumstance. This includes bribery of, or giving improper payments or rewards to, private individuals, as well as government officials (Local, State, Federal, Foreign). Our business is global in reach with operations all over the world. We seek to excel in the global marketplace honestly and fairly, relying on our outstanding performance and ethical business practices. We have a comprehensive set of anti-bribery/anti-corruption policies and procedures – including our Code of Conduct, Anti-Bribery and Anti-Corruption (ABAC) Policy, Principles of Conduct for Suppliers and Code of Ethics – which aim to prevent, detect and mitigate risks related to public and commercial bribery. The internal audit organization, led by our SVP – Audit Services, performs periodic ABAC control audits across our business.

Political Engagement Transparency

We participate in public policy dialogues around the world related to our industry and business priorities, our approximately 163,000 employees, our stockholders, and the communities we serve. As one of the world’s largest telecommunications companies, federal, state and local laws have a significant impact on our employees, communities, customers and shareholders. We participate in the political process in a bipartisan manner to support policies that foster an economic environment in which we can sustain and grow our business. AT&T has a core set of critical business issues that drive corporate political contributions and inform employee PAC contributions. Those issues affect our ability to hire, pay good wages, provide world-class benefits, serve our customers, make capital investments, innovate to foster economic growth and create or return shareholder value.

In the U.S., the Company and our affiliated Employee Political Action Committees are committed to compliance with applicable laws and other requirements regarding contributions to political organizations, candidates for federal, state and local public office, ballot measure campaigns, political action committees, and trade associations. We engage with organizations and individuals to make our views clear and uphold our commitment to help support the communities in which we operate.

Because elected officials have varying interests and positions, it’s impossible to agree with every position taken by any one elected official. Thus, contributions we may make to advance our core business issues do not signal our agreement with every position that recipients may take on every topic. Our biannual Political Engagement Report describes AT&T’s political engagement priorities, how we participate in the political process and discloses our U.S. political contributions. With oversight from the Governance and Policy Committee and visibility of the full Board, every action we take is guided by our public Political Engagement Priorities and our Political Engagement Policy, along with other policies and procedures, helping us govern the positions we support across the political spectrum in a way that reflects our corporate brand and the interests of our business and employees.

Since 2019, AT&T has received the leading “Trendsetter” designation from the CPA-Zicklin Index of Corporate Political Disclosure and Accountability, for transparent reporting of our engagements. In 2022, AT&T was among only 6 companies to receive a 100% score. Additional information about our public policy engagement efforts, including our Political Contributions Policy and a report of U.S. political contributions from our Company and from AT&T’s Employee Political Action Committees, can be viewed on our website at investors.att.com.

Network and Data Security and Privacy

Network and data security and privacy are crucial to our mission of delivering connectivity services that businesses and consumers can trust.

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ENVIRONMENTAL, SOCIAL AND GOVERNANCE (ESG)

The Audit Committee oversees the company’s risk management strategy, which includes cybersecurity and the defense of our network. The Chief Security Office, led by our Chief Security Officer, establishes global policy and programmatic requirements designed to help protect the integrity, confidentiality and availability of our network. The Audit Committee and full Board receive regular updates from our Chief Security Officer on network and data security, and associated risks.

Our Chief Privacy Officer (CPO), who is a member of the CSR Governance Council, is responsible for developing, implementing and supporting compliance with our privacy principles, policies and commitments – in accordance with international, federal and state legislation. Our CCO and CPO provide updates about privacy-related risks and mitigation to executive leadership and the Governance and Policy Committee, and our CCO provides periodic privacy-related updates to the Audit Committee.

Like all companies, we’re required by law to provide information to government and law enforcement entities, as well as parties to civil lawsuits, by complying with court orders, subpoenas, lawful discovery requests and other legal requirements. Our Transparency Report lists the number and types of legal demands that have compelled AT&T to provide information about the communications of our customers as well as information permitted by law to be disclosed about Foreign Intelligence Surveillance Act requests.

Supply Chain Management

A diverse, ethical and sustainable supply chain is crucial for mitigating risk, realizing new opportunities, delivering excellence and creating long-lasting value for AT&T and our stakeholders.

We expect supplier business operations to be conducted in compliance with sustainability and diversity clauses in our contracts, which require conformance with the AT&T Principles of Conduct for Suppliers and the AT&T Human Rights Policy. Suppliers are required to verify adherence to our Principles of Conduct for Suppliers through a self-attestation process every 18-24 months. Our Governance and Policy Committee, and Executive Vice President – Global Supply Chain, who is a member of the CSR Governance Council, provide oversight.

Annually, we engage suppliers representing at least 80% of our spend1 with the CDP Climate Change Questionnaire. These assessments, which cover a range of ESG factors such as total emissions and emissions reduction strategies, renewable energy, governance, biodiversity and a supplier’s management of its own supply chain, support our ability to integrate sustainability metrics into sourcing decisions.

In addition, through our participation alongside peer telecom companies in the Joint Audit Cooperation, we engage suppliers at risk of noncompliance with social standards – such as child or forced labor, health and safety, freedom of association, working hours or compensation – in on-site audits and corrective action plans.

ESG Reporting

AT&T’s ESG reporting practice is led by a dedicated team reporting to our CSO, with additional oversight by the Governance and Policy Committee and Audit Committee. Each year, we engage hundreds of subject matter experts and business unit approvers across the company to prepare, review, and continuously enhance our reporting and disclosures. Prior to publication, our annual Sustainability Summary data and content are reviewed by our CEO, the CSR Governance Council and senior executives across the business. ESG disclosures are further validated by our internal legal organization, and select environmental calculations – such as energy use and greenhouse gas (GHG) emissions – are externally assured by an independent third party.

ESG disclosures are underpinned by a regular stakeholder assessment that helps identify and prioritize the highest priority ESG issues impacting AT&T, as well as those where AT&T significantly impacts external stakeholders. Our most recent assessment was conducted in Q4 2021, and as part of our ongoing governance, we continuously monitor pressing and emerging ESG issues and current events to help prioritize programmatic efforts on those topics as appropriate.

We seek to deliver a comprehensive reporting suite featuring consistent and comparable metrics. We’ve aligned to the Global Reporting Initiative standards since 2007, to communicate our managerial approach to impacts on broad topics such as the economy, environment, society and human rights. In recognition of investor interest in our management of ESG impacts on enterprise value, we align to relevant

1 The supplier sustainability management approach reflects the activities of the AT&T Global Supply Chain organization within AT&T Communications.

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ENVIRONMENTAL, SOCIAL AND GOVERNANCE (ESG)

industry-specific Sustainability Accounting Standards Board standards, the Task Force on Climate-related Financial Disclosures recommendations and the CDP Climate Change assessment. Our reporting also aligns with the United Nations Global Compact and Sustainable Development Goals, reflecting stakeholder interest in AT&T’s contributions to global sustainable development objectives.

ENVIRONMENTAL IMPACT

AT&T is amplifying our positive environmental impact and optimizing the resilience of our business through enhancements in resource efficiency and efforts to protect our network and stakeholders from environmental risk.

The Governance and Policy Committee oversees the entirety of AT&T’s environmental and climate-related strategy, including emissions reduction objectives, consumption of electricity and water, investments in renewable energy, waste management and policies governing our supply chain. Our CSO oversees internal management of AT&T’s environmental and climate-related strategy, risks and opportunities. Our President – Network Engineering and Operations has responsibility for the resilience of our network, including energy and water use, and the management of climate-related impacts to our operations. This includes our commitments to renewable energy, network disaster response and business continuity planning. Our SVP – Audit Services oversees the integration of ESG issues, including environmental and climate-related impacts, into corporate enterprise risk assessment activities. This risk analysis has further oversight by the Audit Committee.

Our CSR Governance Council, led by our CSO and comprised of Officers representing business operations aligned to our most important ESG focus areas, regularly discusses environmental topics such as climate change, emissions and our use of resources. In addition to the Council, we convene an Environmental Committee that works with business unit experts across our company to implement and enhance policies and programs that address climate-related risks and opportunities. The Environmental Committee is led by our Assistant Vice President (AVP) – Global Environmental Sustainability, who is a direct report to our CSO.

Mitigating Climate Change

AT&T is committed to helping the world transition to a low carbon economy. We’ve established a public goal to become carbon neutral, targeting net zero Scope 1 and 2 GHG emissions2 by the end of 2035. To help measure our progress, we launched a science-based target to reduce emissions for these same categories 63% by year-end 2030 (2015 baseline) – aligning with a 1.5°C pathway. Between 2015-2022, we reduced reported Scope 1 and 2 GHG emissions 41.2%, reaching 65% of our 2030 target.3

A key component of our emissions reduction strategy is enhancing operational efficiency. Between 2015-2022, we implemented nearly 161K energy efficiency projects – such as the ongoing integration of our centrally-managed Energy Building Management Solution across our footprint and decommissioning obsolete portions of our network operations – resulting in annualized energy cost savings of approximately $663 million.

We also continue to grow our procurement of renewable energy, where feasible. In 2022, we announced two new solar energy deals, adding to our renewable energy portfolio. AT&T is currently #6 on the EPA Green Power Partnership list, an improvement of two spots from 2021.

Climate-related Impacts

Extreme weather presents operational risks to AT&T’s network and safety risks to our employees, customers and communities. We’re taking steps to protect our network from threats and costly repairs associated with such events, while helping communities identify and address their own vulnerabilities. By modeling the potential for extreme weather within our geographic information system, our industry-leading Climate Change Analysis Tool (CCAT) helps network engineers analyze how inland and coastal flooding, drought, wind or wildfires may impact existing infrastructure or future network builds – up to 30 years into the future.

In collaboration with the Federal Emergency Management Agency and the U.S. Department of Energy’s Argonne National Laboratory, we launched the Climate Risk and Resilience Portal

2 Scope 1 emissions include direct emissions from sources owned or controlled by the company (such as the fleet). Scope 2 emissions include indirect emissions that result from the generation of purchased energy.

3 AT&T follows the GHG Protocol for Scope 1, Scope 2 and Scope 3 reporting. 2022 GHG emissions data contains Q4 estimations.

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ENVIRONMENTAL, SOCIAL AND GOVERNANCE (ESG)

(ClimRR). ClimRR provides free and equitable access to leading climate datasets to support analysis and data-driven planning for future climate risks. The portal empowers non-technical individuals, organizations, planners and decision-makers at state, local, tribal, and territorial governments to gain awareness of future climate conditions to support community resilience.

AT&T also assesses how climate-related regulations, developments in technology, and market or reputational factors could affect our company. For example, a cost applied to GHG emissions, such as through an imposed fuel or carbon tax or other pricing mechanism, may drive up the cost of fossil fuel-based energy used to power our network, operations and fleet.

Landfill Diversion

AT&T has a goal to reduce the amount of U.S. waste we send to landfill 30% by 2030 (2019 base year). By the end of 2022, we had decreased our landfill footprint 27.9% from 2019.4

Environmental Performance of our Supply Chain

AT&T’s supply chain contributes to our emissions footprint and presents unique climate-related risks and opportunities. To address this, we engage suppliers to reduce the environmental impact of their operations. In 2022 we met our Scope 3 science-based target ahead of schedule by ensuring that suppliers representing 53% of our spend (against our goal of 50%) have set science-based Scope 1 and 2 targets. This goal covers AT&T spend including purchased goods and services, capital goods and downstream leased assets.

We operationalize progress toward this goal by providing incentives to participate in our Preferred Supplier Program, which includes companies that have demonstrated a commitment to focus areas such as diversity and environmental sustainability, and by engaging approximately 300 suppliers annually in the CDP Climate Change Questionnaire.

Supporting Customer Environmental Objectives

Beyond our carbon neutrality commitment focused on our own operations, AT&T’s Gigaton goal demonstrates our intention to help business customers leverage our connectivity to help collectively reduce one billion metric tons of GHG emissions by 2035.

We’re helping these customers reduce their environmental footprint through adoption of AT&T Smart Climate Solutions – broadband-enabled technologies such as online collaboration tools and IoT solutions for fleet, asset and building energy management.

As of year-end 2022, we’ve achieved 15% of our Gigaton goal and have enabled customers to reduce more than 149 million metric tons of CO2e.

We measure our impact using a methodology developed in collaboration with Carbon Trust and BSR.

SOCIAL IMPACT

At AT&T, we’re committed to connecting people to greater possibility. Our efforts to help bridge the digital divide, foster DE&I, support the development of our employees and protect human rights are examples of how we help our employees, customers, suppliers, and communities thrive. Further, these social factors influence the near- and long-term success of our company.

Digital Divide

Access to affordable and reliable internet service is critical for work, health, learning and commerce – and for staying digitally connected to family, friends, news and information. Leveraging our resources to address the digital divide is strategically important to AT&T, as it helps drive social change while expanding our network reach and deepening valuable collaboration with communities, authorities and NGOs.

With the full Board’s oversight, our strategy for addressing the digital divide involves collaboration across the entirety of our company – engaging business units such as CSR, Public Policy, External and Legislative Affairs, Network Technology and Operations, Finance, Sales and Marketing.

AT&T has committed to invest $2 billion between 2021 and the end of 2023 to help address the digital divide. This effort includes AT&T’s low-cost broadband service offerings and ongoing community investment.

Our Access from AT&T program helps bridge the digital divide by making high-speed, low-cost internet service available for qualifying low-income households. AT&T also participates in the FCC’s Affordable Connectivity Program (ACP) to help make wired and wireless services more affordable for millions of American households. In 2022, we expanded eligibility for Access from AT&T to all households that quality for ACP and that apply the Federal benefit to AT&T internet service.

4 AT&T aligns with GRI standards for waste reporting. 2022 waste data contains Q4 estimations.

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ENVIRONMENTAL, SOCIAL AND GOVERNANCE (ESG)

Our $2 billion digital divide commitment also includes AT&T Connected Learning, a multi-year initiative led by our CSR organization to help remove internet adoption barriers and empower today’s learners. Through AT&T Connected Learning, by year-end 2025, we seek to provide 1M people in need with digital resources, technology and/or skills needed to succeed. Through the end of 2022, we launched 20 AT&T Connected Learning Centers in traditionally underserved neighborhoods facing barriers to connectivity, and we intend to increase this figure to more than 50 by the end of 2024. AT&T Connected Learning Centers provide access to high-speed internet and computing devices, as well as opportunities for tutoring and mentorship through our employee-driven AT&T Believes volunteerism initiative. Together with national partners, we’re offering a collection of digital learning and digital literacy courses to help parents and families build skills and confidence to help their child navigate distance learning and participate effectively and safely in today’s digital world.

Diversity, Equity and Inclusion

From our Board of Directors to front-line workers across the globe, we seek talented people who represent a mix of backgrounds, identities, abilities and experiences. This is critical to ensure the products, services and content we create reflect the diversity and interests of all segments of society and of the world around us.

Our Board Diversity Statement notes “AT&T recognizes the value of diversity, and takes into account many factors, including but not limited to gender, race and ethnicity, as important in determining composition and in making nominations to the Board.”

Our strategy for employee diversity, equity and inclusion is led by AT&T’s Chief Diversity Officer, who is also a member of the CSR Governance Council. To promote employee engagement and cross-functional diversity and inclusion initiatives across our business, we regularly convene four diversity councils, including an Executive Diversity Council made up of key officers and executives in the business. Diversity, equity and inclusion data is regularly provided to Board members and discussed in depth at least once a year with the Governance and Policy Committee and the full board.

All employees can join any of AT&T’s 27 Employee Groups, which are the vanguard of our efforts to advance diversity, equity and inclusion across AT&T.

AT&T also embeds diversity, equity and inclusion into its hiring, career advancement and professional development strategies. In 2022, more than 75% of open positions and 69% of internal promotions were filled by women and/or people of color candidates, thereby increasing our diverse workforce.5

AT&T has been recognized by top diversity, equity and inclusion organizations and initiatives, such as DiversityInc Top 50 Companies for Diversity, Human Rights Campaign Best Places to Work for LGBTQ+ Equality, Disability Equality Index Best Place to Work for Disability Inclusion and Bloomberg Gender Equality Index.

Recognizing the importance of diversity, equity and inclusion to our stakeholders, we report our progress toward cultivating workplace diversity across AT&T. This focus on building a more diverse and inclusive workforce is underpinned by the unwavering commitment to ensure that employees from any and every segment of society are treated with fairness and provided equal opportunities to advance in the company.

Supply Chain Diversity

Diverse suppliers bring value to our company through their unique experiences, skills and innovative ideas. Our supplier diversity program connects specialized diversity managers with internal sourcing teams to assist minority-, woman-, veteran-, LGBTQ+- and disability-owned enterprises around the U.S. with opportunities to provide products and services to AT&T. Our supplier diversity goal is to achieve 21.5% of supplier spend and exceed $10 billion in total procurement expenditures with diverse suppliers. In 2022, more than $16B was awarded to businesses externally certified as diverse by third-party agencies.

Employee Talent Development

As the global economy evolves, it’s crucial to train – and retain – a skilled and diverse workforce, and to help ensure our colleagues have the tools needed for continued success. Led by our Senior Vice President of Learning and Development, our internal training organization – AT&T University – works across our business to deliver strategic leadership training, inspire continuous development for current and future roles, and energize our workforce to drive innovation. AT&T University builds and enhances skills and capabilities in an evolving technological world, developing leaders who enhance the skills of others and role model critical competencies for the rest of the organization.

5 Represents AT&T’s U.S.-based workforce.

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AUDIT COMMITTEE

In 2022, AT&T invested approximately $135 million to engage employees in 8 million hours of education and training, plus $10.5 million in higher education tuition assistance.6

Human Rights

Business success and ethical behavior go hand-in-hand, and protecting human rights is fundamental to our operations, supply chain and engagement with key stakeholders.

AT&T’s Human Rights Policy details our commitment to upholding internationally recognized principles supporting rights to privacy, freedom of expression, fair labor practices, ethical use of artificial intelligence and protection from harmful online content – particularly for children. Our CSO is responsible for overseeing the AT&T Human Rights Policy with guidance from the Governance and Policy Committee. The CSR Governance Council and Human Rights Committee, comprised of senior executives and subject matter experts from across the business, are responsible for due diligence and implementing safeguards to address and mitigate potential human rights risks and issues.

6 Includes AT&T Communications, AT&T Corporate, and AT&T International.

AUDIT COMMITTEE

AT&T has a separately designated standing Audit Committee. The Board has adopted a written charter for the Audit Committee, which may be viewed on the Company’s web site at investors.att.com. The Audit Committee performs a review and reassessment of its charter annually. The Audit Committee oversees the integrity of AT&T’s financial statements, the independent auditors’ qualifications and independence, the performance of the internal audit function and independent auditors, AT&T’s compliance with legal and regulatory matters, and enterprise risk management, including privacy and data security.

The Audit Committee is composed entirely of independent Directors in accordance with the applicable independence standards of the New York Stock Exchange and AT&T. The members of the Audit Committee are Ms. Taylor (Chair), Mr. Luczo, Mr. McCallister, and Mr. Ubiñas each of whom was appointed by the Board of Directors. The Board has determined that each member of the Audit Committee is financially literate under NYSE listing standards.

In addition, the Board of Directors has determined that Ms. Taylor is an “audit committee financial expert.” Although the Board of Directors has determined that she has the requisite attributes to be considered an “audit committee financial expert” as defined under SEC rules, her responsibilities are the same as those of the other Audit Committee members. She is not AT&T’s auditor or accountant, does not perform “field work” and is not a full-time employee. The SEC has determined that an audit committee member who is designated as an audit committee financial expert will not be deemed to be an “expert” for any purpose as a result of being identified as an audit committee financial expert.

PRIMARY RESPONSIBILITIES

The Audit Committee is responsible for oversight of management in the preparation of AT&T’s financial statements and financial disclosures. The Audit Committee relies on the information provided by management and the independent auditors. The Audit Committee does not have the duty to plan or conduct audits or to determine that AT&T’s financial statements and disclosures are complete and accurate. AT&T’s Audit Committee charter provides that these are the responsibility of management and the independent auditors.

Independent Auditor Oversight

The Audit Committee has oversight of the Company’s relationship with the independent auditor and is directly responsible for the annual appointment, compensation and retention of the independent auditor. The independent auditor reports directly to the Audit Committee.

Financial Reporting Review

The Audit Committee reviews and discusses with management and the independent auditor:

•	the annual audited financial statements and quarterly financial statements;

•	any major issues regarding accounting principles and financial statement presentations; and

•	earnings press releases and other financial disclosures.

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AUDIT COMMITTEE

Internal Audit Oversight

The Audit Committee oversees the activities of the Company’s senior internal auditing executive, including internal audit’s assessment of operational and financial risks and associated internal controls. Significant internal audit reports and corrective action status are regularly discussed with the Audit Committee.

Risk Review

The Audit Committee reviews and discusses with management the Company’s significant financial, compliance, ethics, and operational risk exposures and the steps management has taken to detect, monitor and control such exposures, including the Company’s risk assessment and risk management policies. This includes, among other matters, evaluating risk in the context of financial policies, counterparty and credit risk, and the appropriate mitigation of risk, including through the use of insurance where appropriate. The Audit Committee also reviews and discusses with management the Company’s privacy and data security, including cybersecurity, risk exposures, policies, and practices, including the steps management has taken to detect, monitor and control such risks and the potential impact of those exposures on the Company’s business, financial results, operations and reputation.

Compliance Oversight

The Audit Committee meets with the Company’s Chief Compliance Officer (CCO) regarding the CCO’s assessment of the Company’s compliance and ethics risks, the effectiveness of the Company’s Corporate Compliance Program, and any other compliance related matters that either the Committee or the CCO deems appropriate. The Audit Committee oversees the administration and enforcement of the Company’s Code of Business Conduct, Code of Ethics, and Corporate Compliance Program.

PRINCIPAL ACCOUNTANT FEES AND SERVICES

Ernst & Young LLP acts as AT&T’s principal auditor and provides certain audit-related, tax and other services. The Audit Committee has established a pre-approval policy for services to be performed by Ernst & Young. Under this policy, the Audit Committee approves specific engagements when the engagements have been presented in reasonable detail to the Audit Committee before services are undertaken.

This policy also allows for the approval of certain services in advance of the Audit Committee being presented details concerning the specific service to be undertaken. These services must meet service definitions and fee limitations previously established by the Audit Committee. Additionally, engagements exceeding $500,000 must receive advance concurrence from the Audit Committee Chairman. After an auditor is engaged under this authority, the services must be described in reasonable detail to the Audit Committee at the next meeting.

All pre-approved services must commence, if at all, within 14 months of the approval.

The fees for services provided by Ernst & Young (all of which were pre-approved by the Audit Committee) to AT&T in 2022 and 2021 are shown in the following table:

PRINCIPAL ACCOUNTANT FEES

(dollars in millions)

Item	2022	2021
Audit Fees (a)	$35.1	$44.7
Audit Related Fees (b)	5.5	17.4
Tax Fees (c)	6.7	14.2
All Other Fees (d)	0.0	0.0

Note (a). Audit Fees. Included in this category are fees for the annual audits of the financial statements and internal controls, quarterly financial statement reviews, audits of certain subsidiaries, audits required by Federal and state regulatory bodies, statutory audits, and comfort letters.

Note (b). Audit Related Fees. These fees, which are for assurance and related services other than those included in Audit Fees, include charges for employee benefit plan audits, subsidiary audits associated with acquisition and disposition activity, control reviews of AT&T service organizations, and consultations concerning financial accounting and reporting matters.

Note (c). Tax Fees. These fees include charges for various Federal, state, local and international tax compliance, planning, and research projects, as well as tax services for AT&T employees working in foreign countries.

Note (d). All Other Fees. No fees were incurred in 2022 or 2021 for services other than audit, audit related and tax.

AT&T INC.	34	2023 PROXY

AUDIT COMMITTEE

AUDIT COMMITTEE REPORT

The Audit Committee: (1) reviewed and discussed with management AT&T’s audited financial statements for the year ended December 31, 2022; (2) discussed with the independent auditors the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board and the Securities and Exchange Commission; (3) received the written disclosures and the letter from the independent auditors required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent auditors’ communications with the Audit Committee concerning independence; and (4) discussed with the auditors the auditors’ independence.

Based on the review and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited financial statements for the year ended December 31, 2022, be included in AT&T’s Annual Report on Form 10-K for filing with the Securities and Exchange Commission.

February 7, 2023	The Audit Committee
Cynthia B. Taylor, Chair
Stephen J. Luczo
Michael B. McCallister
Luis A. Ubiñas

2023 PROXY	35	AT&T INC.

Compensation Discussion and Analysis

Benefits	55
Policies and Risk Mitigation
Stock Ownership Guidelines	58
Equity Retention and Hedging Policy	58
Clawback Policy	58
Risk Mitigation	58
Independent Compensation Consultant (Frederic W. Cook & Co., Inc.)	58

ACRONYMS USED

CAM	Career Average Minimum
CD&A	Compensation Discussion & Analysis
CDP	Cash Deferral Plan
CEO	Chief Executive Officer
CFO	Chief Financial Officer
ESG	Environmental Social Governance
EPS	Earnings Per Share
FCF	Free Cash Flow
HRC	Human Resources Committee
LTI	Long-Term Incentive
MCB	Management Cash Balance
NEO	Named Executive Officer
OI	Adjusted Operating Income

PSA	Performance Share Award
ROIC	Return on Invested Capital
RSU	Restricted Stock Unit
SCT	Summary Compensation Table
SEC	Securities and Exchange Commission
SERP	Supplemental Employee Retirement Plan
SRIP	Supplemental Retirement Income Plan
STIP	Short-Term Incentive Plan
SPDP	Stock Purchase and Deferral Plan
TSR	Total Stockholder Return
WBD	Warner Bros. Discovery
WM	WarnerMedia

OUR NAMED EXECUTIVE OFFICERS

John Stankey Chief Executive Officer

Pascal Desroches Senior Executive Vice President and Chief Financial Officer

Lori Lee Global Marketing Officer and Senior Executive Vice President International

David McAtee Senior Executive Vice President and General Counsel

Jeff McElfresh Chief Operating Officer

AT&T INC.	36	2023 PROXY

Executive Summary

Our Human Resources Committee (Committee) takes great care to develop and refine an executive compensation program that recognizes its stewardship responsibility to our stockholders while ensuring the ability to attract and retain talent to support a culture of growth, innovation, and performance in a large and complex organization.

In this section, we summarize the elements of our compensation program and how our program supports pay for performance.

Topic	Overview	Details

THE FOUNDATION OF OUR PROGRAM	Our Committee believes that our programs should: • be aligned with stockholder interests, • be competitive and market-based, • pay for performance, • balance both short- and long-term focus, and • be aligned with generally accepted practices. To that end, we incorporate many best practices in our compensation program and avoid ones that are not aligned with our guiding pay principles.	42

STOCKHOLDER ENGAGEMENT

Stockholder engagement is a key part of the Committee’s decision-making process, and AT&T has a long history of incorporating stockholder perspectives into our executive compensation program. Each year, we engage with stockholders in both the spring and fall to understand their views on executive compensation and other topics. In addition to the support shared through direct engagement, our stockholders supported our program with 90.3% of votes cast for approval of the “say on pay” proposal at the 2022 Annual Meeting of Stockholders. We provide details of discussions with stockholders over the past year in the Proxy Statement Summary.

		SUM 2

OUR COMPENSATION PROGRAM ELEMENTS & PERCENT OF PAY TIED TO PERFORMANCE AND COMMON STOCK PRICE

Our program includes a variety of pay elements, from fixed compensation (base salaries) to performance-based variable compensation (short- and long-term incentives), to key benefits, which minimize distractions and allow our executives to focus on our success.

Each element is designed for a specific purpose, with an overarching goal of encouraging a high level of sustainable individual and Company performance well into the future.

For active NEOs, the average combination of short- and long-term incentives is 89% of target pay. Payouts are formula-driven for:

•  Short-term incentives; and

•  Performance Shares (which represent 75% of the long-term incentive for all NEOs).

All long-term grants are tied to our common stock price performance.

Our Committee retains the authority to increase or decrease final award payouts, after adjustment for financial performance, to ensure pay is aligned with performance.

		43, 45

2023 PROXY	37	AT&T INC.

COMPENSATION DISCUSSION AND ANALYSIS Executive Summary

Topic	Overview	Details

INDEPENDENT COMPENSATION CONSULTANT

The Committee determined that because it had engaged Frederic W. Cook & Co., Inc. (FW Cook) as independent consultant for several years, it was appropriate to initiate a Request for Proposal (RFP) process for independent compensation consultant services. The purpose of the RFP was to ensure that the Committee continues to receive comprehensive, expert consulting services, and recommendations for setting executive pay to retain and attract talent to execute the Company’s strategic objectives. Our current consultant, FW Cook, was invited to respond to the RFP, as were several other companies that provide independent compensation consultant services. After a thorough review process with evaluation of the candidates, the Committee renewed its engagement with FW Cook for independent compensation consultant services.

58

HOW WE MAKE COMPENSATION DECISIONS

The starting point for determining Executive Officer compensation is determining target pay, with an evaluation of market data. The independent consultant compiles compensation information for our Peer Group companies and then presents this information to our Committee for it to consider when making compensation decisions. Our Peer Group companies were chosen based on their similarity to AT&T on a number of factors, including alignment with our business, scale, and/or complexity.

At the start of 2022, the Committee established a peer group consistent with AT&T’s business pre-WM spin-off. Effective with the April 8, 2022, close of the WM spin-off, the Peer Group was reset to align with AT&T’s simplified operating structure with fewer business lines, enhanced focus on telecom operations, reduced scale, and renewed focus on investment in technology and tech enabled services.

The Committee sets target compensation with three elements of pay (described above) and an allocation of those pay elements to total target compensation.

The Committee also annually reviews performance metrics used in short- and long-term incentives, given our NEOs’ compensation is heavily weighted toward at-risk pay. The Committee aligns metrics and payouts to the overall business plan to appropriately incentivize senior management’s performance. At the end of the year, the Committee evaluates the company’s financial results along with any other pertinent circumstances to approve incentive payouts.

44-45
WARNERMEDIA SPIN-OFF AND AT&T ADJUSTMENT RATIO

Upon completion of the WarnerMedia spin-off, AT&T stockholders received .24 shares of stock in Warner Bros. Discovery, Inc. (WBD) for every share of AT&T common stock they owned. However, employee equity-based awards (performance shares, restricted stock units, and restricted stock awards) and stock based deferred compensation balances were not entitled to receive WBD shares. Therefore, to generally maintain the overall value of AT&T equity compensation awards and deferred compensation balances, the Committee authorized an adjustment to the number of shares underlying the impacted equity awards and deferred compensation balances, as required by the applicable plans in the event of a change in corporate structure such as the WarnerMedia spin-off. The Committee approved an increase in the number of shares underlying the impacted equity awards and deferred compensation using the AT&T Adjustment Ratio of approximately 1.2202. The ratio is the result of the volume weighted average price for AT&T stock for the 10 trading days prior to, and the 10 trading days following, the close of the transaction. Share distributions under Long-Term Incentive Awards with Performance or Restriction Periods Ending in 2022 or early 2023 reflect this share adjustment. In the Executive Compensation Tables, please see the Grants of Plan Based Awards, Outstanding Equity Awards, Option Exercises Stock Vested, and Nonqualified Deferred Compensation tables.

52, 62-64, 70-71

AT&T INC.	38	2023 PROXY

COMPENSATION DISCUSSION AND ANALYSIS Executive Summary

OUR PURPOSE WE CONNECT PEOPLE TO GREATER POSSIBILITY – WITH EXPERTISE, SIMPLICITY AND INSPIRATION.

In 2022 we repositioned our company to be simpler and more focused as we set our sights on becoming the best connectivity provider through 5G and fiber. And we exited the year defined by a new purpose: Connecting people to greater possibility.

Our purpose is supported by three pillars:

•	Expertise. We listen to our customers’ needs, share our best thinking and set the industry standard.

•	Simplicity. We make things as easy as possible and show up as one AT&T.

•	Inspiration. We help customers discover new things and create experiences that spark excitement and delight.

Simplifying our operations in 2022 gave us increased financial flexibility to invest at historic levels. In fact, in 2022 AT&T invested more in the digital backbone of America’s connectivity – 5G and fiber – than any other company. As a result of our industry leading investment, at the end of the year, we operated America’s most reliable 5G network1 and led the industry in bringing fiber to homes.2

As we go all-in as a connectivity company, we’re also committed to creating stockholder value. We’re getting more efficient and effective in everything we do. And we remain one of the highest dividend-yielding stocks in the Fortune 500. Taken all together, the work we’ve done in 2022 puts us in a position to navigate the coming years from a position of strength and opportunity.

[1]	Based on nationwide GWS drive test data. GWS conducts paid drive tests for AT&T and uses the data in its analysis. AT&T 5G requires compatible plan and device. 5G not available everywhere.
[2]	Based on fiber to the home households using the latest publicly available data.

2022 CORPORATE / CONSOLIDATED ACCOMPLISHMENTS3

• Delivered cash from operations of $35.8 billion with free cash flow of $14.1 billion[4]	• Achieved more than $5 billion of $6 billion-plus run-rate cost savings target

• Invested $19.6 billion in capital expenditures with highest-ever capital investment of $24.3 billion[4]	• Reduced total debt by nearly $40 billion and net debt by about $24 billion[4]

PROGRESS WITH PRIORITIES3

AT&T delivered strong results against our three business priorities in 2022:

•

Grow Subscriber Relationships. With record levels of demand for high-quality connectivity services as a backdrop, we added nearly 2.9 million postpaid phone subscribers, our second-best annual results in more than a decade, behind only 2021, and more than 1.2 million AT&T Fiber subscribers, the fifth consecutive year with 1 million or more net additions. Driven by subscriber growth and higher ARPUs, we grew domestic wireless service revenues by 5.1% – the best in more than a decade – and consumer wireline broadband revenues by 6.4%.

•

Be Effective and Efficient in Everything We Do. As we continued to advance toward our $6 billion-plus run-rate cost savings target, we increasingly saw these savings support our bottom line. We also realized efficiencies in our network build. We ended 2022 with mid-band 5G spectrum covering 150 million people, more than double our original year-end projection. And we’re on track to reach our target of 30 million-plus consumer and business fiber locations passed by the end of 2025. We also announced an agreement to form a joint venture with BlackRock Alternatives — Gigapower — an innovative new business model we are testing to dramatically increase the pace of fiber installation outside our traditional wireline markets.

2023 PROXY	39	AT&T INC.

COMPENSATION DISCUSSION AND ANALYSIS Executive Summary

•

Take a Deliberate Approach to Capital Allocation. Even as we invested at record levels, we delivered $14.1 billion in free cash flow for 2022. This level of free cash flow supports our approximately $8 billion annualized dividend on our common shares. Also in 2022, we took steps to significantly strengthen our balance sheet. We received more than $39 billion from the separation of WarnerMedia, a substantial portion of which we used to significantly reduce debt.[5] As a result, we ended the year with total debt of $135.9 billion and net debt of $132.2 billion, down $24 billion versus the end of 2021.

[3]	All discussion of 2022 results reflects results from continuing operations.

[4]	See Annex A for reconciliation of non-GAAP financial results and Cautionary Language Concerning Forward Looking Statements.
[5]

More than $39 billion received from WarnerMedia separation includes $38.8 billion in cash, $1.6 billion in debt retained by WarnerMedia and $1.2 billion post-closing adjustment payment to Warner Bros. Discovery.

SUMMARY OF INCENTIVE COMPENSATION

Changes to 2022 Short-term Award Design

As previewed last year, the HRC replaced EPS with OI in the STIP to continue focus on the operational effectiveness of the organization. Free Cash Flow was retained as a metric in the STIP to continue focus on investment, paying down debt, and providing strong returns to our stockholders. The HRC added EPS to Long-term Award Performance Share Metrics for the 2022 to 2024 performance period.

Stockholders indicated, and the HRC agreed, that they would like to see greater alignment between compensation and ESG topics such as diversity, equity, and inclusion. As a result, the Committee maintained the strategic metric for Executive Officers to include the following considerations:

•	Consistently putting stockholder value above specific operating entity performance

•	Achieving results in a way that is consistent with our company’s culture and values, including:

•	how we operate in the communities we support

•	advancing our ESG priorities, especially worker health and safety, global emissions reduction, and

•	helping to narrow the digital divide.

•	Working collaboratively across the organization to build a highly engaged workforce, including progress on diversity, equity, and inclusion.

•	Demonstrating leadership in driving transformation across the organization with the company’s multi-year transformation initiative that builds on our existing strong customer service.

AT&T INC.	40	2023 PROXY

COMPENSATION DISCUSSION AND ANALYSIS Executive Summary

Additionally, the HRC believed that to support the Company’s business transformation in 2022, all Executive Officers should be tied to the same STIP metrics, which are summarized in the table below.

2022 Short-term Award Results

Metric	Metric Weight	Attainment	Payout %
Adjusted Operating Income	60%	100%	96%
Free Cash Flow	20%	96%	70%
Strategic Component	20%	N/A	115%
Weighted Average Payout			95%

See additional details in the section How NEOs Were Paid for Performance in 2022.

Long-term Award – Performance Share Component

Results for 2020-2022 Performance Period

Metric	Metric Weight	Achievement	Payout %
3-Year ROIC	100%	7.9%	105%
3-Year Relative TSR Payout Modifier	+10%, 0%, or -10%	Quartile 3	0%
Final Long-Term Payout			105%

See additional details in sections ROIC Payout Table and Actual Performance Attainment – 2020 – 2022 Performance Period and Long-Term Incentive Awards with Performance or Restriction Periods Ending in 2022 or early 2023.

Long-term Award – Performance Share Component

Goals for 2022-2024 Performance Period

As previewed last year, the table below summarizes changes to the PSA metrics from 2021 to 2022. The Committee believes that the changes to the metrics and payout table (i) align the executive’s experience with stockholders, (ii) will motivate a high level of performance, (iii) are consistent with external guidance, and (iv) have goals with adequate sensitivity to potential business outcomes.

Long-term Award – Performance Share Metrics	2021	2022
3-year ROIC	100%	50%
3-year EPS Growth	0%	50%
3-year Relative TSR Payout Modifier	+10%, 0%, or -10%	+20% (only if TSR is positive), 0%, or -20%
Maximum payout	150%	200%, inclusive of modifier

2023 PROXY	41	AT&T INC.

COMPENSATION DISCUSSION AND ANALYSIS

DECISION MAKING FRAMEWORK

ROLE OF THE HUMAN RESOURCES COMMITTEE

The Committee oversees the compensation and benefits program for our senior executives on behalf of the Board of Directors. The Committee is composed entirely of independent Directors. Its current members are Ms. Mooney (Chair), Mr. Ford, Mr. McCallister, and Mr. Rose. The Committee’s charter is available on our website at https://investors.att.com. The Committee is responsible for:

Compensation-Related Tasks	Organizational Tasks

•  Determining compensation for our Executive Officers;

•  Reviewing, approving, and administering our executive compensation plans and approving employee benefit plans;

•  Establishing performance objectives under our incentive compensation plans;

•  Determining the attainment of performance objectives and the resulting awards to be made to our Executive Officers; and

•  Evaluating Executive Officer compensation practices to ensure that they remain equitable and competitive.

•  Evaluating the performance of the CEO;

•  Reviewing the performance and capabilities of other Executive Officers, based on input from the CEO; and

•  Succession planning for Executive Officer positions including the CEO position.

GUIDING PAY PRINCIPLES

The Committee established the following guiding pay principles as the pillars of our compensation and benefits program. It evaluates changes with respect to these goals and the Company’s strategic objectives.

ALIGNMENT WITH STOCKHOLDERS	Utilize compensation elements and set performance targets that closely align executives’ interests with those of stockholders.

COMPETITIVE & MARKET BASED

Evaluate our compensation and benefits compared to appropriate peer companies to ensure we attract and retain world-class talent with leadership abilities and experience necessary to develop and execute business strategies, obtain superior results, and build long-term stockholder value.

PAY FOR PERFORMANCE

Tie a significant portion of compensation to stock price and/or the achievement of predetermined goals that contribute to our success. For example, see our NEO’s at risk-target compensation under 2022 Total Target Compensation and Pay Mix.

BALANCED SHORT- & LONG-TERM FOCUS

Ensure that the compensation program provides an appropriate balance between the achievement of short- and long-term performance objectives, with a clear emphasis on managing the sustainability of the business and mitigating risk.

PRINCIPLED PROGRAM	Structure our program so that it aligns with both corporate governance best practices and our strategic objectives while remaining easy to explain and communicate.

PAY GOVERNANCE

Our Committee designs our compensation and benefits program around the following market-leading practices:

✓ OUR PRACTICES	✗ WHAT WE DON’T DO

✓  Pay for performance.

✓  Multiple performance metrics and multi-year time horizons.

✓  Stock ownership and holding period requirements.

✓  Regular engagement with stockholders.

✓  Dividend equivalents.

✓  Clawback policy.

✓  Severance policy limits payments to 2.99 times salary and target bonus.

✗  No “single trigger” change in control provisions.

✗  No tax gross-ups, except in extenuating circumstances.

✗  No repricing or buy-out of underwater stock options, and no guaranteed bonuses.

✗  No hedging or short sales of AT&T stock or stock-based awards.

✗  No supplemental executive retirement benefits for officers promoted/hired after 2008.

✗  No excessive dilution, as of June 1, 2022, our total dilution was 1.3% of outstanding stock.

AT&T INC.	42	2023 PROXY

COMPENSATION DISCUSSION AND ANALYSIS

COMPENSATION ELEMENTS AND PAY DETERMINATION

ELEMENTS OF 2022 COMPENSATION

Stockholders’ interests are best represented by a compensation program that is properly structured to attract, retain, and motivate our executives to lead the Company effectively, thus creating stockholder value. Our program contains various elements, each designed for a different purpose, with the overarching goal of encouraging a high level of sustainable individual and Company performance well into the future:

FOCUS ON CURRENT YEAR PERFORMANCE SALARY AND SHORT- TERM INCENTIVES	+	FOCUS ON MULTI-YEAR PERFORMANCE LONG-TERM INCENTIVES: 75% PERFORMANCE SHARES 25% RESTRICTED STOCK UNITS	+	FOCUS ON ATTRACTION & RETENTION RETIREMENT, DEFERRAL/ SAVINGS PLANS, BENEFITS, AND PERSONAL BENEFITS

The chart below more fully describes the elements of total direct compensation and their link to our business and talent strategies.

	Reward Element	Form	Link to Business and Talent Strategies

		Cash	• Provides current compensation for the day-to-day responsibilities of the position.
FIXED PAY	Base Salary	A portion may be contributed to the Company’s deferral plans.

•  Current pay level recognizes experience, skill, and performance, with the goal of being market competitive.

•  Future adjustments may be based on individual performance, pay relative to other executives, and/or pay relative to market.

	Short-Term Incentives	Cash	• Aligns pay with the achievement of short-term Company or business unit objectives.
AT-RISK PAY		A portion may be contributed to the Company’s deferral plans.	• Payouts are based on achievement of predetermined goals, with potential for adjustment (up or down) by the Committee to align pay with performance.

	Long-Term Incentives	Common Stock	• Motivates and rewards the achievement of long-term Company objectives. • Aligns executive and stockholder interests.
Performance Shares Restricted Stock Units

2023 PROXY	43	AT&T INC.

COMPENSATION DISCUSSION AND ANALYSIS

DETERMINING 2022 TARGET COMPENSATION

The Committee uses market data as the starting point for determining Executive Officer compensation. The independent consultant compiles data from peer companies using both proxy data and third-party compensation surveys, then presents its findings to the Committee for their review and decision-making process.

How the peer group was chosen

The year 2022 was transformational for AT&T. At the start of the year the Committee, based on input from its consultant, established a peer group that was representative of companies consistent with AT&T. The peer companies operated in telecom, technology, and media industries, and included large cap companies with similar scale and business complexity to AT&T. In April, following the spin-off of WM, the HRC reset the composition of the peer group to reflect the following:

•	Simplified operating structure with fewer business lines and an enhanced focus on telecom operations.
•	Reduction in scale (revenue, market capitalization, and enterprise value).
•	Increased investments in technology and tech enabled services such as 5G, Fiber, artificial intelligence, and cloud software.

Based on the responsibilities of each executive’s role, the Committee evaluated compensation against the same or similar positions in the peer group companies. If a peer company did not have a role corresponding to a particular AT&T executive, it was omitted from the peer group for the executive. The table below shows the initial and reset peer groups.

AT&T Peer Group
Post-Close Additions	General Motors	Salesforce	UPS
Peer Group*	Alphabet	Charter	Intel	Oracle	Walt Disney
	Amazon	Cisco	IBM	T-Mobile US
	Apple	Comcast	Microsoft	Verizon
	Boeing	General Electric	Netflix	Wal-Mart
Post-Close Deletions	Chevron	Exxon Mobil	Fox Corp	Paramount

*	These companies continued in the post-close Peer Group.

The Committee’s Process for Establishing 2022 Target Compensation

The Committee’s consultant reviewed market data from the peer groups with members of management and the CEO (for Executive Officers other than himself) to confirm job matches and scoping of market data based on the relative value of each position and differences in responsibilities between jobs at AT&T and those in the Peer Group. After completing this review, the consultant presented the market data to the Committee.

The Committee used the market data with the CEO’s evaluation of performance and compensation recommendations for the other Executive Officers and then applied its judgment and experience to set Executive Officer target compensation. While the Committee does consider peer group compensation information when setting executive compensation, it does not believe it appropriate to establish compensation amounts based solely on this data. The Committee believes that compensation decisions are multi-dimensional and require consideration of additional factors, including market competition for the position and the executive’s:

-	experience, performance, and contributions;
-	long-term potential; and
-	leadership.

AT&T INC.	44	2023 PROXY

COMPENSATION DISCUSSION AND ANALYSIS

In addition, to determine CEO pay, the Board continued to use its formal annual performance evaluation process. Such performance evaluation consists of the Board reviewing key strategic and leadership behaviors and providing feedback directly to Mr. Stankey regarding his performance and the performance of the company.

2022 Total Target Compensation and Pay Mix

Based on the above, in January the Committee reviewed target pay for the NEOs and determined total target compensation for 2022. Mr. Stankey’s annual target compensation has remained unchanged since his promotion to CEO in July 2020. Other NEOs only received increases to LTI compensation to align to market. The 2022 target compensation for the NEO’s is as follows:

NEO	Base Salary	Target STIP	Target LTI	Total
J. Stankey	$2,400,000	$5,600,000	$13,500,000	$21,500,000
P. Desroches	$1,250,000	$2,750,000	$7,500,000	$11,500,000
L. Lee	$750,000	$1,350,000	$5,525,000	$7,625,000
D. McAtee	$1,300,000	$2,350,000	$6,850,000	$10,500,000
J. McElfresh	$1,000,000	$2,000,000	$10,000,000	$13,000,000

The target LTI values shown above are comprised of 75% Performance Shares and 25% Restricted Stock Units. The breakout is shown in the 2022 Target Long-Term Values section.

As described above, the Committee designs the executive compensation program to include at-risk pay. The 2022 Target Compensation table above shows the use of incentive awards and stock-based compensation to tie the interests of our executives to those of our stockholders. The following charts depict the mix of target compensation for Mr. Stankey and the average for the other NEOs.

2022 Target Pay Mix

*Including Stock Price Performance

HOW NEOs WERE PAID FOR PERFORMANCE IN 2022

2022 Short-Term Incentive Awards – Performance Targets

After reviewing our business plan and determining the business metrics on which our Executive Officers should focus, the Committee established the following performance metrics applicable to payment of 2022 short-term incentive awards. These metrics were chosen for their link to our business strategy; a change in the financial metrics is explained below. NEOs maintained the strategic metric with a 20% weighting to further drive performance during AT&T’s business transformation within the framework of its cultural pillars. The Committee established that all executive officers will be tied to a single unifying metric set that focuses leaders to achieve AT&T’s financial, operational, and strategic goals.

2023 PROXY	45	AT&T INC.

COMPENSATION DISCUSSION AND ANALYSIS

80% Financial Metric

In order to continue focus on the operational effectiveness of the organization, the HRC replaced EPS, which is now a long-term measure, with OI as a STIP performance metric. FCF was retained as a metric in the STIP to continue focus on investment, paying down debt, and providing strong returns to our stockholders. The Committee maintained the 20% weighting on FCF.

2022 SHORT-TERM INCENTIVE PLAN FINANCIAL METRICS AND WEIGHTINGS
Metric	Weighting	Relevance
OI	60%	Indicator of the company’s ability to generate earnings from operations
FCF	20%	Important to continue to invest, pay down debt, and provide strong returns to our stockholders

SHORT-TERM INCENTIVE PAYOUT TABLE STRUCTURE

Financial Metrics

	Payout Level	Attainment	Payout
Each financial performance metric has an associated payout table, and all payout tables use the same structure. Interpolation is used to determine payout percentages for results that fall between attainment levels shown.	MAXIMUM	110%	150%
	TARGET	100%	100%
		94%	50%
	THRESHOLD	82%	30%

20% Strategic Metric

The Committee established the strategic measures criteria early in 2022 as shown in the table below.

Strategic Measure – Goals

Consistently putting stockholder value above specific operating entity performance.

Achieving results in a way that is consistent with our company’s culture and values, including:

•  how we operate in the communities we support,

•  advancing our ESG priorities, especially worker health and safety, global emissions reduction, and

•  helping to narrow the digital divide.

Working collaboratively across the organization to build a highly engaged workforce, including progress on diversity, equity, and inclusion.

Demonstrating leadership in driving transformation across the organization with the company’s multi-year transformation initiative that builds on our existing strong customer service.

2022 Short-Term Incentive Awards – Performance Attainment and Associated Payout Percentages

Final Award Determination:

The table below shows the performance adjusted award payout for each NEO based on the achievement of the goals set by the Committee. The HRC made no award for individual performance.

AT&T INC.	46	2023 PROXY

COMPENSATION DISCUSSION AND ANALYSIS

NEO	Target STIP	STIP Attainment %	Final Award Paid
J. Stankey	$5,600,000	95%	$5,320,000
P. Desroches	$2,750,000	95%	$2,612,500
L. Lee	$1,350,000	95%	$1,282,500
D. McAtee	$2,350,000	95%	$2,232,500
J. McElfresh	$2,000,000	95%	$1,900,000

The Committee maintains the discretion to make adjustments to the formula-driven payout as it deems appropriate in order to align Executive Officer pay with performance, but did not make any such discretionary adjustments to the formulaic component of short-term awards for 2022.

Financial Metric Results—80% Weighting

The charts below depict the performance goal attainment, final payout percentage, and reconciliation of adjustments based on pre-determined exclusions. The strategic metric results are discussed after the financial results.

Corporate

2022 Short-Term Incentive Performance Goals and Attainment

1. Operating Income results were adjusted as follows:		2. Free Cash Flow results were adjusted as follows:

Reported OI	($4,587)	Reported FCF	$14,138
Adjustments per Grant Terms:		Adjustments per Grant Terms:
Merger & Acquisition Activity	$95	Excess Benefit Plan Contribution	$500

Severance	$260
Non-cash Accounting writedowns	$27,215

Operating Income for Compensation	$22,983	Free Cash Flow for Compensation	$14,638

The Committee approved 115% payout of the strategic metric (20% weighting) for all the NEOs, based on the accomplishments listed below.

2023 PROXY	47	AT&T INC.

COMPENSATION DISCUSSION AND ANALYSIS

Strategic Measure – Rationale for 115% Payout

Shareholder Value: Core business delivered where it counts most – with our customers – and positioned the business to continue providing shareholder returns. We’re getting more efficient and effective in everything we do.

•

With record levels of demand for high-quality connectivity services as a backdrop, we added nearly 2.9 million postpaid phone subscribers, our second-best annual results in more than a decade, behind only 2021, and 1.2 million AT&T Fiber subscribers, the fifth consecutive year with 1 million or more net additions.

•	Delivered cash from operations of $35.8 billion with free cash flow of $14.1 billion.

•

Executed a complex corporate restructuring that closed strategic transactions totaling more than $41 billion and restructured our operations to provide additional balance sheet flexibility, reducing total debt by nearly $40 billion and net debt by about $24 billion.

•	Delivered second strongest equity returns amongst industry peers[1] and the company’s most profitable wireless year on record.

Culture and Community: From digital divide initiatives to disaster response, AT&T strives to make our communities safer and more connected. We’re leading the way in formulating the next generation of universal access policies to connect every American to the internet. It’s how we connect, with more than 384,000 hours of direct employee community involvement in our operating footprint.

•

AT&T Connected Learning, an initiative that includes low-cost broadband offers, free laptops, online digital literacy/learning resources, and 20 AT&T Connected Learning Centers in underserved communities across the country.

•	Climate Risk & Resiliency Portal, created in collaboration with FEMA and Argonne National Labs to provide free access to climate datasets to support planning for future climate risks.

•

Over 6,000 energy efficiency projects and increased usage of renewable energy production by 16% from 2.5 million megawatt-hours to 2.9 million megawatt-hours – and consistent with our over-arching ESG objectives, reduced emissions.

Engaged and Diverse Workforce: Our employees are our greatest competitive advantage. We support and champion their total wellbeing and value everyone as a whole person. We demonstrate this through:

•

Improved employee engagement results and workforce diversity at the management ranks of the company, with 90% of management employees continuing to attest pride in their organization, over 44% of managers are people of color.

•	7 ratified labor agreements representing 22,800 employees without a single labor disruption.

•	Vaccination compliance, hired the first well-being executive, presented well-being resources to more than 40,000 employees, and instituted new family friendly programs.

•	Hall of Fame status with DiversityInc, including high rankings on four specialty lists based on workforce diversity, leadership accountability, employee resource groups, and supplier results.

Business Transformation: As we narrow our strategic focus, we have a unique opportunity to reposition AT&T. Remaining competitive requires differentiation and an increased ability to drive performance and growth. We’re seizing a unique market opportunity by transforming how we operate, including:

•	Achieved more than $5 billion of $6 billion-plus run-rate cost savings target, much of which was reinvested to support customer growth.

•	Restructured AT&T and lowered corporate overheads, compressed management spans/layers, and focused daily operations on both legacy transformation and growth.

•

Announced an agreement to form a joint venture with BlackRock Alternatives—Gigapower—an innovative new business model we are testing to dramatically increase the pace of fiber installation outside our traditional wireline markets.

1 Source: Bloomberg. Total returns based on share price change plus reinvested dividends. Industry peers are Charter, Comcast, T-Mobile US and Verizon.

AT&T INC.	48	2023 PROXY

COMPENSATION DISCUSSION AND ANALYSIS

Following is a description of the long-term awards our NEOs (other than Mr. Desroches) earned:

Form of Award	Performance/Restriction Period and Metrics	Description
Performance Shares Granted in 2020 75% of 2020 Long-Term Award	3-year performance period (2020-2022) Performance metrics: – 100% ROIC – Relative TSR payout modifier Payout value based on combination of performance attainment and common stock price performance.

–  Each Performance Share is equal in value to a share of common stock, which causes the value of the award to fluctuate directly with changes in our stock price over the performance period.

–  Performance Shares are paid 66% in cash and 34% in common stock. The amount of cash to be paid is based on our stock price on the date the award payout is approved. When combined with the RSU distribution NEOs receive 50% of their long-term incentive compensation distributions in stock.

–  Awards are based on a 3-year performance period and maximize both short- and long-term performance. The impact of a single year’s performance is felt in each of the three Performance Share grants outstanding at any given time, so that strong performance must be sustained every year in order to provide favorable payouts.

–  Dividend equivalents are paid at the end of the performance period, based on the number of Performance Shares earned.

RSUs Granted in 2019 (cliff vesting) 25% of 2019 Long-Term Award	4-year restriction period Payout value based on common stock price performance.

RSUs pay in common stock at the end of the restriction period, regardless of whether they vest earlier. RSUs vest 100% after four years or upon retirement eligibility, whichever occurs earlier. Dividend equivalents are paid quarterly in cash on the number of shares outstanding.

RSUs Granted in 2021 (ratable vesting) 25% of 2021 Long-Term Award	3-year restriction period Payout value based on common stock price performance.

RSUs vest and pay in common stock 33-1/3% per year over three years unless they vest earlier due to retirement eligibility. They distribute on the normal schedule regardless of when they vest. Dividend equivalents are paid quarterly in cash on the number of shares outstanding.

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COMPENSATION DISCUSSION AND ANALYSIS

ROIC Payout Table and Actual Performance Attainment – 2020-2022 Performance Period

Determination of Performance Goal	Performance Below Target Range

We established a ROIC performance target range of 6.00% to 7.00% at the beginning of the 3-year performance period. This target range does not reward or penalize Executive Officers for performance achievement within close proximity to the midpoint of the range. The lower end of the performance target range was set so that it exceeded our internally calculated weighted average cost of capital (determined, in part, based on input from banks) by 75 basis points, ensuring a reasonable return is delivered to stockholders before Executive Officers are eligible for full payout of their target award. We calculate ROIC by taking our annual reported net income minus minority interest and adding after-tax interest expense and dividing that result by the total of the average debt and average stockholder equity for the relevant year, subject to adjustments. The ROIC for each year is then averaged over the 3-year performance period to determine the final performance.

Achievement below the target range results in decreasing levels of award payout. No payout is earned if less than 63% of the performance target range is achieved.

Performance Within Target Range

100% payout if performance falls within the target range.

Performance Above Target Range

Maximum payout of 150% is earned if 168% or more of the performance target range is achieved. Achievement above the target range provides for higher levels of award payout, up to the maximum payout.

Actual Performance

After conclusion of the performance period, the Committee determined (using the 2020 ROIC payout table summarized on the next page) that we achieved ROIC of 7.9%, which was above the target range, and 265 basis points above the weighted average cost of capital we established based on input from banks. As a result, the Committee directed that 105% of the related Performance Shares be distributed in accordance with the payout table as follows (before applying the TSR modifier, as discussed on the next page).

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COMPENSATION DISCUSSION AND ANALYSIS

Relative TSR Payout Modifier - Payout Table and Actual Performance

The following chart shows the payout table and actual performance for the relative TSR modifier applicable to the 2020 Performance Share grant:

Relative TSR Payout Modifier (2020 - 2022 Performance Period)

	AT&T Return vs. Peer Group	Payout Modifier
	Top Quartile	Add 10 percentage points to final ROIC payout percentage
Our 3-year TSR of -23.5% ranks us in the 30th percentile of the peer group	Quartile 2	No adjustment to ROIC payout percentage
Quartile 3
	Bottom Quartile	Subtract 10 percentage points from final ROIC payout percentage

TSR was measured relative to the peer group shown below. This peer group was established at the time of grant; Sprint was removed due to acquisition by T-Mobile and ViacomCBS was renamed Paramount.

TSR Peer Group for 2020 Performance Share Grant
Alphabet	Charter	Exxon	Intel	T-Mobile US
Amazon	Chevron	Fox Corp	Microsoft	Verizon
Apple	Cisco	General Electric	Oracle	Wal-Mart
Boeing	Comcast	IBM	Paramount	Walt Disney

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COMPENSATION DISCUSSION AND ANALYSIS

Long-Term Incentive Awards with Performance or Restriction Periods Ending in 2022 or early 2023

Final Award Determination: Performance Shares Granted in 2020, 75% of the Long-Term Award (other than Mr. Desroches)

		Shares and Performance Attainment Shares granted X (ROIC Attainment +/-TSR Modifier) = Shares Distributed				Final Award Shares distributed X $20.00 = Final Award Paid
NEO	Target Value	Shares Granted	ROIC Attainment	TSR Modifier	Shares Distributed	Ending Stock Price	Final Award Paid
J. Stankey	$10,125,000	353,391	105%	0	371,061	$20.00	$7,421,211
L. Lee	$2,681,250	87,415	105%	0	91,786	$20.00	$1,835,715
D. McAtee	$4,012,500	130,816	105%	0	137,357	$20.00	$2,747,136
J. McElfresh	$4,350,000	141,820	105%	0	148,911	$20.00	$2,978,220

On January 30, 2020, the Committee awarded the Performance Share grant values shown in the above table. The number of shares is based on the AT&T closing stock price of $28.25. The shares granted and closing stock price were adjusted for the WM spin-off (see WarnerMedia Spin-off and AT&T Adjustment Ratio in the Executive Summary).

In June 2020, the Committee awarded a $3,000,000 (121,101 PSA shares) supplemental grant to Mr. Stankey in connection with his promotion to CEO. The grant is subject to the same terms and conditions as Mr. Stankey’s January 2020 grant, valued at $7,125,000 (232,290 PSA shares). Combined, the grants represent Mr. Stankey’s total target value of $10,125,000 (353,391 PSA shares) for 2020 performance shares.

The Company’s common stock price change over the 3-year performance period reduced the value of the shares earned. Therefore, NEOs realized 68% of the annual grant.

Final Award Determination: Restricted Stock Units Granted in 2019 and 2021, 25% of the Long-Term Award

Two RSU grants paid out in 2022 due to a shift in AT&T’s approach to vesting. The following chart describes the cliff vested awards (refer to left side of table) and ratable vesting awards (refer to right side of table):

	RSUs Granted in 2019 (cliff vesting) Shares granted X $19.55 = Final Award Paid			RSUs Granted in 2021 (ratable vesting) 33-1/3% of shares granted X $27.18 = Final Award Paid
NEO	Target Value	Shares Granted	Final Award Paid	Target Value	Shares Granted	First Tranche of Award Paid
J. Stankey	$2,375,000	92,228	$1,803,057	$1,118,362	39,062	$1,061,705
P. Desroches	n/a	n/a	n/a	$500,000	17,361	$471,872
L. Lee	$868,750	35,268	$689,489	$335,417	11,646	$316,538
D. McAtee	$1,250,000	50,744	$992,045	$445,833	15,480	$420,746
J. McElfresh	$915,000	33,556	$656,020	$708,333	24,595	$668,492

On January 31, 2019, the Committee awarded the cliff vesting RSU grant values shown in the above table. The number of RSUs is based on the AT&T closing stock price of $30.06. Shares granted and closing stock price were adjusted for the WM spin-off (see WarnerMedia Spin-off and AT&T Adjustment Ratio in the Executive Summary). The Company’s common stock price change during the 4-year restriction period reduced the value of the units granted, which resulted in NEOs realizing 65% of the annual award granted. In addition to the cliff vesting RSU grants, the Committee awarded two supplemental grants in connection with promotions:

•

In December 2019, the Committee awarded John Stankey a supplemental grant of $500,000 (16,112 RSUs) in connection with his promotion to President and Chief Operating Officer, which is subject to the same terms and conditions as Mr. Stankey’s annual 2019 grant, valued at $1,875,000 (76,116 RSUs). Combined, the grants represent Mr. Stankey’s total target value of $2,375,000 (92,228 RSUs) for 2019 RSUs.

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COMPENSATION DISCUSSION AND ANALYSIS

•

In October 2019, the Committee awarded Jeff McElfresh a supplemental grant of $535,000 (18,130 RSUs) in connection with his promotion to CEO of AT&T Communications, which is subject to the same terms and conditions as Mr. McElfresh’s annual 2019 grant, valued at $380,000 (15,426 RSUs). Combined, the grants represent Mr. McElfresh’s total target value of $915,000 (33,556 RSUs) for 2019 RSUs.

On January 28, 2021, the Committee awarded the ratable vesting RSU grant values shown in the above table. The number of RSUs is based on the AT&T closing stock price of $28.63 for Mr. Stankey and $28.80 for other NEOs. The first tranche of the 2021 RSU vested on January 14, 2022, at the $27.18 AT&T closing stock price. The Company’s common stock price change during the restriction period reduced the value of the units granted. Therefore, each NEO realized 94% of the annual shares granted. This distribution of RSUs preceded the application of the AT&T Adjustment Ratio.

In addition to the above, Pascal Desroches received a long-term distribution in February 2022 in the amount of $1,539,786 from his time-based vested tranches of WM RSUs issued for 2018-2020. This distribution preceded the application of the AT&T Adjustment Ratio. Beginning with the 2021 grant, Mr. Desroches received long-term awards in the same form as other NEOs.

2022 LONG-TERM GRANTS

In 2022, our NEOs received long-term awards in the form of:

Type of Award	Weight	Performance Metrics	Vesting Period

Performance Shares	75%	50% EPS Growth and 50% ROIC with Relative TSR Payout Modifier of 20% (only if positive), 0%, or -20%	3-year performance period

RSUs	25%	Payout value based on common stock price performance only	3-year restriction period with annual ratable vesting

The associated grant values for these awards were:

2022 TARGET LONG-TERM VALUES

Name	Performance Shares ($)	RSUs ($)
John Stankey	10,125,000	3,375,000
Pascal Desroches	5,625,000	1,875,000
Lori Lee	4,143,750	1,381,250
David McAtee	5,137,500	1,712,500
Jeff McElfresh	7,500,000	2,500,000

The above table summarizes annual awards of Performance Shares and RSUs approved in 2022. The total long-term target for 2022 is shown in the 2022 Total Target Compensation and Pay Mix section.

2022 PERFORMANCE SHARE GRANTS

The Performance Shares granted in 2022 are for the 2022-2024 performance period. The Committee determined that the Performance Shares would be tied to EPS Growth and ROIC performance metrics with a payout modifier based on a comparison of AT&T’s TSR to our Corporate Peer Group.

EPS Goal—Payout Table Calculation and Description

We established a 3-year compound annual growth rate EPS performance target. Payouts may occur above or below the target depending on performance achievement. We calculate EPS by taking our annual adjusted net income minus minority and preferred interest and divide by our weighted average shares outstanding for the

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COMPENSATION DISCUSSION AND ANALYSIS

relevant year, subject to adjustments. A 3-year compound annual growth rate is then computed by comparing the EPS for the final year of the performance period to the base year of the performance (year-end 2021) to determine the final performance. Potential payouts range from 0% to 200% of the number of Performance Shares granted.

ROIC Goal—Payout Table Calculation and Description

We established a ROIC performance target range at the beginning of the 3-year performance period. Payouts may occur above or below the target depending on performance achievement. We calculate ROIC for the 2022-2024 performance period by taking our annual reported net income minus minority interest and adding after-tax interest expense and dividing that result by the total of the average debt and average stockholder equity for the relevant year, subject to adjustments. The ROIC for each year is then averaged over the 3-year performance period to determine the final performance. Potential payouts range from 0% to 200% of the number of Performance Shares granted.

Performance Exclusions

The performance exclusions described below apply to the 2022 Performance Share grants. For mergers and acquisitions and disposition activity for significant equity investments over $2.0 billion, we exclude the dilutive and cash flow impacts of intangible amortization, asset write-offs and impairments, accelerated depreciation, and transaction and restructuring costs so that the impact of certain significant transactions, including those which may not have been contemplated in the determination of a performance metric, will not have an impact on the performance results. We also exclude the dilutive or accretive and cash flow impacts of certain matters to the extent the collective net impact of such matters in one of the following specific categories exceeds $500 million in a calendar year: changes in federal or state tax laws, changes in accounting principles, accounting gains/losses from asset dispositions and mark-to-market activity, expenses caused by natural disasters and accounting write-downs of goodwill, other intangible assets and fixed assets. Also excluded are the dilutive or accretive impacts and cash flow impacts of severance charges that exceed $200M in a calendar year to the extent not recovered through actual or projected reduced costs associated with headcount costs. Further exclusions are dilutive or accretive impact to EPS from repurchases of common shares that varies from budgeted levels of repurchases, and dilutive impacts related to issuances of common shares for purposes of merger and acquisition activity. Additionally, we disregard the actuarial gains and losses related to the assets and liabilities of pension and other post-retirement benefit plans and benefit plan funding that varies from budget.

TSR Performance Modifier

We believe that TSR is an important measure because it helps ensure that our executives’ interests are aligned with those of stockholders. This modifier provides that 2022 Performance Share Award payouts may be adjusted based on our positive TSR (stock appreciation plus reinvestment of dividends) performance relative to our Corporate Peer Group. TSR performance will be measured over the entire performance period. For 2022, we have doubled the impact of the modifier from +/- 10% to +/- 20% and have added the component that no payout of the modifier will occur if TSR is negative.

TSR PERFORMANCE MODIFIER

2022-2024 Performance Period

AT&T Return vs. TSR Peer Group	Payout Modifier

Top Quartile	Add 20 Percentage Points to Final ROIC/EPS Growth Payout Percentage; however, no TSR modifier will apply if AT&T’s relative TSR is negative

Quartile 2 Quartile 3	No Adjustment to ROIC/EPS Growth Payout Percentage

Quartile 4	Subtract 20 Percentage Points from Final ROIC/EPS Growth Payout Percentage

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COMPENSATION DISCUSSION AND ANALYSIS

At the end of the performance period, the number of Performance Shares to be paid out, if any, will be determined by comparing the actual performance of the Company against the predetermined performance objective for EPS Growth and ROIC, and modifying the award for relative TSR achievement, if applicable. In addition, the Committee may make discretionary adjustments. Combined Performance Shares and RSU distribution is 50% cash and 50% stock.

2022 RESTRICTED STOCK UNIT GRANTS

The Committee awarded 2022 RSU grants that will vest and distribute 33-1/3% each year over three years. Other grant terms include: (i) receive quarterly dividend equivalents, paid in cash at the time regular dividends are paid on our common stock, (ii) pay 100% in stock to further tie executives’ interests to those of stockholders, (iii) fully vest at grant for retirement eligible officers; however, the award does not distribute until the scheduled distribution date, and (iv) continue to comprise 25% of NEOs’ total long-term incentives with 75% of total long-term incentives granted in the form of PSAs.

BENEFITS

Benefits and Personal Benefits

Benefits are an important tool to maintain the market competitiveness of our overall compensation package. We provide personal benefits to our Executive Officers for three main reasons:

•	To effectively compete for talent: These benefits allow us to have a competitive program to help us in our attraction and retention efforts.

•

To support Executive Officers in meeting the needs of the business: We require our Executive Officers to be available around-the-clock. Therefore, we provide them benefits that allow us to have greater access to them. These benefits should not be measured solely in terms of any incremental financial cost, but rather based on the value they bring the Company through maximized productivity and availability.

•	To provide for the safety, security, and personal health of executives: We provide Executive Officers certain personal benefits to provide for their safety and personal health.

Benefits for our Executive Officers are outlined below. The Committee continuously evaluates these benefits based on needs of the business and prevailing market practices and trends.

Deferral Opportunities

Tax-qualified 401(k) Plans

Our 401(k) plans are offered to substantially all our employees, including each of the NEOs, and provide the opportunity to defer income and receive Company matching contributions. Substantially all of our plans provide our employees the ability to invest in AT&T or other investments. We match 80% of manager contributions, limited to the first 6% of eligible 401(k) contributions (only base salary is matched for officers). Managers hired externally on or after January 1, 2015 do not earn pension benefits, and to account for the lack of a pension benefit, we provide an enhanced 401(k) match of 133-1/3% match on the first 3% of eligible 401(k) contributions and 100% match on the next 3% of eligible 401(k) contributions (only base salary is matched for officers).

Nonqualified Plans

We provide mid-level and above managers the opportunity for tax-advantaged savings through two AT&T nonqualified plans. All active NEOs were eligible to elect nonqualified deferrals from 2022 cash compensation through these plans.

Stock Purchase and Deferral Plan

This is our principal nonqualified deferral program for AT&T employees, which we use to encourage our managers to invest in and hold AT&T common stock on a tax-deferred basis. Under this plan, mid-level managers and above may annually elect to defer, through payroll deductions, up to 30% of their salary and annual bonus (officers, including the NEOs, may defer up to 95% of their short-term award, which is similar to, and paid in lieu of, the annual bonus paid to other management employees) to purchase AT&T deferred share units at fair market value on a tax-deferred basis. Participants receive a 20% match on their deferrals in the form of additional AT&T deferred share units. Participants also receive makeup matching deferred AT&T share units to replace the match that is not available in the 401(k) because of their participation in our nonqualified

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COMPENSATION DISCUSSION AND ANALYSIS

deferral plans or because they exceeded the IRS compensation limits for 401(k) plans. Officers do not receive the makeup match on the contribution of their short-term awards.

Cash Deferral Plan

Through this plan, eligible AT&T managers may also defer pre-tax cash compensation in the form of salaries and bonuses. The plan pays interest at the Moody’s Long-Term Corporate Bond Yield Average, reset annually, which is a common index used by companies for deferral plans. The SEC requires disclosure in the Summary Compensation Table of any earnings on deferred compensation that exceed an amount set by the SEC.

WarnerMedia Employee Supplemental Savings Plan

Mr. Desroches is the only NEO with an account balance in this nonqualified restoration savings plan, that historically was made available to U.S. salaried WarnerMedia employees who earned eligible cash compensation in excess of the IRS compensation limit for tax-qualified plans. Participants could make additional pre-tax deferrals to notional investment options that mirror most of the 401(k) funds, and Mr. Desroches made contributions in years prior to 2022 with company-matching contributions as follows: 133-1/3% on the first 3% of amounts deferred and 100% on the next 3% of deferrals, equating to a maximum 7% match up to $500,000 of compensation.

These plans are described more fully in the Executive Compensation Tables section.

Pension Benefits

During 2022, we offered a tax-qualified group pension benefit to approximately three-fourths of our AT&T managers (post-WM spin-off). Managers hired externally on or after January 1, 2015 are not eligible to participate in the pension plan, and instead receive an enhanced match in the 401(k) plan. Former WarnerMedia managers who remained with AT&T are not eligible to earn pension benefits, though some of these employees have frozen pre-merger Time Warner pension benefits.

We also provide supplemental retirement benefits under nonqualified pension plans, or SERPs, to employees who became officers before 2009.

In 2019, Mr. Stankey elected to freeze his SERP benefits as if he had retired at the end of 2019. He gave up credits under the plan for all future compensation and service. In exchange, the frozen benefit earns a fixed rate of interest equal to the discount rate used to determine lump sum benefits for participants who retired in 2019. The interest credits continue until the SERP benefits are distributed to participants.

At the end of 2022, the company froze the SERP benefits, with similar terms as described above, for individuals that were officers of the Company prior to 2009 (since officers appointed after 2008 are not eligible for SERP benefits). This is a limited officer group, including Ms. Lee.

Messrs. Desroches, McAtee and McElfresh are not eligible for any SERP benefits.

Additional information on pension benefits, including these plans, may be found in the Executive Compensation Tables section, following the “Pension Benefits” table.

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COMPENSATION DISCUSSION AND ANALYSIS

Personal Benefits

We provide our Executive Officers with other limited and market-based personal benefits. The benefits are described below and the value of those benefits to Executive Officers receiving them can be found in the Personal Benefits Table following the Summary Compensation Table.

Benefit/ Personal Benefit	Description	Rationale

FINANCIAL COUNSELING	Includes tax preparation, estate planning, and financial counseling.	Allows our executives to focus more on business responsibilities by providing financial counselors to help with their personal financial affairs and tax filings.

HEALTH COVERAGE	A consumer-driven health plan for certain executives, who must pay a portion of the premiums.	Maintains executives’ health and welfare, helping to ensure business continuity.

EXECUTIVE PHYSICAL	Annual physical for executives who do not receive the health coverage shown above.	Maintains executives’ health and welfare, helping to ensure business continuity.

COMMUNICATIONS	AT&T products and services provided at little or no incremental cost to the Company.	Provides 24/7 connectivity and a focus on services customers purchase.

AUTOMOBILE	Includes allowance, fuel, and maintenance.	Recruiting and retention tool.

EXECUTIVE DISABILITY	Provides compensation during a leave of absence due to illness or injury.	Provides security to executives’ family members.

HOME SECURITY	Residential security system and monitoring.

EXECUTIVE LIFE INSURANCE	See pages 68-69.

COMPANY-OWNED CLUB MEMBERSHIPS	In some cases, we allow personal use of company-owned social club and country club memberships, but do not pay country club fees or dues for Executive Officers.	Affords executives the opportunity to conduct business in a more informal environment.

PERSONAL USE OF COMPANY AIRCRAFT

Executive officers are required to reimburse the Company for the incremental cost of personal usage. However, the CEO may waive the reimbursement requirement for other Executive Officers. Reimbursements will not be made where prohibited by law.

Provides for safety, security, and reduced travel time so executives may focus on their responsibilities.

Certain of these benefits are also offered as post-retirement benefits to officers who meet age and service requirements. Additional information may be found in the Other Post-Retirement Benefits section of Executive Compensation Tables.

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COMPENSATION DISCUSSION AND ANALYSIS

POLICIES AND RISK MITIGATION

2022 STOCK OWNERSHIP GUIDELINES

The Committee has established common stock ownership guidelines for 2022 as shown below. We include shares held in our benefit plans in determining attainment of these guidelines.

Level	Ownership Guidelines

CEO	6 x Base Salary

Executive Officers	Lesser of 3 x Base Salary, or 50,000 Shares

All Executive Officers are given 5 years from assuming their position to meet the minimum requirements.

Each NEO was in compliance with AT&T’s guidelines as of December 31, 2022.

EQUITY RETENTION

Executive Officers are required to hold shares equivalent, in the aggregate, to 25% of the AT&T shares they receive (after taxes and exercise costs) from an incentive, equity, or option award granted to them after January 1, 2012, until they terminate employment with AT&T. This requirement further ties executives’ compensation interests to interests of stockholders.

HEDGING POLICY

Executive officers are prohibited from hedging their AT&T stock or stock-based awards, including through trading in publicly-traded options, puts, calls, or other derivative instruments related to AT&T stock.

CLAWBACK POLICY

In addition to the risk moderation actions, we intend, in appropriate circumstances, to seek restitution of any bonus, commission, or other compensation received by an employee as a result of such employee’s intentional or knowing fraudulent or illegal conduct, including the making of a material misrepresentation in our financial statements.

RISK MITIGATION

By ensuring that a significant portion of compensation is based on our long-term performance, we reduce the risk that executives will place too much focus on short-term achievements to the detriment of our long-term sustainability. Our short-term incentive compensation is structured so that the accomplishment of short-term goals supports the achievement of long-term goals.

We conduct an annual compensation-related risk review to confirm that our programs do not encourage excessive risk taking and are not reasonably likely to have a material adverse effect on the Company.

These elements work together for the benefit of AT&T and our stockholders and to reduce risk in our incentive plans.

INDEPENDENT COMPENSATION CONSULTANT

The Committee is authorized by its charter to employ an independent compensation consultant and other advisors. The Committee has selected Frederic W. Cook & Co., Inc. (FW Cook) to serve as its independent consultant. The consultant reports directly to the Committee. Other than advising the Corporate Governance and Nominating Committee on director compensation, FW Cook provides no other services to AT&T.

The consultant:

•	Attends all Committee meetings;

•	Regularly updates the Committee on market trends, changing practices, and legislation pertaining to executive compensation and benefits;

•	Reviews the Company’s executive compensation strategy and program to ensure appropriateness and market competitiveness;

•	Makes recommendations on the design of the compensation program and the balance of pay-for-performance elements;

•	Provides market data for jobs held by senior leaders;

•	Analyzes compensation from other companies’
proxy and financial statements for the Committee’s review when making compensation decisions;

•	Assists the Committee in making pay determinations for the Chief Executive Officer; and

•	Advises the Committee on the appropriate comparator groups for compensation and benefits as well as the appropriate peer group against which to measure long-term performance.

The Committee reviewed the following six independence factors, as required by the Dodd-Frank Wall Street Reform and Consumer Protection Act, when evaluating the consultant’s independence:

•	Other services provided to AT&T

•	Percentage of the consultant’s revenues paid by AT&T

•	Consultant’s policies to prevent conflicts of interest

•	Other relationships with compensation committee members

•	AT&T stock owned by the consultant

•	Other relationships with Executive Officers

Based on its evaluation of the consultant and the six factors listed above, the Committee has determined that the consultant met the criteria for independence.

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COMPENSATION DISCUSSION AND ANALYSIS

COMPENSATION COMMITTEE REPORT

The Human Resources Committee has reviewed and discussed the Compensation Discussion and Analysis with management. Based on such review and discussions, the Human Resources Committee has recommended to the Board of Directors that the Compensation Discussion and Analysis be included in our Annual Report on Form 10-K and Proxy Statement for filing with the SEC.

February 21, 2023	The Human Resources Committee

Beth E. Mooney, Chair
Scott T. Ford
Michael B. McCallister
Matthew K. Rose

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EXECUTIVE COMPENSATION TABLES

SUMMARY COMPENSATION TABLE

The table below discloses compensation provided to AT&T’s Named Executive Officers (NEOs), including the Chief Executive Officer, the Chief Financial Officer, and the other three most highly compensated Executive Officers. Compensation information is provided for the years each person in the table was a Named Executive Officer since 2020.

Name and Principal Position	Year	Salary ($)(1)	Bonus ($)	Stock Awards ($)(2)	Option Awards ($)	Non- Equity Incentive Plan Compen- sation ($)(1)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)(3)	All Other Compen- sation ($)(4)	Total ($)

J. STANKEY CEO	2022	2,400,000	0	13,499,988	0	5,320,000	1,264,319	431,219	22,915,526
	2021	2,400,000	0	13,420,341	0	6,888,000	1,468,869	643,669	24,820,879
	2020	2,050,000	0	13,499,999	0	3,250,000	1,411,950	808,968	21,020,917

P. DESROCHES Sr. Exec. Vice Pres. & CFO	2022	1,250,000	0	7,499,993	0	2,612,500	0	390,014	11,752,507
	2021	1,250,000	0	5,999,990	0	3,382,500	0	1,112,643	11,745,133

L. LEE GMO & Sr. Exec. Vice Pres. International	2022	750,000	0	5,525,000	0	1,282,500	1,989,542	199,363	9,746,405
	2021	750,000	0	4,025,002	0	1,822,500	689,009	222,746	7,509,257

D. MCATEE Sr. Exec. Vice Pres. & General Counsel	2022	1,300,000	0	6,850,008	0	2,232,500	0	912,807	11,295,315
	2021	1,300,000	0	5,350,003	0	2,890,500	201,040	801,379	10,542,922
	2020	1,295,833	0	14,349,990	0	1,762,500	484,566	715,725	18,608,614

J. MCELFRESH Chief Operating Officer	2022	1,000,000	0	9,999,983	0	1,900,000	129,818	282,845	13,312,646
	2021	1,000,000	0	8,500,003	0	2,420,000	134,002	275,524	12,329,529
	2020	850,000	200,000	5,800,003	0	1,387,500	124,617	210,000	8,572,120

NOTE 1. Four of the NEOs deferred portions of their 2022 salary and/or non-equity incentive awards into the Stock Purchase and Deferral Plan to make monthly purchases of Company stock in the form of stock units based on the market price of AT&T stock as follows: Mr. Desroches—$2,856,875; Ms. Lee—$45,000; Mr. McAtee—$2,510,875; and Mr. McElfresh—$200,000. Each unit that the employee purchases is paid out in the form of a share of AT&T stock at the time elected by the employee, along with applicable matching shares. The value of the matching contributions made during the relevant year is included under “All Other Compensation.” A description of the Stock Purchase and Deferral Plan may be found on page 55.

NOTE 2. Amounts in the Stock Awards column for 2022 represent the grant date values of Performance Shares and Restricted Stock Units. The grant date values of Performance Shares included in the table for 2022 were: Mr. Stankey—$10,124,997; Mr. Desroches—$5,625,001; Ms. Lee—$4,143,744; Mr. McAtee—$5,137,512; and Mr. McElfresh—$7,499,993. The number of Performance Shares distributed at the end of the performance period is dependent upon the achievement of performance goals. Depending upon such achievement, the potential payouts range from 0% of the target number of Performance Shares to a maximum payout of 200% of the target number of Performance Shares. The value of the awards (Performance Shares and Restricted Stock Units) will be further affected by the price of AT&T stock at the time of distribution. The grant date values were determined pursuant to FASB ASC Topic 718. Assumptions used for determining the value of the stock awards reported in these columns are set forth in the relevant AT&T Annual Report to Stockholders in Note 16 to Consolidated Financial Statements, “Share-Based Payments.”

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NOTE 3. Under this column, we report earnings on deferrals of salary and incentive awards to the extent the earnings exceed a market rate specified by SEC rules. For the NEOs, these amounts are as follows for 2022: Mr. Stankey—$2,269, Mr. Desroches— $0, Ms. Lee—$0, Mr. McAtee—$0, and Mr. McElfresh—$4,175. Other amounts reported under this heading represent an increase, if any, in actuarial value of the accumulated pension benefits during the reporting period.

NOTE 4. This column includes personal benefits, Company-paid life insurance premiums and Company matching contributions to deferral plans. AT&T does not provide tax reimbursements to Executive Officers except under the Company’s relocation plan. In valuing personal benefits, AT&T uses the incremental cost of the benefits to the Company. To determine the incremental cost of aircraft usage, we multiply the number of hours of personal flight usage (including “deadhead” flights) by the hourly cost of fuel (Company average) and the hourly cost of maintenance (where such cost is based on hours of use), and we add per flight fees such as landing, ramp and hangar fees, catering, and crew travel costs. Mr. Stankey reimbursed the Company for the incremental cost of his personal use of Company aircraft. Other Executive Officers may be required by the CEO to reimburse the incremental cost of their personal usage on a case-by-case basis. Reimbursements will not be made where prohibited by law. Mr. McAtee’s amount shown for use of Company aircraft represents flights taken for medical treatments.

	Stankey	Desroches	Lee	McAtee	McElfresh

PERSONAL BENEFITS

Financial counseling (includes tax preparation and estate planning)	14,000	24,000	14,000	25,780	13,781

Auto benefits	26,797	15,775	13,918	21,138	16,609

Personal use of Company aircraft	0	0	7,026	83,431	0

Health coverage	67,240	10,036	64,636	64,636	14,572

Club membership	3,053	0	0	3,053	0

Communications	2,918	1,255	7,268	2,930	1,372

Home security	1,251	5,894	1,166	18,240	0

Total Personal Benefits	115,259	56,960	108,014	219,208	46,334

Company matching contributions to deferral plans	14,640	162,500	45,000	610,400	184,800

Life insurance premiums applicable to the employees’ death benefit	301,320	170,554	46,349	83,199	51,711

Total	431,219	390,014	199,363	912,807	282,845

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EXECUTIVE COMPENSATION TABLES

GRANTS OF PLAN-BASED AWARDS

Name	Grant Date	Estimated Possible Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards(1)			All Other Stock Awards: Number of Shares of Stock or Units (#)(2)	All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards ($)
		Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)

STANKEY	1/27/22	1,680,000	5,600,000	8,400,000	153,675	512,251	1,024,501	170,750			13,499,988

DESROCHES	1/27/22	825,000	2,750,000	4,125,000	85,375	284,584	569,167	94,861			7,499,993

LEE	1/27/22	405,000	1,350,000	2,025,000	62,893	209,643	419,286	69,882			5,525,000

MCATEE	1/27/22	705,000	2,350,000	3,525,000	77,976	259,921	519,843	86,640			6,850,008

MCELFRESH	1/27/22	600,000	2,000,000	3,000,000	113,833	379,445	758,889	126,482			9,999,983

NOTE 1. Represents Performance Share awards, discussed beginning on page 53. The target number of Performance Shares shown represents the number of Performance Shares outstanding after the application of the AT&T Adjustment Ratio (see page 38). The number of Performance Shares on the grant date and outstanding before the application of the AT&T Adjustment Ratio for each NEO were: Mr. Stankey—419,776; Mr. Desroches—233,209; Ms. Lee—171,797; Mr. McAtee—212,998; and Mr. McElfresh—310,945.

NOTE 2. Unless otherwise noted, represents Restricted Stock Unit grants, discussed on page 53. The units granted in 2022 are scheduled to vest

33-1/3% and distribute each year in January 2023, 2024, and 2025. Units will also vest upon an employee becoming retirement eligible; however, they are not distributed until the scheduled distribution date. All of the NEOs except for Mr. McAtee were retirement eligible as of the grant date.    The number of Restricted Stock Units shown represents the number of RSUs outstanding after the application of the AT&T Adjustment Ratio (see page 38). The number of RSUs on the grant date and outstanding before the application of the AT&T Adjustment Ratio for each NEO were: Mr. Stankey—139,925; Mr. Desroches—77,736; Ms. Lee—57,266; Mr.McAtee—70,999; and Mr. McElfresh—103,648.

Narrative to Summary Compensation Table and Grants of Plan-Based Awards Table

Mr. Stankey

The 2018 Incentive Plan provides that in the event an employee retires while retirement eligible under the plan, an award of Performance Shares will be prorated based on the number of months worked during the performance period. AT&T has provided that Performance Shares granted after September 28, 2017 to Mr. Stankey will not be prorated if he remains employed through December 30, 2020, or in the event of certain changes in his reporting. As a result of this provision, Mr. Stankey’s current and future Performance Share grants will not be prorated.

Upon closing of the acquisition of WarnerMedia, Mr. Stankey was appointed CEO of Warner Media, LLC. As part of this position, he engaged in extensive business travel, which required him to file state and local income tax returns in a number of jurisdictions. AT&T has agreed to reimburse Mr. Stankey for any legal fees he incurs in the defense of his state and local income tax returns relating to periods when he was CEO of Warner Media.

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EXECUTIVE COMPENSATION TABLES

OUTSTANDING EQUITY AWARDS AT DECEMBER 31, 2022

	Option Awards				Stock Awards(1)
Name	Number of Securities Underlying Unexercised Options Exercisable (#)	Number of Securities Underlying Unexercised Options Unexer- cisable (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (2) (#)	Market Value of Shares or Units of Stock That Have Not Vested (2) ($)	Equity Incentive Plans Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (3) (#)	Equity Incentive Plans Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested (3) ($)
STANKEY
2022-2024 Perf. Shares					0	0	870,827	16,031,925
2021-2023 Perf. Shares					0	0	643,517	11,847,148
DESROCHES
2022-2024 Perf. Shares					0	0	483,793	8,906,629
2021-2023 Perf. Shares					0	0	286,008	5,265,407
LEE
2022-2024 Perf. Shares					0	0	356,393	6,561,195
2021-2023 Perf. Shares					0	0	191,864	3,532,216
MCATEE
2022-2024 Perf. Shares					0	0	441,866	8,134,753
2021-2023 Perf. Shares					0	0	225,024	4,694,992
2019 Restricted Stock Units					50,744	934,197	0	0
2020 Restricted Stock Units					43,605	802,768	0	0
2020 Restricted Stock Units – Retention Grant					372,294	6,853,933	0	0
2021 Restricted Stock Units					37,781	695,548	0	0
2022 Restricted Stock Units					86,640	1,595,042	0	0
MCELFRESH
2022-2024 Perf. Shares					0	0	645,057	11,875,499
2021-2023 Perf. Shares					0	0	405,177	7,459,309
2019 Restricted Stock Award – Retention Grant					64,447	1,186,469	0	0

NOTE 1. The equity award shares shown in the above table reflect the application of the AT&T Adjustment Ratio (see page 38).

NOTE 2. Mr. McElfresh’s 2019 Restricted Stock Award grant vests in December 2024. Mr. McAtee’s 2020 grant of Restricted Stock Units vests in April 2030.

NOTE 3. Performance Shares are distributed after the end of the performance period shown for each award. The actual number of shares distributed is dependent upon the achievement of the related performance objectives and approval of the Committee. In this column, we report the number of outstanding Performance Shares and their theoretical value based on the price of AT&T stock on December 31, 2022. In calculating the number of Performance Shares and their value, we are required by SEC rules to compare the Company’s performance through 2022 for each outstanding Performance Share grant against the threshold, target, and maximum performance levels for the grant and report in this column the applicable potential payout amount. If the performance is between levels, we are required to report the potential payout at the next highest level. For example, if the previous fiscal year’s performance exceeded target, even if it is by a small amount and even if it is highly unlikely that we will pay the maximum amount, we are required by SEC rules to report the awards using the maximum potential payouts. The performance measure for the 2021 grant is ROIC with a payout adjustment for relative TSR achievement. As of the end of 2022, the ROIC achievement for the 2021 grant was above target while the TSR performance was in the third quartile of the peer group. As a result, the 2021 grant was reported at the maximum payout for ROIC with a 0% payout adjustment for the TSR performance. The performance measures for the 2022 grant are 50% ROIC and 50% EPS Growth with a payout adjustment for the relative TSR modifier. For the 2022 grant the ROIC achievement was above target, the EPS Growth achievement was at target and the TSR modifier was in the first quartile. As a result the 2022 grant was reported based on the weighted achievement result for ROIC at the maximum payout and EPS Growth at target with a +20% payout adjustment for the relative TSR modifier.

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EXECUTIVE COMPENSATION TABLES

OPTION EXERCISES AND STOCK VESTED DURING 2022

	Option Awards		Stock Awards (1)
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)(2)	Value Realized on Vesting ($)
STANKEY	0	0	510,986	10,796,207
DESROCHES	0	0	77,736	1,874,995
LEE	0	0	149,052	3,216,983
MCATEE	0	0	185,969	3,967,026
MCELFRESH	0	0	252,560	5,478,210

NOTE 1. Included in the above amounts are Restricted Stock Units that vested in 2022 but were not distributed. Restricted Stock Units vest at the earlier of the scheduled vesting date or upon the employee becoming retirement eligible. If the units vest because of retirement eligibility, they are not distributed until the scheduled vesting date. Restricted Stock Units granted in 2022 to the following NEOs vested at grant because of their retirement eligibility but will be distributed in prorated payments of 33-1/3% each year in 2023, 2024 and 2025: Mr. Stankey—139,925, Mr. Desroches—77,736, Ms. Lee—57,266, and Mr. McElfresh—103,648.

NOTE 2. The table above shows the Performance Shares and Restricted Stock Units that vested in 2022. The Performance Shares reported in the table reflect the application of the AT&T Adjustment Ratio because they vested on December 31, 2022, after the AT&T Adjustment Ratio was applied to outstanding equity awards. The Restricted Stock Units included in the above table (for retirement eligible NEOs) vested on January 27, 2022, prior to the application of the AT&T Adjustment Ratio. Because the RSUs are not distributable until the scheduled vesting date, the AT&T Adjustment Ratio was applied to the vested RSUs reported in the above table, which resulted in the receipt of additional RSUs as follows: Mr. Stankey–30,825; Mr. Desroches—17,125; Ms. Lee—12,616; and Mr. McElfresh—22,833.

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PENSION BENEFITS (ESTIMATED FOR DECEMBER 31, 2022)

Name	Plan Name	Number of Years Credited Service (#)	Present Value of Accumulated Benefits (1) ($)	Payments During Last Fiscal Year ($)
STANKEY	Pension Benefit Plan—Nonbargained Program	37	2,175,775	0
	SRIP	19	517,138	0
	SERP	34	33,133,191	0
DESROCHES	Pension Benefit Plan—WarnerMedia Component Part	9	273,291	0
	WarnerMedia Excess Pension Benefit Plan	9	173,131	0
LEE	Pension Benefit Plan—Nonbargained Program	25	1,709,375	0
	Pension Benefit Make Up Plan	9	64,747	0
	SERP	25	13,898,439	0
MCATEE	Pension Benefit Plan—MCB Program	10	148,923	0
	Pension Benefit Make Up Plan	10	1,206,141	0
MCELFRESH	Pension Benefit Plan—Mobility and Southeast Management Programs	27	377,666	0
	Pension Benefit Make Up Plan	27	466,520	0

NOTE 1. Pension benefits reflected in the above table were determined using the methodology and material assumptions set forth in the 2021 AT&T Annual Report to Stockholders in Note 15 to Consolidated Financial Statements, “Pension and Postretirement Benefits,” except that, as required by SEC regulations, the assumed retirement age is the specified normal retirement age in the plan unless the plan provides a younger age at which benefits may be received without a discount based on age, in which case the younger age is used. For the Nonbargained Program under the AT&T Pension Benefit Plan and the Pension Benefit Make Up Plan, the assumed retirement age is the date a participant is at least age 55 and meets the “modified rule of 75,” which requires certain combinations of age and service that total at least 75. For the Mobility Program, Southeast Management Program and

the Management Cash Balance Program under the AT&T Pension Benefit Plan, the assumed retirement age for the cash balance formula is age 65. For the WarnerMedia Component Part and WarnerMedia, LLC Excess Benefit Pension Plan, the assumed retirement age is the date a participant attains age 62. For the AT&T SRIP and its successor, the 2005 SERP, the assumed retirement age for active employees as of 12/31/2021 is the earlier of the date the participant (i) reaches age 60, (ii) attains 30 years of service (when an employee may retire without discounts for age), or (iii) has pension accruals frozen, though not earlier than the 12/31/2022 measurement date.

The SRIP/SERP benefits have been reduced for benefits available under the qualified plans and by a specified amount that approximates benefits available under other nonqualified plans included in the table.

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QUALIFIED PENSION PLAN

The AT&T Pension Benefit Plan (the “Plan”), a “qualified pension plan” under the Internal Revenue Code, provides ongoing pension accruals to most of our employees hired before 2015, including each NEO, except Mr. Desroches. Mr. Desroches has a frozen vested pension benefit under the Plan due to his pre-2010 employment at Time Warner, but he no longer earns additional pension benefits. The applicable benefit accrual formula depends on the subsidiaries that have employed the participant. Effective January 1, 2015, no new AT&T management employees are eligible for a pension (2016 for DirecTV). However, employees who are not entitled to participate in the pension plan, or whose pension benefits were frozen, receive an enhanced 401(k) benefit.

Nonbargained Program

Mr. Stankey and Ms. Lee are covered by the Nonbargained Program of the Plan, which is offered to most of our pre-2007 management employees. Participants in the Nonbargained Program receive the greater of the benefit determined under the CAM formula or the cash balance formula, each of which is described below.

CAM Formula

For each of the participating NEOs, the greater benefit comes from the CAM formula, which is reported in the Pension Benefits table. The CAM formula provides an annual benefit equal to 1.6% of the participant’s average pension-eligible compensation (generally, base pay, commissions, and annual bonuses, but not officer bonuses paid to individuals promoted to officer level before January 1, 2009) for the five years ended December 31, 1999, multiplied by the number of years of service through the end of the December 31, 1999, averaging period, plus 1.6% of the participant’s pension-eligible compensation for each year from January 1, 2000 through December 31, 2021, and 1% of participant’s pension-eligible compensation for each year thereafter. Employees who meet the “modified rule of 75” and are at least age 55 are eligible to retire without age or service discounts. The “modified rule of 75” establishes retirement eligibility when certain combinations of age and service total at least 75.

Cash Balance Formula

The cash balance formula was frozen, except for interest credits, on January 14, 2005. The cash balance formula provided an accrual equal to 5% of pension-eligible compensation plus monthly interest credits on the participant’s cash balance account. The interest rate is reset quarterly and is equal to the published average annual yield for the 30-year Treasury Bond as of the middle month of the preceding quarter.

The Nonbargained Program permits participants to take the benefit in various actuarially equivalent forms, including various forms of life annuities. For participants terminating on or after May 25, 2018, and receiving their benefit on or after June 1, 2018, this program permits participants to elect to take the benefit in a full lump sum calculated as the present value of the annuity.

Management Cash Balance Program

Mr. McAtee is covered by the MCB Program of the Plan, which is offered to our management employees hired on or after January 1, 2007 (January 1, 2006 for AT&T Mobility) and before January 1, 2015. After completing one year of service, participants in the MCB Program are entitled to receive a cash balance benefit equal to the monthly credit of an age graded basic credit formula ranging from 1.75% to 4% of the participant’s pension-eligible compensation and a 2% supplemental credit for eligible compensation in excess of Social Security Wage Base plus monthly interest credit at an effective annual rate of 4.5% to the participant’s cash balance account. This program permits participants to take the benefit in various actuarially equivalent forms, including an annuity or a lump sum.

Mobility and Southeast Management Program

Mr. McElfresh is covered by the Mobility Program, which is also part of the tax-qualified Plan. This program covers employees of AT&T Mobility that were hired prior to 2006. The Mobility Program is the qualified pension plan previously offered by AT&T Mobility that was merged into the AT&T Pension Benefit Plan. Participants in the Mobility Program are generally entitled to receive a cash balance benefit equal to the monthly basic benefit credits of 5% of the participant’s pension-eligible compensation (generally, base pay, commissions, and group incentive awards, but not individual awards) plus monthly interest credits on the participant’s cash balance account. The interest rate for cash balance credits is reset quarterly and is equal to the published average annual yield for the 30-year Treasury Bond as of the middle month of the preceding quarter. The

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plan permits participants to take the benefit in various actuarially equivalent forms, including an annuity or a lump sum calculated as the greater of the cash balance account balance, or the present value of the grandfathered pension benefit annuity.

In addition, Mr. McElfresh has a pension benefit under the Southeast Management Program, also part of the Plan. This benefit accrued during his prior employment period at BellSouth. Going forward, this cash balance account earns only interest credits. The interest crediting rate is reset each calendar-year and is equal to the published average annual yield for the

30-year Treasury Bond as of November of preceding year, but not less than the floor of 3.79%.

WarnerMedia Component Part

Mr. Desroches has a pension benefit under the WanerMedia Component of the Plan, which accrued during his employment at Time Warner. Benefit accruals under this Program were frozen December 31, 2013. After such date, the participant’s age and service continue to count only for purposes of determining early retirement factors and retirement eligibility.

NONQUALIFIED PENSION PLANS

To the extent the Internal Revenue Code places limits on the amounts that may be earned under a qualified pension plan, managers who are currently accruing pension benefits instead receive these amounts under the nonqualified Pension Benefit Make Up Plan but only for periods prior to the person becoming a participant in the SRIP/SERP, described below. The Pension Benefit Make Up Plan benefit is paid in the form of a 10-year annuity or in a lump sum if the present value of the annuity is less than $50,000.

Mr. Desroches has a frozen benefit under the nonqualified WarnerMedia Excess Pension Benefit Plan (which is provided by Warner Bros. Discovery). His benefit will be paid in the form of monthly payments over a ten-year period.

In addition, we offer our Executive Officers and other officers (who became officers prior to 2005) supplemental retirement benefits under the SRIP and, for those serving as officers between 2005-2008, its successor, the 2005 SERP, as additional retention tools. As a result of changes in the tax laws, beginning December 31, 2004, participants ceased accruing benefits under the SRIP, the original supplemental plan. After December 31, 2004, benefits are earned under the SERP. Participants make separate distribution elections (annuity or lump sum) for benefits earned and vested before 2005 (under the SRIP) and for benefits accrued during and after 2005 (under the SERP). Elections for the portion of the pension that accrued in and after 2005, however, must have been made when the officer first participated in the SERP, subject to certain exceptions not applicable to any Executive Officers. Vesting in the SERP requires five years of service (including four years of participation in the SERP). Each of the eligible NEOs is vested in the SERP. Regardless of the payment form, no benefits under the SERP are payable until six months after termination of employment. An officer’s benefits under these nonqualified pension plans are reduced by: (1) benefits due under qualified AT&T pension plans and (2) a specific amount that approximates the value of the officer’s benefit under other nonqualified pension plans, determined generally as of December 31, 2008. These supplemental benefits are neither funded by nor are a part of the qualified pension plan.

Mr. Stankey and Ms. Lee are eligible to receive SRIP/SERP benefits. Since January 1, 2009, no new officer has been permitted to participate in the SERP.

Calculation of Benefit

Under the SRIP/SERP, the target annual retirement benefit is stated as a percentage of a participant’s annual salary and annual incentive bonus averaged over a specified period described below. The percentage is increased by 0.715% for each year of actual service in excess of, or decreased by 1.43% (0.715% for mid-career hires) for each year of actual service below, 30 years of service. In the event the participant retires before reaching age 60, a discount of 0.5% for each month remaining until the participant attains age 60 is applied to reduce the amount payable under this plan, except for officers who have 30 years or more of service at the time of retirement. Of the current NEO SERP participants, only Ms. Lee has an age or service discount under this plan at this time, and her discount will not change due to age or service after December 31, 2022 because of the benefit freeze described below. These benefits are also reduced by any amounts participants receive under AT&T qualified pension plans and by a frozen, specific amount that approximates the amount they receive under our other nonqualified pension plans, calculated as if the benefits under these plans were paid in the form of an immediate annuity for life.

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The salary and bonus used to determine the SRIP/SERP benefit amount is the average of the participant’s salary and actual annual incentive bonuses earned during the 36-consecutive-month period that results in the highest average earnings that occurs during the 120 months preceding retirement. In some cases, the Committee may require the use of the target bonus, or a portion of the actual or target bonus, if it believes the actual bonus is not appropriate. Effective June 16, 2018 for Mr. Stankey, the annual earnings used in the SERP’s “highest average earnings” is fixed at $3.0 million.

The target annual retirement percentage for Mr. Stankey is 60% and 50% for Ms. Lee. Beginning in 2006, the target percentage was limited to 50% for all new participants (see note above on limiting new participants after 2008). If a benefit payment under the plan is delayed by the Company to comply with Federal law, the delayed amounts will earn interest at the rate the Company uses to accrue the present value of the liability, and the interest will be included in the appropriate column(s) in the “Pension Benefits” table.

Mr. Stankey’s Benefits

Mr. Stankey’s SERP benefits were modified in 2019. For purposes of calculating his SERP benefits, the Company froze his compensation and stopped accruing age and service credits as of December 31, 2019, at which time his benefit was determined as a lump sum amount, which thereafter earns interest. The discount rate for calculating the lump sum as well as the interest crediting rate is 3.7%.

Ms. Lee’s Benefit

Ms. Lee’s SERP benefit was similarly frozen December 31, 2022, when future compensation, age and service credits ceased. Her benefit was determined as a lump sum amount, which thereafter earns interest. The discount rate for calculating the lump sum as well as the interest crediting rate is 2.3%.

Forms of Payment

Annuity

Participants may receive benefits as an annuity payable for the greater of the life of the participant or ten years. If the participant dies within ten years after leaving the Company, then payments for the balance of the ten years will be paid to the participant’s beneficiary. Alternatively, the participant may elect to have the annuity payable for life with 100% or 50% payable upon his or her death to his or her beneficiary for the beneficiary’s life. The amounts paid under each alternative (and the lump sum alternative described below) are actuarially equivalent. As noted above, separate distribution elections are made for pre-2005 benefits and 2005 and later benefits.

Lump Sum

Participants may elect that upon retirement at age 55 or later to receive the actuarially determined net present value of the benefit as a lump sum, rather than in the form of an annuity. To determine the net present value, we use the discount rate used for determining the projected benefit obligation at December 31 of the second calendar year prior to the year of retirement. Participants may also elect to take all or part of the net present value over a fixed period of years elected by the participant, not to exceed 20 years, earning interest at the same discount rate. A participant is not permitted to receive more than 30% of the net present value of the benefit before the third anniversary of the termination of employment, unless he or she is at least 60 years old at termination, in which case the participant may receive 100% of the net present value of the benefit as early as six months after the termination of employment. Eligible participants electing to receive more than 30% of the net present value of the benefit within 36 months of their termination must enter into a written noncompetition agreement with us and agree to forfeit and repay the lump sum if they breach that agreement.

OTHER POST-RETIREMENT BENEFITS

The NEOs who retire after age 55 with at least five years of service (10 years of service for NEOs hired on or after October 1, 2015) or who are retirement eligible under the “modified rule of 75” continue to receive the benefits shown in the following table after retirement. Benefits that are available generally to managers are omitted from the table. All the NEOs except for Mr. McAtee are currently retirement eligible.

Financial counseling benefits will be made available to the Executive Officers for 36 months following retirement or, in the event of the Executive Officer’s death, to the surviving spouse for one year after death, whichever occurs first. We do not reimburse taxes on personal benefits for Executive Officers, other than certain non-deductible relocation costs, which along with the tax reimbursement, we make available to nearly all management employees. In addition, we also provide communications, broadband, video and related services and products; however, to the extent the service is provided by AT&T, it is typically provided at little or no incremental cost. These benefits are subject to amendment.

AT&T INC.	68	2023 PROXY

EXECUTIVE COMPENSATION TABLES

OTHER POST-RETIREMENT BENEFITS

Personal Benefit	Estimated Amount (valued at our incremental cost)

Financial counseling	Maximum of $14,000 per year for 36 months

Financial counseling provided in connection with retirement	Maximum of $20,000 total

Estate planning	Maximum of $10,000 per year for 36 months

Communication benefits	Average of $5,000 for annual programming

In the event of the officer’s death, the officer’s unvested Restricted Stock Units and Restricted Stock, if any, will vest, and outstanding Performance Shares will pay out at 100% of target. As a result, if an active NEO had died at the end of 2022, the amounts of Restricted Stock Units and/or Restricted Stock, as applicable, that would have been vested and distributed include: Mr. McAtee—$10,881,488 and Mr. McElfresh—$1,186,469. If an active NEO had died at the end of 2022, the amounts of Performance Shares that would have distributed are as follows: Mr. Stankey—$17,328,634; Mr. Desroches —$8,749,463; Ms. Lee—$6,214,333; Mr. McAtee—$7,915,141; and Mr. McElfresh—$11,958,454.

In addition, in the event of termination of employment due to disability, unvested Restricted Stock Units and Restricted Stock, if any, will also vest; however, Restricted Stock Units will not pay out until their scheduled vesting distribution times. End-of-year amounts for Messrs. McAtee and McElfresh and are shown above. Conversely, Performance Shares will not be accelerated in the event of a termination due to disability but will be paid without proration, based solely on the achievement of the pre-determined performance goals.

We pay recoverable premiums on split-dollar life insurance that provides a specified death benefit to beneficiaries of each NEO. The benefit is equal to one times salary during the officer’s employment, except for the CEO who receives two times salary. After retirement, for officers who first participated beginning in 1998, the death benefit remains one times salary until he or she reaches age 66; the benefit is then reduced by 10% each year until age 70, when the benefit becomes one-half of his or her final salary.

In addition to the foregoing, each of the active NEOs purchased optional additional split-dollar life insurance coverage equal to two times salary, which is subsidized by the Company. If the policies are not fully funded upon the retirement of the officer, we continue to pay our portion of the premiums until they are fully funded. The officer’s premium obligation ends at age 65.

2023 PROXY	69	AT&T INC.

EXECUTIVE COMPENSATION TABLES

NONQUALIFIED DEFERRED COMPENSATION

Name	Plan (1)	Executive Contributions in Last FY (2) ($)	Registrant Contributions in Last FY (2) ($)	Aggregate Earnings in Last FY (2)(3)(4) ($)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last FYE (2)(4) ($)

STANKEY	Stock Purchase and Deferral Plan	0	0	(31,465)	0	1,185,702

	Cash Deferral Plan	0	0	7,621	0	266,662

DESROCHES	Stock Purchase and Deferral Plan	375,000	141,150	(1,619)	0	514,531

	WarnerMedia Employee Supplemental Savings	0	0	(293,997)	0	4,804,517

LEE	Stock Purchase and Deferral Plan	45,000	30,360	(5,464)	68,274	196,908

MCATEE	Stock Purchase and Deferral Plan	3,135,975	595,760	(112,297)	2,266,741	3,702,115

MCELFRESH	Stock Purchase and Deferral Plan	684,000	170,160	(51,503)	126,448	2,400,589

	Cash Deferral Plan	0	0	14,018	0	490,509

NOTE 1. Amounts attributed to the Stock Purchase and Deferral Plan, Cash Deferral Plan or WM Supplemental Savings Plan also include amounts from their predecessor plans. No further contributions are permitted under the predecessor plans.

NOTE 2. Of the amounts reported in the contributions and earnings columns and also included in the aggregate balance column in the table above, the following amounts are reported as compensation for 2022 in the “Summary Compensation Table”: Mr. Stankey—$2,269, Mr. Desroches—$516,150, Ms. Lee—$75,360, Mr. McAtee—$985,760, and Mr. McElfresh—$374,335. Of the amounts reported in the aggregate balance column, the following aggregate amounts were previously reported in the “Summary Compensation Table” for 2021 and 2020, combined: Mr. Stankey—$6,058, Mr. Desroches—$14,700, Mr. McAtee—$2,745,975, and Mr. McElfresh—$1,422,225.

NOTE 3. Aggregate Earnings include interest, dividend equivalents, and stock price appreciation/depreciation. The “Change in Pension Value and Nonqualified Deferred Compensation Earnings” column of the “Summary Compensation Table” includes only the interest that exceeds the SEC market rate, as shown in Note 3 to the “Summary Compensation Table”.

NOTE 4. Amounts reported in the aggregate earnings and aggregate balance columns reflect the application of the AT&T Adjustment Ratio. Please see the AT&T Adjustment Ratio section in the Executive Summary on page 38.

AT&T INC.	70	2023 PROXY

EXECUTIVE COMPENSATION TABLES

STOCK PURCHASE AND DEFERRAL PLAN (SPDP)

Under the SPDP and its predecessor plan, mid-level managers and above may annually elect to defer up to 30% of their salary and annual bonus. Officers, including the eligible NEOs, may defer up to 95% of their short-term award, which is similar to, and paid in lieu of, the annual bonus paid to other management employees. In addition, the Committee may approve other contributions to the plan. Contributions are made through payroll deductions and are used to purchase AT&T deferred share units (each representing the right to receive a share of AT&T stock) at fair market value on a tax-deferred basis. Participants receive a 20% match in the form of additional deferred share units; however, with respect to short-term awards, officer level participants receive the 20% match only on the purchase of deferred share units that represent no more than their target awards. In addition, the Company provides “makeup” matching contributions in the form of additional deferred share units in order to generally offset the loss of match in the 401(k) plan caused by participation in the SPDP and the CDP, and to provide match on compensation that exceeds Federal compensation limits for 401(k) plans. The makeup match is an 80% match on contributions from the first 6% of salary and bonus (the same rate as used in the Company’s principal 401(k) plan), reduced by the amount of matching contributions the employee is eligible to receive (regardless of actual participation) in the Company’s 401(k) plan. (For certain managers hired after January 1, 2015, the 401(k) match and SPDP/CDP makeup match is 133-1/3% on contributions from the first 3% of salary and bonus and 100% for the next 3%.) Officer level employees do not receive a makeup match on the contribution of their short-term awards. Deferrals are distributed in AT&T stock at times elected by the participant.

CASH DEFERRAL PLAN (CDP)

Managers who defer at least 6% of salary in the SPDP may also defer up to 50% (25% in the case of mid-level managers) of salary into the CDP. Similarly, managers that defer 6% of bonuses in the SPDP may also defer bonuses in the CDP, subject to the same deferral limits as for salary; however, officer level managers may defer up to 95% of their short-term award into the CDP without a corresponding SPDP deferral. In addition, the Committee may approve other contributions to the plan. We pay interest at the Moody’s Long-Term Corporate Bond Yield Average for the preceding September (the Moody’s rate), a common index used by companies. Pursuant to the rules of the SEC, we include in the “Summary Compensation Table” under “Change in Pension Value and Nonqualified Deferred Compensation Earnings” any earnings on deferred compensation that exceed a rate determined in accordance with SEC rules. Deferrals are distributed at times elected by the participant. Similarly, under its predecessor plan, managers could defer salary and incentive compensation to be paid at times selected by the participant. No deferrals were permitted under the prior plan after 2004. Account balances in the prior plan are credited with interest at a rate determined annually by the Company, which will be no less than the prior September Moody’s rate.

WARNERMEDIA EMPLOYEE SUPPLEMENTAL SAVINGS PLAN (SSP)

Mr. Desroches is the only NEO with a balance in the SSP. This nonqualified restoration savings plan allowed U.S. salaried WarnerMedia employees who earned eligible cash compensation in excess of the IRS compensation limit for tax-qualified plans to make additional pre-tax deferrals to notional investment options that mirror most of the 401(k) funds: up to 50% contributions for compensation up to $500,000 and up to 90% for compensation above $500,000. The Company matched contributions up to the first 6% of deferred compensation between the compensation limit and $500,000, with no match for deferred compensation above $500,000. The matching rate was 133-1/3% on the first 3% of amounts deferred and 100% on the next 3% of deferrals, equating to a maximum 7% match up to $500,000 of compensation.

2023 PROXY	71	AT&T INC.

EXECUTIVE COMPENSATION TABLES

AT&T SEVERANCE POLICY

Under the AT&T Severance Policy, the Company will not provide severance benefits to an Executive Officer that exceed 2.99 times the officer’s annual base salary, plus target bonus, unless the excess payment receives prior stockholder approval or is ratified by stockholders at a regularly scheduled annual meeting within the following 15 months.

POTENTIAL PAYMENTS UPON CHANGE IN CONTROL

Change in Control

An acquisition in our industry can take a year or more to complete, and during that time it is critical that the Company have continuity of its leadership. If we are in the process of being acquired, our officers may have concerns about their employment with the new company. Our Change in Control Severance Plan offers benefits so that our officers may focus on the Company’s business without the distraction of searching for new employment. The Change in Control Severance Plan covers our officers, including the NEOs.

Description of Change in Control Severance Plan

The Change in Control Severance Plan provides an officer who is terminated or otherwise leaves our Company for “good reason” after a change in control a payment equal to 2.99 times the sum of the executive’s most recent salary and target annual bonus for the fiscal year in which the Change in Control occurs. The Company is not responsible for the payment of excise taxes (or taxes on such payments). In 2014, the Company eliminated health, life insurance and financial counseling benefits from the plan.

“Good reason” means, in general, assignment of duties inconsistent with the executive’s title or status; a substantial adverse change in the nature or status of the executive’s responsibilities; a reduction in pay; or failure to pay compensation or continue benefits. For the CEO, we eliminated a provision that defined “good reason” to include a good faith determination by the executive within 90 days of the change in control that he or she is not able to discharge his or her duties effectively.

Under the plan, a change in control occurs: (a) if anyone (other than one of our employee benefit plans) acquires more than 20% of AT&T’s common stock, (b) if within a two-year period, the Directors at the beginning of the period (together with any new Directors elected or nominated for election by a two-thirds majority of Directors then in office who were Directors at the beginning of the period or whose election or nomination for election was previously so approved) cease to constitute a majority of the Board, (c) upon consummation of a merger where AT&T Inc. is one of the merging entities and where persons other than the AT&T stockholders immediately before the merger hold more than 50% of the voting power of the surviving entity, or (d) upon our stockholders’ approval of a plan of complete liquidation of the Company or an agreement for the sale or disposition by the Company of all or substantially all the Company’s assets.

If a change in control and a subsequent termination of employment of the NEOs had occurred at the end of 2022 in accordance with the Change in Control Severance Plan, the following estimated severance payments would have been paid in a lump sum.

POTENTIAL CHANGE IN CONTROL SEVERANCE PAYMENTS AS OF DECEMBER 31, 2022

Name	Severance ($)

STANKEY	23,920,000

DESROCHES	11,960,000

LEE	6,279,000

MCATEE	10,913,500

MCELFRESH	8,970,000

None of the NEOs hold stock awards that would be subject to automatic vesting in connection with a change in control.

AT&T INC.	72	2023 PROXY

OTHER INFORMATION

AVAILABILITY OF CORPORATE GOVERNANCE DOCUMENTS

A copy of AT&T’s Annual Report to the SEC on Form 10-K for the year 2022 may be obtained without charge upon written request to AT&T Stockholder Services, 208 S. Akard, Room 1830, Dallas, Texas 75202. AT&T’s Corporate Governance Guidelines, Code of Ethics, and Committee Charters for the following committees may be viewed online at investors.att.com and are also available in print to anyone who requests them (contact AT&T Stockholder Services at the above address): Audit Committee, Human Resources Committee, Governance and Policy Committee, Corporate Development and Finance Committee and Executive Committee.

STOCKHOLDER PROPOSALS AND DIRECTOR NOMINEES

If a stockholder wishes to present a proposal (other than pursuant to Exchange Act Rule 14a-8) or nominate a person for election as a Director at the 2024 Annual Meeting of Stockholders (other than pursuant to the proxy access provisions of the Company’s Bylaws), such proposal or nomination must be received by the Senior Vice President – Deputy General Counsel and Secretary of AT&T at 208 S. Akard, Suite 2951, Dallas, Texas 75202 not less than 90 days nor more than 120 days before the anniversary of the prior Annual Meeting of Stockholders. Since the Annual Meeting of Stockholders will be held on May 18, 2023, written notice of any such proposal or nomination must be received by the Company no earlier than January 19, 2024, and no later than February 18, 2024. In addition, such proposal or nomination must meet certain other requirements and provide such additional information as provided in the advance notice provisions of the Company’s Bylaws. A copy of the Company’s Bylaws may be obtained without charge from the Senior Vice President – Deputy General Counsel and Secretary of AT&T. Special notice provisions apply under the Bylaws if the date of the Annual Meeting is more than 30 days before or 70 days after the anniversary date. In addition to satisfying the deadlines in the advance notice provisions of the Company’s Bylaws, a stockholder who intends to solicit proxies in support of nominees submitted under these advance notice provisions must provide the notice required under Exchange Act Rule 14a-19 to the Senior Vice President – Deputy General Counsel and Secretary of AT&T no later than March 19, 2024.

Stockholder proposals intended to be included in the proxy materials for the 2024 Annual Meeting pursuant to Exchange Act Rule 14a-8 must be received by December 5, 2023. Such proposals should be sent in writing by courier or certified mail to the Senior Vice President – Deputy General Counsel and Secretary of AT&T at 208 S. Akard Street, Suite 2951, Dallas, Texas 75202. Stockholder proposals that are sent to any other person or location or by any other means may not be received in a timely manner.

Nominations for a Director intended for inclusion in the Company’s proxy materials for the 2024 Annual Meeting must be made in accordance with the proxy access provisions of the Company’s Bylaws and such nomination must be received by the Senior Vice President – Deputy General Counsel and Secretary of AT&T at 208 S. Akard, Suite 2951, Dallas, Texas 75202 not less than 120 days nor more than 150 days before the anniversary of the date that the Company mailed its Proxy Statement for the prior year’s Annual Meeting of Stockholders. For the 2024 Annual Meeting, written notice of any such nomination must be received by the Company no earlier than November 5, 2023 and no later than December 5, 2023.

HOUSEHOLDING INFORMATION

No more than one annual report and Proxy Statement will be sent to multiple stockholders sharing an address unless AT&T has received contrary instructions from one or more of the stockholders at that address. Stockholders may request a separate copy of the most recent annual report and/or the Proxy Statement by writing the transfer agent at: Computershare Trust Company, N.A., P.O. Box 43078, Providence, RI 02940-3078, or by calling (800) 351-7221. Stockholders calling from outside the United States may call (781) 575-4729. Requests will be responded to promptly. Stockholders sharing an address who desire to receive multiple copies, or who wish to receive only a single copy, of the annual report and/or the Proxy Statement may write or call the transfer agent at the above address or phone numbers to request a change.

2023 PROXY	73	AT&T INC.

OTHER INFORMATION

DELINQUENT SECTION 16(a) REPORTS

AT&T’s Executive Officers and Directors are required under the Securities Exchange Act of 1934 to file reports of transactions and holdings in AT&T common stock with the SEC. Because of the complex nature of the forms, AT&T files the reports on behalf of the Executive Officers and Directors. Based solely on a review of the filed reports made during or with respect to the preceding year, AT&T believes that all Executive Officers and Directors were in compliance with the filing requirements applicable to such Executive Officers and Directors except as follows. Due to an administrative error, a report of a transfer of shares to a donor advised fund by Mr. McAtee was filed late.

COST OF PROXY SOLICITATION

The cost of soliciting proxies will be borne by AT&T. Officers, agents and employees of AT&T and its subsidiaries and other solicitors retained by AT&T may, by letter, by telephone or in person, make additional requests for the return of proxies and may receive proxies on behalf of AT&T. Brokers, nominees, fiduciaries and other custodians will be requested to forward soliciting material to the beneficial owners of shares and will be reimbursed for their expenses. AT&T has retained D. F. King & Co., Inc. to aid in the solicitation of proxies at a fee of $24,500, plus expenses.

CEO PAY RATIO

We determined the pay ratio by dividing the total 2022 compensation of the CEO as disclosed in the Summary Compensation Table by the total 2022 compensation of the median employee, using the same components of compensation and valuation methodology as used in the Summary Compensation Table for the CEO.

The total compensation of our median employee is $104,509. The final pay ratio calculation is 219:1.

	Determination of CEO Pay Ratio

Step 1	Total compensation of the CEO[1]	$22,915,526

Step 2	Total compensation of the median employee[2]	$ 104,509

Step 3	Divide compensation of the CEO by the median employee	219.0

Result	CEO pay ratio	219:1

[1]	Includes the value of Mr. Stankey’s health benefits.
[2]	Includes the cost of group health and welfare benefits.

Our median employee for 2022 was determined using the compensation of employees who were actively employed on October 1, 2022. The measurement date was changed back to October 1, 2022, consistent with our historical reporting. Last year, the measurement date was changed to November 15, 2021 to exclude the Vrio employees who left the business on November 14, 2021. We used cash compensation for the first 3 quarters of the year to determine the median employee.

	Determination of Number of Employees for Selection of Median Employee Using the Measurement Date of October 1, 2022

Step 1	Identify all active employees globally excluding the CEO	166,474

Step 2	Exclude all non-US based employees except those in the 2 foreign counties with our largest employee populations	(6,366)

Result	Employees used to determine the median employee	160,108

AT&T INC.	74	2023 PROXY

OTHER INFORMATION

DETERMINATION OF NUMBER OF GLOBAL EMPLOYEES USING THE MEASUREMENT DATE OF OCTOBER 1, 2022
Step 1	Identify all active US-based employees						139,422

Step 2	Identify all active non-US based employees in foreign countries with our largest employee populations:						20,686
	Mexico	18,239	Slovakia	2,447

Step 3	Identify all active non-US based employees in the other 53 foreign countries:						6,366

	Argentina	121	Australia	93	Austria	6

	Belgium	67	Brazil	184	Bulgaria	1

	Canada	160	Chile	17	China	41

	Colombia	9	Costa Rica	17	Czech Republic	1,050

	Denmark	18	El Salvador	1	Finland	2

	France	89	Germany	128	Greece	2

	Guatemala	2	Hong Kong	123	India	2,325

	Indonesia	2	Iraq	1	Ireland	38

	Israel	427	Italy	32	Japan	82

	Malaysia	167	Netherlands	103	New Zealand	8

	Norway	2	Pakistan	1	Panama	3

	Peru	1	Philippines	13	Poland	202

	Portugal	2	Romania	1	Russian Fed.	2

	Singapore	145	Slovenia	1	South Africa	4

	South Korea	19	Spain	57	Sweden	12

	Switzerland	10	Taiwan	17	Thailand	5

	Turkey	3	United Kingdom	541	Uruguay	3

	Utd. Arab Emir.	4	Venezuela	2

Result	Total number of active global employees excluding the CEO						166,474

2023 PROXY	75	AT&T INC.

OTHER INFORMATION

PAY VERSUS PERFORMANCE
In this section, we are including the required disclosure for pay versus performance as defined by the Securities and Exchange Commission for our principal executive officer(s) (PEO(s)) and
Non-PEO
NEOs and Company performance for the fiscal years listed below.

Pay Versus Performance
Year 1	Summary Compensation Table Total for John Stankey CEO	Summary Compensation Table Total for Randall Stephenson CEO	Comp Actually Paid to John Stankey CEO 2	Comp Actually Paid to Randall Stephenson CEO 2	Average Summary Compensation Table Total for Non-CEO NEOs	Average Comp Actually Paid to Non-CEO NEOs 2	Value of Initial Fixed $100 Investment Based On: 3		Net Income (Loss) $M	Standalone AT&T Adjusted Operating Income $M 4
							AT&T TSR	S&P 500 CSI

2022	$22,915,526	0	$22,639,051	0	$11,526,718	$11,778,472	$76	$90	($7,055)	$22,983

2021	$24,820,879	0	$20,049,462	0	$10,436,274	$8,389,994	$72	$150	$21,479	$22,235

2020	$21,020,917	$29,154,628	$18,284,324	$10,301,382	$23,872,620	$20,383,326	$79	$124	($3,821)	$22,463
Note 1.
John Stankey succeeded Randall Stephenson as CEO on July 1, 2020. The remaining NEOs for each year are presented as follows:

•	2022: Pascal Desroches, Lori Lee, David McAtee, and Jeff McElfresh

•	2021: Pascal Desroches, Lori Lee, David McAtee, Jeff McElfresh, John Stephens, and Randall Stephenson

•	2020: John Stephens, Jason Kilar, David McAtee, and Jeff McElfresh
Note 2.
Compensation Actually Paid (CAP) is the Summary Compensation Table (SCT) total value for the period shown with adjustments for equity awards and pension. CAP reflects equity awards based on the mark-to-market
valuation under Accounting Standards Codification Topic 718:
Compensation – Stock Compensation
for each period in the above table. Pension values for CAP reflect the pension service cost as used in the financial statements for each period shown in the above table.
Note 3.
The company must calculate TSR with a base investment of $100 in a manner consistent with the SEC stock performance graph disclosure requirements over the cumulative period covered in the disclosure (i.e., for 2020 the table represents the TSR over 2020, the TSR for 2021 represents the cumulative TSR over 2020 and 2021, etc.). T he peer group used for comparison is the S&P 500 Communication Services Index (CSI).
Note 4.
Standalone AT&T results reflect the historical operating results of the company presented as continuing operations, and exclude U.S. Video and other dispositions included in Corporate and Other that did not meet the criteria for discontinued operations. Standalone AT&T results are presented to provide 2020 and 2021 full-year results that are comparable to 2022 continuing operations financial data. Standalone AT&T Adjusted Operating Income differs from Adjusted Operating Income presented in our quarterly earnings material, and is calculated by adjusting AT&T’s Operating Income (Loss) from Continuin
g Opera
tions for the following items: (1) transaction, impairment and depreciation and amortization costs associated with merger, acquisition and disposition activity for transactions when enterprise value exceeds $2.0 billion; (2) costs related to changes in accounting principles, changes in tax laws, natural disasters, impairments and abandonments of goodwill, other intangibles and fixed assets and, for 2022 and 2021, gains and losses related to asset dispositions and mark-to-market
activity, in each case, in
excess of $500
million;
and (3) in 2022, severance charges in excess of $200 million. Standalone AT&T Adjusted Operating Income also removes the results from U.S. Video operations and other dispositions that did not meet the criteria for discontinued operations, which impacts 2021 and 2020.

AT&T INC.	76	2023 PROXY

OTHER INFORMATION

Compensation Actually Paid (CAP) calculations are as follows:

CEO SCT Total to CAP Reconciliation
Year	CEO	Summary Compensation Table Total	Deductions from SCT Total for Equity Awards	Deductions from SCT Total for Pension Benefits	Additions to SCT Total for Equity Awards 1	Additions to SCT Total for Pension Service Costs 1,2	CAP

2022	John Stankey	$22,915,526	($13,499,988)	($1,262,050)	$14,483,348	$2,215	$22,639,051

2021	John Stankey	$24,820,879	($13,420,341)	($1,464,778)	$10,175,332	($61,630)	$20,049,462

2020	John Stankey	$21,020,917	($13,499,999)	($1,409,983)	$6,458,391	$5,714,998	$18,284,324

2020	Randall Stephenson	$29,154,628	($20,999,989)	($3,712,667)	$5,850,720	$8,690	$10,301,382
Note 1.
The following table shows each of the amounts added or deducted to arrive at the Additions to SCT Total for both
Equity Awards and Pension Costs:

		Equity					Pension
Year	CEO	Year End Fair Value of Equity Awards Granted in the Year	Year over Year Change in Fair Value of Outstanding Unvested Equity Awards Granted in Prior Years	Year over Year Change in Fair Value of Equity Awards Granted in Prior Years that Vested in the Year	Value of Dividends or other Earnings Paid on Equity Awards not Otherwise Reflected in Fair Value or Total Compensation	Total Equity Award Adjustments	Service Cost	Prior Service Cost	Total Service Cost

2022	John Stankey	$14,460,141	($1,970,986)	($94,496)	$2,088,689	$14,483,348	$2,215	$0	$2,215

2021	John Stankey	$10,666,429	($2,891,334)	$46,866	$2,353,371	$10,175,332	($61,630)	$0	($61,630)

2020	John Stankey	$10,272,112	($5,491,861)	($133,820)	$1,811,960	$6,458,391	$153,016	$5,561,982	$5,714,998

2020	Randall Stephenson	$14,925,534	($12,374,055)	($333,055)	$3,632,296	$5,850,720	$9,186	($496)	$8,690
Note 2.
The Supplemental Employee Retirement Plan (SERP) was amended in 2020 to freeze Mr. Stankey’s benefit accruals effective 12/31/2019 and convert it to a cash balance account earning annual interest at 3.7% (as disclosed in prior years’ CD&As). This amendment resulted in a one-time
Prior Service Cost to account for the change in pension liability. For 2020, the total Pension Cost shown above includes the annual Service Cost (for annual benefit accrual) and this additional Prior Service Cost.
Mr. Stankey’s 2021 and 2022 Pension Costs do not include any Prior Service Cost since there were no applicable plan amendments. In 2021, his qualified management pension increased more than the SERP benefit; it is used as an offset to the gross SERP formula, resulting in a net negative Service Cost for all pension benefits. In 2022, the management pension increased by approximately the same amount that the SERP benefit decreased, resulting in a small positive net Service Cost.
Mr. Stephenson’s 2020 Pension Cost does not include any Prior Service Cost since his SERP benefit was frozen effective 12/31/2012 and the amendment was accounted for in 2013. His management pension increased somewhat more than the amount the SERP benefit decreased during 2020, resulting in a modest positive net Service Cost.

2023 PROXY	7 7	AT&T INC.

OTHER INFORMATION

Average Non-CEO NEO’s SCT Total to CAP Reconciliation
Year	Summary Compensation Table Total	Deductions from SCT Total for Equity Awards	Deductions from SCT Total for Pension Benefits	Additions to SCT Total for Equity Award 1	Additions to SCT Total for Pension Costs 1	CAP

2022	$11,526,718	($7,468,746)	($528,796)	$8,061,729	$187,567	$11,778,472

2021	$10,436,274	($3,979,166)	($785,922)	$2,425,303	$293,505	$8,389,994

2020	$23,872,620	($20,033,746)	($416,313)	$16,309,731	$651,034	$20,383,326
Note 1.
The following table shows each of the
Non-CEO
NEOs’ average amounts added or deducted to arrive at the Additions to SCT Total for both
Equity Awards and Pension Costs:

	Equity					Pension
Year	Year End Fair Value of Equity Awards Granted in the Year	Year over Year Change in Fair Value of Outstanding Unvested Equity Awards Granted in Prior Years	Year over Year Change in Fair Value of Equity Awards Granted in Prior Years that Vested in the Year	Value of Dividends or other Earnings Paid on Equity Awards not Otherwise Reflected in Fair Value or Total Compensation	Total Equity Award Adjustments	Service Cost	Prior Service Cost	Total Service Cost

2022	$7,999,956	($915,829)	($36,855)	$1,014,457	$8,061,729	$187,567	$0	$187,567

2021	$3,143,956	($2,211,131)	$35,672	$1,456,806	$2,425,303	$126,293	$167,212	$293,505

2020	$17,924,311	($2,976,400)	($54,002)	$1,415,822	$16,309,731	$175,405	$475,629	$651,034
In addition to the tabular disclosure, th
e fo
llowing is an unranked list of the most important performance measures that link CAP to Company performance.

Most Important Performance Measures

Long-Term Measures (pages 53-54)	Earnings Per Share
Return on Invested Capital
Total Shareholder Return

Short-Term Measures (pages 45-46)	Free Cash Flow
Adjusted Operating Income
Pay versus Performance CAP Comparisons
Each of the following graphs sho
ws the
relationship between CAP and the required performance measures in the tabular disclosure: (i) AT&T TSR and Peer Group TSR (Valu
e
of Initia
l Fix
ed $100 Investment), (ii) Net Incom
e,
and (iii) Sta
ndal
one AT&T Adjusted Operating Income (Company Selected Measure). AT&T’s compensation p rogra
m is designed to drive long-term sustained performance aligned with stockholder interests and does so through the use of short-term and long-
term i
ncentive awards (as described in our CD&A). In 2022, 89% of the CEO and other NEOs’ target compensation opportunity was delivered via at-risk
pay.

AT&T INC.	78	2023 PROXY

O THER INFORMATION

2023 PROXY	7 9	AT&T INC.

ANNEX A

Discussion and Reconciliation of Non-GAAP Measures

We believe the following measures are relevant and useful information to investors as they are part of AT&T’s internal management reporting and planning processes and are important metrics that management uses to evaluate the operating performance of AT&T and its segments. Management also uses these measures as a method of comparing performance with that of many of our competitors. These measures should be considered in addition to, but not as a substitute for, other measures of financial performance reported in accordance with U.S. generally accepted accounting principles (GAAP).

Free Cash Flow

Free cash flow is defined as cash from operations and cash distributions from DIRECTV (classified as investing activities) minus capital expenditures and cash paid for vendor financing (classified as financing activities). We believe this metric provides useful information to our investors because management views free cash flow as an important indicator of how much cash is generated by routine business operations, including capital expenditures and vendor financing, and from our continued economic interest in the U.S. video operations as part of our DIRECTV equity method investment, and makes decisions based on it. Management also views free cash flow as a measure of cash available to pay debt and return cash to shareowners.

Free Cash Flow
Dollars in millions	Year Ended 2022

Net cash provided by operating activities from continuing operations	$35,812

Distributions from DIRECTV classified as investing activities	2,649

Less: Capital expenditures	(19,626)

Less: Cash paid for vendor financing	(4,697)

Free Cash Flow	14,138

Cash Paid for Capital Investment

In connection with capital improvements, we negotiate with some of our vendors to obtain favorable payment terms of 120 days or more, referred to as vendor financing, which are excluded from capital expenditures and reported in accordance with GAAP as financing activities. We present an additional view of cash paid for capital investment to provide investors with a comprehensive view of cash used to invest in our networks, product developments and support systems.

Cash Paid for Capital Investment
Dollars in millions	Year Ended 2022

Capital expenditures	$(19,626)

Cash paid for vendor financing	(4,697)

Capital Investment	$(24,323)

2023 PROXY	A-1	AT&T INC.

ANNEX A

Net Debt

Net debt is a non-GAAP measure frequently used by investors and credit rating agencies and is calculated as total debt less cash and cash equivalents.

Net Debt
Dollars in millions

Total debt at December 31, 2021	$175,631

Cash and cash equivalents	(19,223)

Net debt at December 31, 2021	156,408

Total debt at December 31, 2022	135,890

Cash and cash equivalents	(3,701)

Net debt at December 31, 2022	132,189

Decrease in Net Debt in 2022	$24,219

Cautionary Language Concerning Forward-Looking Statements

Information set forth in this proxy statement contains financial estimates and other forward-looking statements that are subject to risks and uncertainties, and actual results might differ materially. A discussion of factors that may affect future results is contained in AT&T’s filings with the Securities and Exchange Commission. The forward-looking statements included in this proxy statement are made only as of the date of this proxy statement. AT&T disclaims any obligation to update and revise the forward-looking statements contained in this proxy statement based on new information or otherwise.

AT&T INC.	A-2	2023 PROXY

RECOGNITION:

• 3BL Media 100 Best Corporate Citizens; 2011-2022

• Bloomberg Gender Equality Index; 2018-2023

• CDP Climate Change A List; 2022; Leadership Level (A-); 2016-2021

• CPA-Zicklin Index of Corporate Political Disclosure and Accountability Trendsetter; 2019-2022

• Disability:IN 100% Disability Equality Index; 2021, 2022

• DiversityInc Top 50 Companies for Diversity; 2001, 2007-2019, 2021; Top Companies for ESG; 2020, 2021; Hall of Fame; 2020-2022

• Dow Jones Sustainability Index North America 2010-2013, 2017-2022

• Ethisphere World’s Most Ethical Companies; 2020-2022

• Hispanic Association on Corporate Responsibility Corporate Inclusion Index; 2009-2022

• Human Rights Campaign Corporate Equality Index; 2004-2022

• JUST Capital America’s Most JUST Companies (JUST 100); 2018-2023

• Military Friendly 2022 Military Friendly Employer, 2022 Military Spouse Friendly Employers, 2022 Military Supplier Diversity Friendly, 2022 Military Friendly Brand

• Military.com; Top 5 employers with the Best Veteran Recruiting & Training programs; 2022

• Newsweek America’s Most Responsible Companies; 2020-2023

YOUR VOTE IS IMPORTANT Votes submitted electronically must be received before the polls close on May 18, 2023.

2023 ANNUAL MEETING – PROXY CARD
Attend the virtual meeting on May 18, 2023 at 3:30 p.m. Central time, at www.meetnow.global/ATT2023.

i IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. i

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ALL THE NOMINEES LISTED:

1. Election of Directors:	For	Against	Abstain		For	Against	Abstain		For	Against	Abstain
01 - Scott T. Ford	☐	☐	☐	02 - Glenn H. Hutchins	☐	☐	☐	03 - William E. Kennard	☐	☐	☐
04 - Stephen J. Luczo	☐	☐	☐	05 - Michael B. McCallister	☐	☐	☐	06 - Beth E. Mooney	☐	☐	☐
07 - Matthew K. Rose	☐	☐	☐	08 - John T. Stankey	☐	☐	☐	09 - Cynthia B. Taylor	☐	☐	☐
10 - Luis A. Ubiñas	☐	☐	☐

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSALS 2 AND 3 AND EVERY 1 YR ON PROPOSAL 4:

		For	Against	Abstain		For	Against	Abstain
2. Ratification of the appointment of independent auditors		☐	☐	☐	3. Advisory approval of executive compensation	☐	☐	☐

	3 Yrs	2 Yrs	1 Yr	Abstain
4. Advisory approval of frequency of vote on executive compensation	☐	☐	☐	☐

THE BOARD OF DIRECTORS RECOMMENDS A VOTE AGAINST PROPOSALS 5 AND 6:

		For	Against	Abstain		For	Against	Abstain
5. Independent board chairman		☐	☐	☐	6. Racial equity audit	☐	☐	☐

1 U P X

03RB0C

i IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. i

PROXY SOLICITED BY BOARD OF DIRECTORS FOR ANNUAL MEETING – MAY 18, 2023

The undersigned hereby appoints William E. Kennard, John T. Stankey and Pascal Desroches, and each of them, proxies, with full power of substitution, to vote all common shares of the undersigned in AT&T Inc. at the Annual Meeting of Stockholders to be held virtually on May 18, 2023, and at any adjournment thereof, upon all subjects that may properly come before the meeting, including the matters described in the proxy statement furnished herewith, in accordance with the directions indicated on the reverse side of this card or provided through the telephone or Internet proxy procedures, and at the discretion of the proxies on any other matters that may properly come before the meeting.

If specific voting directions are not given with respect to the matters to be acted upon and the signed card is returned, it will be treated as an instruction to vote such shares in accordance with the Directors’ recommendations on the matters listed on the reverse side of this card and at the discretion of the proxies on any other matters that may properly come before the meeting.

The Board of Directors recommends a vote FOR all nominees, FOR Items 2-3 and every 1 YR on Item 4, and AGAINST the stockholder proposals (Items 5-6) listed on the reverse side of this card (each of which is described in the proxy statement). The Board of Directors knows of no other matters that are to be presented at the meeting.

Please sign below and return promptly in the enclosed envelope or, if you choose, you can submit your proxy by telephone, through the Internet or mail it to Computershare, PO Box 43115, Providence RI 02940-5106. This proxy card, when signed and returned, or your telephone or Internet proxy, will also constitute voting instructions to the (a) plan administrator for shares held on your behalf pursuant to The DirectSERVICE Investment Program (dividend reinvestment plan) and (b) plan administrator or trustee for shares held on your behalf under any of the following employee benefit plans: the AT&T Retirement Savings Plan; the AT&T Savings and Security Plan; the AT&T Puerto Rico Retirement Savings Plan; and the BellSouth Savings and Security Plan. Shares in the employee benefit plans, for which voting instructions are not received (uninstructed shares) will not be voted, subject to the trustee’s fiduciary obligations. To allow sufficient time for voting by the trustees and/or administrators of the plans, your voting instructions must be received by May 15, 2023.

NON-VOTING ITEMS

Change of Address – Please print new address below.

AUTHORIZED SIGNATURES – THIS SECTION MUST BE COMPLETED FOR YOUR VOTE TO COUNT; PLEASE DATE AND SIGN BELOW.

Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title.

Date (mm/dd/yyyy) - Please print date below.	Signature 1 - Please keep signature within the box.	Signature 2 - Please keep signature within the box.
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